As Filed with the Securities and Exchange Commission on March 26, 2021
Registration No. 333-252987

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Real Estate Investment Trust of New Jersey, Inc.
(Exact Name of Registrant as specified in its charter)
New Jersey	6798	22-1697095
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification)
505 Main Street
Hackensack, New Jersey 07601
Telephone: (201) 488-6400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert S. Hekemian, Jr.
President and Chief Executive Officer
First Real Estate Investment Trust of New Jersey, Inc.
505 Main Street
Hackensack, New Jersey 07601
Telephone: (201) 488-6400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John A. Aiello, Esq.
Philip D. Forlenza, Esq.
Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road, Suite 300
Middletown, New Jersey 07748
Telephone: (732) 741-3900
Facsimile: (732) 224-6599

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and consummation of the Reincorporation described herein.
If the only securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ Registration No.
If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ Registration No.
Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large Accelerated Filer   ☐ Accelerated Filer   ☐ Non-Accelerated Filer   ☒Smaller Reporting Company   ☒
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐
CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT OF SECURITIES TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE(2)
Common Stock, $.01 par value	6,860,048.00	$18.00	$123,480,864.00	$13,471.76

(1)
Based upon 6,860,048 shares of beneficial interest of First Real Estate Investment Trust of New Jersey outstanding as of February 8, 2021).

(2)
Calculated pursuant to Rule 457(f)(1) based on the average high and low prices of the shares of beneficial interest of First Real Estate Investment Trust of New Jersey as reported on the OTC Bulletin Board within the last five business days. $13,465.09 of this fee was previously paid.

The Registrant hereby amends this registration statement on any date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on whatever date the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy or sell these securities in any jurisdiction in which the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 26, 2021
First Real Estate Investment Trust of New Jersey
505 Main Street
Hackensack, New Jersey 07601
 March 26, 2021
Dear shareholder:
You are cordially invited to attend the annual meeting of the holders of shares of beneficial interest without par value of First Real Estate Investment Trust of New Jersey (“FREIT”) to be held on May 6, 2021, at 10:30 a.m. The annual meeting will be held exclusively online via a live interactive webcast on the internet at www.meetingcenter.io227111627. You will be able to listen to the annual meeting live, submit questions during the meeting and vote online. We elected to use a virtual meeting given the current public health implications of the COVID-19 pandemic and our desire to promote the health and welfare of our shareholders. At the annual meeting, FREIT will be seeking your approval of:
1.
the reincorporation of FREIT as a Maryland corporation by the merger of FREIT into a newly formed wholly owned subsidiary incorporated in Maryland (the “Reincorporation”);

2.
the election of three trustees of FREIT for terms of three years each, or until their successors have been elected and qualify;

3.
the ratification of the appointment by the Audit Committee of EisnerAmper LLP as the independent registered public accountants of FREIT to audit and report upon FREIT’s consolidated financial statements for the fiscal year ending October 31, 2021; and

4.
the adjournment of the annual meeting, if necessary, to solicit additional votes to approve the Reincorporation.

Only holders of record of the shares of beneficial interest without par value of the Trust (“Shares”) at the close of business on March 24, 2021, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting.
In January 2020, we entered into a Purchase and Sale Agreement with Sinatra Properties, LLC (the “Purchaser”) which, as amended, provided for the sale (the “Sale”) of 100% of our interests in six real properties to the Purchaser. At our special meeting in lieu of annual meeting of shareholders held in April 2020, our shareholders approved the Purchase and Sale Agreement (the “Sale Agreement”) and the adoption of a Plan of Voluntary Liquidation (the “Plan of Liquidation”) which provided for the winding-up and complete liquidation of our business, subject to the closing of the Sale.
In April 2020, we terminated the Sale Agreement due to a breach of the agreement by the Purchaser. The Plan of Liquidation was to become effective upon the completion of the Sale. As a result of the termination of the Sale Agreement, the Plan of Liquidation will not become effective.
We are currently in litigation with the Purchaser and are seeking damages as a result of the Purchaser’s breach of the Sale Agreement. Our Board of Trustee’s continues to evaluate strategic alternatives to enhance shareholder value and believes that converting FREIT from a New Jersey real estate investment trust to a Maryland corporation will provide us with greater certainty in evaluating the legal implications of potential strategies and transactions due to the more comprehensive body of law pertaining to real estate investment trusts that exists in Maryland as compared to New Jersey.
The Board of Trustees has carefully reviewed and considered the Reincorporation and concluded that the Reincorporation, the election of the three trustees named in the accompanying proxy statement/prospectus, the ratification of the appointment by the Audit Committee of EisnerAmper LLP as the independent registered public accountants of FREIT and the adjournment of the annual meeting, if necessary, are in the best interests of FREIT and its shareholders. The Board of Trustees has unanimously approved these proposals and recommends that you vote FOR each of the proposals set forth in the accompanying proxy statement/prospectus.
Your vote is very important.   Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card, or submit your proxy by telephone or the Internet, as soon as possible. If you hold your Shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction card.
You are also encouraged to review carefully the enclosed proxy statement/prospectus, as it contains important information.
On behalf of the Board of Trustees of FREIT, we appreciate your continued support.
Sincerely,
Ronald J. Artinian
Chairman of the Board of Trustees
Robert S. Hekemian, Jr.
Chief Executive Officer, President and Trustee
Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the transactions described in this proxy statement/prospectus, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated March 26, 2021, and is first being mailed to shareholders on or about April   , 2021.

First Real Estate Investment Trust of New Jersey
505 Main Street
Hackensack, New Jersey 07601
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 6, 2021.
To the holders of shares of beneficial interest without par value of First Real Estate Investment Trust of New Jersey:
The annual meeting of the shareholders of First Real Estate Investment Trust of New Jersey, a New Jersey real estate investment trust (“FREIT”), will be held on May 6, 2021. The annual meeting will be held by means of a live interactive webcast on the internet at www.meetingcenter.io227111627. You will be able to listen to the special meeting live, submit questions during the meeting and vote online. The annual meeting will begin promptly at 10:30 a.m., Eastern Time. Online check-in will begin at 10:15 a.m, Eastern Time. You will need the control number found on your proxy card or voting instruction form in order to vote at the annual meeting. The annual meeting is being held for the following purposes:
1.
to consider and vote upon a proposal to approve the reincorporation of FREIT as a Maryland corporation by the merger of FREIT into a newly formed wholly owned subsidiary incorporated in Maryland (the “Reincorporation”), which proposal is referred to herein as the “Reincorporation Proposal”;

2.
to consider and vote upon a proposal to elect three trustees of FREIT for terms of three years each, or until their successors have been elected and qualify, which proposal is referred to herein as the “Trustee Election Proposal”;

3.
to consider and vote upon a proposal to ratify the appointment by the Audit Committee of EisnerAmper LLP as the independent registered public accountants of FREIT to audit and report upon FREIT’s consolidated financial statements for the fiscal year ending October 31, 2021, which proposal is referred to herein as the “Auditor Appointment Proposal”; and

4.
to consider and vote upon a proposal to approve the adjournment of the annual meeting, if necessary, to solicit additional votes to approve the Reincorporation Proposal, which proposal is referred to herein as the “Adjournment Proposal.”

The accompanying proxy statement/prospectus and the proxy card are being furnished to holders of the shares of beneficial interest without par value of FREIT (the “Shares”) in connection with the solicitation of proxies by the Board of Trustees for use at the annual meeting.
The Board of Trustees has unanimously approved and declared the Reincorporation Proposal, the election of the three trustees named in the accompanying proxy statement/prospectus, the ratification of the appointment by the Audit Committee of EisnerAmper LLP as the independent registered public accountants of FREIT and the adjournment of the annual meeting, if necessary, and recommends that you vote FOR the Reincorporation Proposal, FOR the election of each of the nominees for trustee pursuant to the Trustee Election Proposal, FOR the Auditor Appointment Proposal and FOR the Adjournment Proposal. These proposals are described in more detail in the accompanying proxy statement/prospectus, which we urge you to read in its entirety before voting on the proposals.
Only holders of record of Shares at the close of business on March 24, 2021, are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Approval of each of the Reincorporation Proposal and the Auditor Appointment Proposal requires the affirmative vote of a majority of the votes cast at the annual meeting assuming a quorum is present. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the annual meeting, whether or not a quorum is present. A plurality of the votes cast at the annual meeting by the holders of Shares present in person or represented by proxy and entitled to vote is required to elect each of the nominees for trustee. Each outstanding Share entitles the shareholder thereof to one vote.
Your vote is very important.   To ensure your representation at the annual meeting and the presence of a quorum at the annual meeting, whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it to FREIT without delay in the postage-paid envelope enclosed for your convenience or submit your proxy by telephone or the Internet as provided on the proxy card. If a quorum is not reached, our proxy solicitation costs are likely to increase. Should you receive more than one proxy card because your Shares are registered in different names and/or addresses, each proxy card should be signed, dated and returned to ensure that all of your Shares will be voted. If you are present at the annual meeting or any adjournments or postponements of the annual meeting, you may revoke your proxy and vote personally on the matters properly brought before the annual meeting. Your Shares will be voted at the annual meeting in accordance with your proxy.
By Order of the Board of Trustees,
Hackensack, New Jersey	John A. Aiello Secretary
March 26, 2021
IMPORTANT:   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY (1) TELEPHONE, (2) INTERNET OR (3) COMPLETING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.
Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the transactions described in this proxy statement/prospectus, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

i

SUMMARY
The following summary highlights certain material information contained in this proxy statement/prospectus. This summary may not contain all of the information that may be important for you to consider when evaluating the Reincorporation Proposal, and the other matters being considered at the annual meeting. In this section and elsewhere in this proxy statement/prospectus, references to “you” refer to the holders of Shares to whom the notice of annual meeting and this proxy statement/prospectus are addressed, and references to “we,” “us” or “our” refer to FREIT. We refer to the Board of Trustees of FREIT as the “Board”. We encourage you to read carefully this entire proxy statement/prospectus, including the attached appendices. We have included in this summary cross-references to direct you to a more complete description of the topics described.
FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
First Real Estate Investment Trust of New Jersey (the “Trust”) is a New Jersey real estate investment trust organized in New Jersey in 1961 with principal offices located at 505 Main Street, Hackensack, New Jersey 07601 (telephone (201) 488-6400). Historically, FREIT has acquired, developed, constructed and held real estate investment properties for investment and not for resale.
THE REINCORPORATION
Our Board has approved the proposal to reincorporate FREIT as a Maryland corporation and, for the reasons discussed below, believes that changing the Company’s state of organization to Maryland and its form of organization to a Maryland corporation is in the best interests of FREIT and its shareholders. If approved by shareholders, the reincorporation (the “Reincorporation”) will be accomplished by the merger (the “Reincorporation Merger”) of FREIT with and into its wholly owned subsidiary First Real Estate Investment Trust of New Jersey, Inc., a Maryland corporation (“FREIT Maryland”). FREIT Maryland was incorporated in Maryland on February 10, 2021, specifically for the purpose of the Reincorporation, and has conducted no business and has no material assets or liabilities. Upon the effectiveness of the Reincorporation, holders of shares of beneficial interest (“Shares”) in FREIT will receive one newly issued share of common stock, par value $0.01 per share (“common stock”), of FREIT Maryland for each Share of FREIT that they own, without any action of shareholders required. We believe that after the Reincorporation, we will continue to be organized and will continue to operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). For more information about the Reincorporation, see “Questions and Answers About the Annual Meeting and the Proposals” and “The Reincorporation Proposal.”
As a result of the Reincorporation, the Maryland statute governing corporations formed under the laws of Maryland will govern our affairs. New Jersey law and our Amended and Restated Declaration of Trust would no longer apply to us. Immediately following the Reincorporation:
•
Our headquarters will continue to be located in Hackensack, New Jersey. We will not necessarily establish any offices as a result of the Reincorporation but we will continue our operations in Maryland.

•
Our business and management will not change and will continue as they were immediately before the Reincorporation, and the trustees of FREIT, including the trustees elected at the annual meeting, will serve as members of the Board of Directors of FREIT Maryland, a Maryland corporation, until the expiration of the term of the class of directors in which they serve or until their successors are elected and qualify.

•
Our fiscal year, assets, liabilities and dividend policies will be substantially the same as immediately before the Reincorporation.

•
Each holder of a Share of FREIT will receive one share of common stock of FREIT Maryland, without any action of shareholders required.

Our Board of Trustees believes the Reincorporation is in the best interests of FREIT because Maryland has more comprehensive laws governing REITs and courts with greater expertise than New Jersey courts in addressing REITs and REIT related issues. Thus, we believe Maryland has developed a greater body of relevant case law which may provide the Trustees and management greater authority and predictability in the management and affairs of FREIT.

Form of the Merger
The Reincorporation will be accomplished by the merger of FREIT with and into FREIT Maryland, with FREIT Maryland continuing as the surviving entity. The Reincorporation Merger will not result in any change of FREIT’s business, policies, assets or liabilities. Following the Reincorporation Merger, the principal executive offices of FREIT Maryland will have the same address and telephone number as those of FREIT.
Effective Time
The Reincorporation will take effect (the “Effective Time”) upon the filing of articles of merger with the State Department of Assessments and Taxation of the State of Maryland. At the Effective Time, the separate existence of FREIT will cease, and the shareholders of FREIT will become stockholders of FREIT Maryland.
Reincorporation Consideration
At the Effective Time, holders of Shares of FREIT will receive one newly issued share of common stock of FREIT Maryland for each Share of FREIT they own at the Effective Time, without any action required by FREIT’s shareholders. The number of issued and outstanding shares of common stock of FREIT Maryland immediately following the Effective Time will be equal to the number of issued and outstanding Shares of FREIT immediately prior to the Effective Time. We expect that the shares of common stock of FREIT Maryland issued in connection with the Reincorporation will continue to be listed and traded on the OTC Bulletin Board under the symbol “FREVS” and Computershare Trust Company, N.A. (“Computershare”) will continue to serve as FREIT Maryland’s transfer agent.
Stockholder Rights
Holders of shares of common stock of FREIT Maryland will be entitled to receive dividends when, as and if declared by its Board of Directors, out of funds legally available for distribution. If FREIT Maryland were to liquidate, dissolve or wind up its affairs, holders of shares of common stock of FREIT Maryland will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of FREIT Maryland’s debts and other liabilities and the preferential amounts owing with respect to any of its preferred stock that may be issued. Holders of shares of common stock of FREIT Maryland will have no preemptive rights, which means they have no right to acquire any additional shares of common stock or any other security that FREIT Maryland may issue at a later date.
The holders of shares of common stock of FREIT Maryland will be entitled to cast one vote for each share on all matters presented to its stockholders for a vote.
Management
Immediately following the Effective Time, the Board of Directors and officers of FREIT Maryland will be identical to the current Board of Trustees and officers of FREIT, and will continue to serve in accordance with the same terms as they would otherwise have served as Trustees or officers of FREIT.
Expected Timing of the Reincorporation
If the Reincorporation Proposal is approved by shareholders, we currently expect to complete the Reincorporation promptly following the annual meeting. It is possible that factors outside the control of FREIT could result in the Reincorporation being completed at a later time, or not at all, or that the Trustees may, in their sole discretion and without notice to you, cancel, delay or modify the Reincorporation at any time for any reason.
Federal Income Tax Consequences
The Reincorporation is intended to be a tax free reorganization under the Code. Accordingly, it is expected that no gain or loss will be recognized by the holders of shares of FREIT as a result of the Reincorporation, and no gain or loss will be recognized by FREIT or FREIT Maryland. Each holder of the former shares of beneficial interest in FREIT will have the same tax basis in the shares of common stock of FREIT Maryland immediately after the Effective Time as such holder had in the shares of beneficial interest in FREIT immediately prior to the Effective Time. The holding period with respect to the shares of common stock of FREIT Maryland will include the period during which such holder held the corresponding shares of beneficial interest in FREIT, provided such shares were held by such holder as a capital asset immediately prior to the Effective Time. FREIT has not obtained a ruling from the Internal Revenue Service with respect to the tax consequences of the Reincorporation. See “Material U.S. Federal Income Tax Consequences.”
The foregoing is only a summary of certain federal income tax consequences. You should consult your own tax advisor regarding the federal tax consequences of the Reincorporation as well as any potential consequences under the laws of any other jurisdiction.
The Board’s Recommendation
The Board has unanimously determined that the proposals to be acted on at the annual meeting are in the best interests of FREIT and our shareholders, has declared them to be advisable and unanimously recommends that you vote FOR the Reincorporation Proposal, FOR the election of each of the nominees for trustee pursuant to the Trustee Election Proposal, FOR the Auditor Appointment Proposal and FOR the Adjournment Proposal.
Share Ownership of Our Trustees, Executive Officers and Certain Shareholders
As of the record date, March 24, 2021, our trustees and executive officers owned and were entitled to vote, in the aggregate 1,123,782 Shares, representing approximately sixteen percent (16%) of the Shares outstanding on that date. Each of our trustees and executive officers has informed us that he currently intends to vote FOR each of the proposals described herein.
Interests of our Trustees and Executive Officers
The interests of our trustees and executive officers in the Reincorporation are aligned with the interests of our shareholders.
Appraisal or Dissenters’ Rights
You are not entitled to appraisal or dissenters’ rights (or rights of an objecting shareholder) in connection with the Reincorporation, whether under New Jersey law or our Amended and Restated Declaration of Trust.
Regulatory Matters
FREIT is not aware of any regulatory or governmental actions or approvals required to complete the Reincorporation.
Record Holders
As of March 24, 2021, the record date for the annual meeting, there were approximately 256 holders of record of the Shares.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROPOSALS
The following questions and answers address briefly some questions you may have regarding the annual meeting and the proposals being considered at the annual meeting. These questions and answers may not address all information that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this Proxy Statement.
Q:
Why am I receiving this Proxy Statement?

A:
This Proxy Statement is furnished by our Board of Trustees in connection with our Board of Trustees’ solicitation of proxies for the 2021 annual meeting to be held on May 6, 2021, and any adjournments or postponements thereof. The annual meeting will be held by means of a live interactive webcast on the internet at www.meetingcenter.io227111627. You will be able to listen to the annual meeting live, submit questions during the meeting and vote online. The annual meeting will begin promptly at 10:30 a.m., Eastern Standard Time. Online check-in will begin at 10:15 a.m, Eastern Time. You will need the control number found on your proxy card or voting instruction form in order to vote at the annual meeting. At the annual meeting, shareholders will be asked to approve: (i) the Reincorporation Proposal, (ii) the election of three trustees pursuant to the Trustee Election Proposal, (iii) the Auditor Appointment Proposal and (iv) the Adjournment Proposal.
Q:
What rights will I have as a stockholder after the Reincorporation?

A:
Holders of shares of common stock of FREIT Maryland will be entitled to receive dividends when, as and if declared by its Board of Directors, out of funds legally available for distribution. If FREIT Maryland were to liquidate, dissolve or wind up its affairs, holders of FREIT Maryland common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of FREIT Maryland’s debts and other liabilities and any preferential amounts arising with respect to any preferred stock then outstanding. Holders of FREIT Maryland common stock will have no preemptive rights, which means they have no right to acquire any additional shares of common stock or any other security that FREIT Maryland may issue at a later date. Holders of shares of common stock of FREIT Maryland will be entitled to cast one vote for each share on all matters presented to its stockholders for a vote.

Q:
What are the tax consequences of the Reincorporation to me?

A:
Assuming that the Reincorporation qualifies as a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, U.S. Holders should not recognize any gain or loss on the Reincorporation. For more information, including the U.S. federal income tax consequences of the Reincorporation to tax-exempt U.S. Holders and non-U.S. Holders, see “Material U.S. Federal Income Tax Consequences of the Reincorporation.”

Q:
When and where will the annual meeting be held?

A:
The annual meeting will be held on May 6, 2021 at 10:30 a.m. Eastern Time. The annual meeting will be held exclusively online via a live interactive webcast on the internet at www.meetingcenter.io227111627. You will be able to listen to the annual meeting live, submit questions during the meeting and vote online. We elected to use a virtual meeting given the current public health implications of the COVID-19 pandemic and our desire to promote the health and welfare of our shareholders.

Q:
Who can vote and attend the annual meeting?

A:
All of our shareholders as of the close of business on March 24, 2021, the record date for the annual meeting, are entitled to receive notice of, attend and vote their Shares held on the record date at the annual meeting or any adjournments or postponements of the annual meeting. Each Share entitles a holder to one vote on each matter properly brought before the annual meeting.

Q:
What constitutes a quorum at the annual meeting?

A:
A quorum of shareholders is necessary to hold a valid meeting. The holders of a majority of the Shares that were outstanding as of the close of business on the record date, present in person or represented by proxy, will constitute a quorum for purposes of the annual meeting. Broker “non-votes” are also counted as present for purposes of determining a quorum.

Q:
Is my vote required to postpone the annual meeting?

A:
No. Unlike an adjournment of the annual meeting, at any time prior to convening the annual meeting, our Board of Directors may postpone the annual meeting for any reason without the approval of our shareholders. If the annual meeting is postponed, we will provide at least ten days’ notice of the new date of the annual meeting.

Q:
How does the Board of Trustees recommend that I vote?

A:
The Board of Trustees unanimously recommends that holders of Shares vote:

“FOR” the approval of the Reincorporation Proposal;
“FOR” the approval of the Trustee Election Proposal;
“FOR” the approval of the Auditor Appointment; and
“FOR” the approval of the Adjournment Proposal.
Q:
Why is my vote important?

A:
If you do not submit a proxy or voting instructions or vote in person at the annual meeting, it will be more difficult for us to obtain the necessary quorum to hold the annual meeting and to obtain approval of the Reincorporation.

Q:
How many votes do I have?

A.
You are entitled to one vote for each Share you owned as of the close of business on March 24, 2021, the record date for the annual meeting. As of the close of business on the record date for the annual meeting, there were 6,860,048 outstanding Shares, 17.8% of which were beneficially owned by the trustees and executive officers of FREIT.

Q.
What happens if I sell my Shares before the effective date of the Reincorporation?

A.
If you held your Shares on the record date but sell or transfer them prior to the effective date of the Reincorporation, you will retain your right to vote at the annual meeting, but not the right to receive the shares of common stock of First Real Estate Investment Trust of New Jersey, Inc. that will be issued in respect of those shares pursuant to the Reincorporation. The right to receive the shares issuable pursuant to the Reincorporation Merger will pass to the person who owns, as of the close of business on the day immediately prior to the Effective Time of the Reincorporation, the Shares you previously owned.

Q.
What vote of FREIT shareholders is required to approve the Reincorporation?

A.
The Board of Trustees has conditioned the Reincorporation on obtaining the approval by a majority of the votes cast by FREIT shareholders at the annual meeting assuming a quorum is present.

Q.
What vote of FREIT’s shareholders is required to elect Trustees?

A.
Trustees are elected by a plurality of all of the votes cast by holders of Shares represented in person or by proxy and entitled to vote thereon at the annual meeting. This means that each nominee will be elected if he receives more affirmative votes than any other nominee for the same position. Shareholders may not cumulate their votes with respect to the election of trustees. Broker non-votes will have no effect on the election of trustees. The nominees are David B. Hekemian, Richard J. Aslanian and John A. Aiello.

Q.
What vote is required to ratify the appointment of EisnerAmper LLP as auditors?

A.
The ratification of the appointment of EisnerAmper LLP to audit and report upon FREIT’s consolidated financial statements for the fiscal year ending October 31, 2021 requires the affirmative vote of a majority of the votes cast at the annual meeting assuming a quorum is present.

Q.
Am I being asked to vote on anything else?

A.
Yes. In addition to voting FOR the Reincorporation Proposal, the election of each of the nominees for trustee pursuant to the Trustee Election Proposal and the Auditor Appointment Proposal, the Board is also asking you to approve the proposal to adjourn the annual meeting if Shares voting in favor of the Reincorporation Proposal are insufficient to approve that proposal. The Board recommends that you vote FOR the Adjournment Proposal.

Q.
Why is FREIT seeking my vote on the Adjournment Proposal?

A.
Adjourning the annual meeting to a later date will give us additional time to solicit proxies to vote in favor of approval of the Reincorporation Proposal, if necessary. Consequently, we are seeking your approval of the Adjournment Proposal to ensure that, if necessary, we will have enough time to solicit the required votes for the Reincorporation Proposal.

Q.
What vote of FREIT shareholders is required to approve the Adjournment Proposal?

A.
The Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the annual meeting assuming a quorum is present.

Q.
What will happen if I abstain from voting or fail to vote?

A.
Your abstention will have no effect on the Reincorporation Proposal, the Trustee Election Proposal, the Auditor Appointment Proposal or the Adjournment Proposal. Assuming a quorum is present, failure to attend and vote at the annual meeting or to submit your proxy using one of the available methods will have no effect on the Reincorporation Proposal, the Trustee Election Proposal, the Auditor Appointment Proposal or the Adjournment Proposal, and will result in your Shares not being considered as “present” for purposes of determining a quorum.

Q.
Can I change my vote after I have delivered my proxy?

A.
Yes. If you are a shareholder of record, you can change your vote at any time before your proxy is voted at the annual meeting by:

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delivering a signed written notice of revocation to our Investor Relations Department, Attention: Investor Relations at our principal executive offices located at 505 Main Street, Hackensack, New Jersey 07601, before your proxy is voted at the annual meeting;

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signing and delivering a new, valid proxy bearing a later date but prior to the annual meeting;

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submitting another proxy by telephone or the Internet (your latest telephone or Internet voting instructions will be utilized); or

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attending the annual meeting and voting in person, although your attendance alone will not revoke your proxy.

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If your Shares are held in “street name,” you must contact your broker, bank or other nominee to change your vote.

Q.
Who will count the votes cast at the annual meeting?

A.
We have engaged Computershare to act as inspector of elections at the annual meeting. In that role, Computershare will be responsible for counting the votes cast at the annual meeting. In addition, we have also engaged Georgeson, LLC (“Georgeson”), an independent proxy solicitation firm, to assist in the proxy solicitation process. If you are a shareholder of record, and you choose to authorize a proxy over the Internet or by phone, Computershare will access and process your vote electronically, and if you have requested and received proxy materials via mail and choose to sign and mail your proxy card, your executed proxy card will be returned directly to Computershare for processing. If you hold your Shares through a broker, your broker (or its agent for tabulating votes of Shares held in “street name”) will return one proxy card to Georgeson on behalf of all its clients. Computershare will coordinate with Georgeson to ensure proper tabulation of your proxy votes at the annual meeting.

Q.
Who is paying for this proxy solicitation?

A.
FREIT will pay for the entire cost of soliciting proxies. In addition to mailed proxy materials, our trustees and executive officers may also solicit proxies in person, by phone or by other means of communication. Our trustees and executive officers will not be paid any additional compensation for soliciting proxies. We have also engaged Georgeson to assist in the proxy solicitation process. Georgeson will be part a fee of approximately $14,000 plus disbursement. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q.
What is the quorum requirement?

A.
A quorum of our shareholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of a majority of Shares outstanding as of the record date for the annual meeting and entitled to vote are present (in person or represented by proxy) at the annual meeting. On the record date, there were 6,860,048 Shares outstanding and entitled to vote at the annual meeting. Accordingly, 3,430,025 Shares must be present (in person or represented by proxy) at the annual meeting to have a quorum.

Q.
What should I do if I receive more than one set of voting materials for the annual meeting?

A.
You may receive more than one set of voting materials for the annual meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your Shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold Shares. If you are a shareholder of record and your Shares are registered in more than one name, you will receive more than one proxy card and voting instruction form. For each and every proxy card and voting instruction form that you receive, please authorize a proxy as soon as possible using one of the following methods:

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by telephone, by calling the toll-free number (1-800-652-8683) as instructed on the enclosed proxy card;

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by using the Internet www.investorvote.com/FREVS as instructed on the enclosed proxy card; or

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by mail, by completing, signing, dating and returning the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose.

Q.
What should I do if only one set of voting materials for the annual meeting is sent and there are multiple Trust shareholders in my household?

A.
Some banks, brokers and other nominee record shareholders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. FREIT will promptly deliver a separate copy of this document to you if you contact our Investor Relations Department, Attention: Investor Relations at our principal executive offices located at 505 Main Street, Hackensack, New Jersey 07601 or by telephone at (201) 488-6400.

Q.
How can I find out the results of the voting at the annual meeting?

A.
We will announce the voting results by filing a Current Report on Form 8-K within four business days after the annual meeting is held. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Q. How do FREIT ‘s trustees and executive officers intend to vote their shares?
A.
All of FREIT’s trustees and executive officers have informed FREIT that they currently intend to vote all of their Shares:

“FOR” the Reincorporation Proposal;
“FOR” the election of each of the nominees to our Board of Trustees;
“FOR” the Auditor Appointment Proposal; and
“FOR” the Adjournment Proposal.
Q:
How do I cast my vote if I am a record holder?

A:
You can vote in person at the annual meeting or by proxy. If you hold your Shares of stock in your own name as a holder of record, you have the following four options for submitting your vote by proxy:

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by signing, dating, and mailing the proxy card in the postage-paid envelope provided;

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over the Internet, at the website provided on the enclosed proxy card;

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by touch-tone telephone at the toll-free number provided on the enclosed proxy card;

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or by telephone at 1-800-652-8683.

For those shareholders with Internet access, we encourage you to vote via the Internet, since this method of voting is quick, convenient and cost-efficient. When you vote via the Internet or by telephone prior to the annual meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted.
Q:
How do I cast my vote if my Shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee?

A:
If you hold your Shares in “street name,” which is through a broker, dealer, commercial bank, trust company, custodian or other nominee, your broker, dealer, commercial bank, trust company, custodian or other nominee will not vote your Shares unless you provide instructions on how to vote. Included in this mailing is a voting instruction form to submit to your broker, dealer, commercial bank, trust company, custodian or other nominee that is the record holder of your shares, which provides the record holder with instructions on how to vote your shares. If your Shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, please refer to the voting instruction form enclosed that is used by your broker, dealer, commercial bank, trust company, custodian or other nominee, or contact them directly, to see if you may submit voting instructions by telephone or Internet. If you do not properly instruct your broker, dealer, commercial bank, trust company, custodian or other nominee, your failure to provide instructions will result in your shares not being voted on certain proposals. Broker non-votes will have no effect on the Reincorporation Proposal, the Trustee Election Proposal, the Auditor Appointment Proposal or the Adjournment Proposal.

Q:
How will proxy holders vote my shares?

A:
If you properly submit a proxy prior to the annual meeting, your Shares will be voted as you direct. If you submit a proxy but no direction is otherwise made, your Shares will be voted “FOR” the Reincorporation Proposal, “FOR” the election of each of the nominees to our Board of Trustees pursuant to the Trustee Election Proposal, “FOR” the Auditor Appointment Proposal and “FOR” the Adjournment Proposal.

Q:
What rights do I have if I oppose the Reincorporation?

A:
If you are a shareholder of record, you can vote “against” the Reincorporation. However, no dissenters’ or appraisal rights are available with respect to Shares in connection with the Reincorporation. For more information, see “No Dissenters’ Rights of Appraisal.”

Q:
What happens if the annual meeting is postponed or adjourned?

A:
If the annual meeting is postponed or adjourned due to a lack of a quorum or to solicit additional proxies, we intend to reconvene the annual meeting as soon as reasonably practicable, and in any event within 120 days of the record date. Your proxy will still be effective and may be voted at the rescheduled or adjourned annual meeting, and you will still be able to change or revoke your proxy until it is voted at the rescheduled or adjourned annual meeting, if such annual meeting occurs within 120 days of the record date.

Q:
Can I find additional information on FREIT’s website?

A:
Yes. FREIT files certain information with the Securities and Exchange Commission. This information is available on the Securities and Exchange Commission’s website at www.sec.gov and on FREIT ‘s website at www.freitnj.com. Except as provided in “Additional Information,” the information found on, or otherwise accessible through, these websites is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document FREIT files with or furnishes to the Securities and Exchange Commission. You can also request copies of these documents from FREIT. For more information, see “Where You Can Find More Information”.

Q.
Who can help answer my questions?

A.
If you have any questions about any of the proposals being voted upon at the annual meeting or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card or voting instructions, you should contact FREIT or our proxy solicitor, Georgeson.

First Real Estate Investment Trust of New Jersey
505 Main Street
Hackensack, New Jersey 07601
(201) 488-6400
Attention: Investor Relations
or

RISK FACTORS
An investment in the shares of beneficial interest in FREIT involves risks. The risks described under “Risks Relating to the Business of FREIT” will also apply to an investment in FREIT Maryland. Anyone who is making an investment decision regarding FREIT’s securities should carefully consider the following risk factors, together with all of the other information included in, or incorporated by reference into, this proxy statement/prospectus before making that decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business and operations. If any of the matters included in the following risks were to occur, the business, financial condition, results of operations, cash flows or prospects of FREIT and FREIT Maryland could be materially adversely affected. In such case, you may lose all or part of your investment.
Risks Relating to the Reincorporation
Maryland law may be less favorable than New Jersey law in certain circumstances, including possible anti-takeover effects under Maryland law.
Certain provisions of Maryland law and FREIT Maryland’s charter and Bylaws permit its Board of Directors, without stockholder approval, to implement takeover defenses that we may not yet have and to take, or refrain from taking, certain other actions without those decisions being subject to any heightened standard of conduct or standard of review. The business combination provisions of Maryland law (if FREIT Maryland’s Board of Directors decides to make them applicable to us), the control share acquisition provisions of Maryland law (if FREIT Maryland’s Board of Directors decides to make them applicable to us), the limitations on removal of directors, the restrictions on the acquisition of FREIT Maryland common stock, the power to issue additional shares and the advance notice provisions of FREIT Maryland’s bylaws could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for stockholders or might otherwise be in their best interest.
There may be other circumstances, where Maryland law is less favorable than New Jersey law with respect to stockholder rights or the operations of our business. Although FREIT believes Maryland has a well established body of REIT case law, such case law may be adverse to the interests of FREIT Maryland stockholders in certain circumstances.
You have no dissenters’ or appraisal rights in connection with the Reincorporation.
Under New Jersey law and FREIT’s Amended and Restated Declaration of Trust, you will not be entitled to dissenters’ or appraisal rights in connection with the Reincorporation. Accordingly, if the Reincorporation is completed, you will not be entitled to ask for an alternative valuation of your Shares in FREIT.
Risks Relating to the Business of FREIT
FREIT faces general industry risks
Almost all of FREIT’s income and cash flow are derived from the net rental income (revenues after expenses) from our properties. FREIT’s business and financial results are affected by the following fundamental factors:
•
public health crises, epidemics and pandemics;

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the national and regional economic climate;

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occupancy rates at the properties;

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tenant turnover rates;

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rental rates;

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operating expenses;

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tenant improvement and leasing costs;

•
cost of and availability of capital;

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failure of banking institutions;

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failure of insurance carriers;

•
new acquisitions and development projects; and

•
changes in governmental regulations, real estate tax rates and similar matters.

A negative or adverse quality change in the above factors could potentially cause a detrimental effect on FREIT’s revenue, earnings and cash flow. If rental revenues decline, we would expect to have less cash available to pay our indebtedness and distribute to our shareholders.
The COVID-19 pandemic may have an adverse impact on FREIT.
FREIT is subject to risks related to the effects of public health crises, epidemics and pandemics, including the COVID-19 pandemic. Such events could inhibit global, national and local economic activity; constrain our access to capital and other sources of funding, which could adversely affect the availability and terms of future borrowings or refinancings; adversely affect our residential tenants’ financial condition due to a sustained loss of income, which could affect their ability to pay rent; adversely affect our commercial tenants’ financial condition by limiting foot traffic and staffing at their businesses, which could affect their ability to pay rent and willingness to make new leasing commitments; reduce our cash flow, which could impact our ability to pay dividends or to service our debt; temporarily or permanently reduce the demand for retail or office space; reduce the value of our real estate assets, which may result in material non-cash impairment charges in future periods; and have other direct and indirect effects that are difficult to predict. Such risks depend upon the nature and severity of the public health concern, as well as the extent and duration of government-mandated orders and personal decisions to limit travel, economic activity and personal interaction, none of which can be predicted with confidence. In particular, we cannot predict the duration of stay-at-home and other government orders instituted in response to the COVID-19 pandemic, which vary by jurisdiction, or the short and long term economic effects caused by the pandemic, each of which could have a material adverse effect on our business.
Adverse changes in general economic climate could impact FREIT’s business.
FREIT derives the majority of its revenues from renting apartments to individuals or families, and from retailers renting space at its shopping centers. Over the past several years, there have been many factors aiding in economic growth in the United States such as (a) improvement in the housing market; (b) falling energy prices helping keep inflation low; (c) increased consumer confidence to push spending modestly higher; (d) improvements in private sector employment; and (e) improved credit availability. However, there have been many factors impacting long-term economic growth, including, without limitation: (i) continued political gridlock in the federal government; (ii) regulatory uncertainties; (iii) continued infrastructure deterioration; (iv) increasing concerns regarding terrorism; (v) rising healthcare costs; (vi) the impact of trade policies; and (vii) increasing jobless claims as evidence of weakness in the economy.
FREIT receives a substantial portion of its operating income as rent under long-term leases with commercial tenants. At any time, any of our commercial tenants could experience a downturn in its business that might weaken its financial condition. These tenants might defer or fail to make rental payments when due, delay lease commencement, voluntarily vacate the premises or declare bankruptcy, which could result in the termination of the tenant’s lease, and could result in material losses to us and harm to our results of operations. Also, it might take time to terminate leases of underperforming or nonperforming tenants and FREIT might incur costs to remove such tenants. Also, if tenants are unable to comply with the terms of their leases, FREIT might modify lease terms in ways that are less favorable to FREIT.
Tenants unable to pay rent would have an adverse effect on FREIT’s income and cash flows.
Financially distressed tenants may be unable to pay rents and expense recovery charges, where applicable, and may default on their leases. Enforcing FREIT’s rights as landlord could result in substantial costs and may not result in a full recovery of unpaid rent. If a tenant files for bankruptcy, the tenant’s lease may be terminated. In each such instance FREIT’s income and cash flow would be negatively impacted. FREIT is closely monitoring changes in the collectability assessment of its tenant receivables as a result of certain tenants suffering adverse financial consequences related to the COVID-19 pandemic. During the fiscal year ended October 31, 2020 and the three months ended January 31, 2021, rental revenue deemed uncollectible of approximately $1.4 million and $0.6 million, respectively (with a consolidated impact to FREIT of approximately $0.9 million and $0.4 million, respectively), was classified as a reduction n rental revenue based on FREIT’s assessment of the probability of collecting substantially all of the remaining rents for certain tenants.
On April 26, 2020, CB Theatre Experience, LLC filed for protection under Chapter 11 of the Bankruptcy Code as disclosed in its bankruptcy filings. The theatre operated by CB Theatre Experience, LLC (known as “Cobb Theatre”) at the Rotunda retail property in Baltimore, Maryland, under a lease with Grande Rotunda, has been closed since April 2020 due to the mandated shutdown related to the COVID-19 pandemic. On July 14, 2020, Cobb Theater rejected its lease at this property as of June 30, 2020. As a result of the rejection of this lease, uncollected rents in the amount of approximately $0.3 million and a straight-line rent receivable of approximately $0.4 million were reversed against revenue, and unamortized leasing commissions in the amount of approximately $0.2 million were written off and fully expensed in Fiscal 2020 resulting in a net impact of approximately $0.9 million (with a consolidated impact to FREIT of approximately $0.5 million) to net income for the year ended October 31, 2020. Until this space is re-leased, FREIT’s operating results will be adversely impacted from loss of base rent and additional rent of approximately $1.1 million (with a consolidated impact to FREIT of approximately $0.7 million) on an annualized basis. Additionally, there were unamortized tenant improvements related to the buildout of the movie theatre space in the amount of approximately $7.3 million (with a consolidated impact to FREIT of approximately $4.4 million) which were deemed to be impaired, written off and charged to operating expenses in the fourth quarter of Fiscal 2020. The Company is currently exploring all possible options for the re-leasing of this space.
During the first quarter of Fiscal 2021, Pet Valu, Inc., a pet store tenant, vacated several stores located in shopping centers owned by FREIT affiliates (Wayne PSC, Damascus Centre and Grande Rotunda) and terminated the related leases early paying an aggregate lease termination fee in the amount of approximately $260,000 (with a consolidated impact to FREIT of approximately $140,000). Until the space is re-leased at each of these properties, FREIT’s operating results will be adversely impacted from the loss of base rent and additional rent of approximately $0.4 million (with a consolidated impact to FREIT of approximately $0.2 million) on an annualized basis.
Burlington Coat Factory (“Burlington”), which does business as a retail tenant at the Westridge Square Shopping Center located in Frederick, Maryland, has not exercised its option to renew its lease which is set to expire on November 30, 2021. FREIT is currently engaged in discussions with Burlington in regards to extending its lease at this center. If Burlington does not extend its lease, FREIT’s operating results will be adversely impacted by the loss of base rent and additional rent of approximately $1 million on an annualized basis from this tenant.
The cost of renting space could have an adverse effect on FREIT’s financial condition and results of operations.
If tenants fail to renew leases, fail to exercise renewal options, or terminate their leases early, the lost rents due to vacancy and the costs of re-renting the space could prove costly to FREIT. In addition to cleaning and renovating the vacated space, we may be required to grant concessions to a new tenant, and may incur leasing brokerage commissions. The lease terms to a new tenant may be less favorable than the prior tenant’s lease terms, and will negatively impact FREIT’s income and cash flow and adversely affect FREIT’s ability to pay mortgage debt and interest or make distributions to its shareholders.
Inflation may adversely affect FREIT’s financial condition and results of operations.
Increased inflation could have a pronounced negative impact on FREIT’s operating and administrative expenses, as these costs may increase at a higher rate than FREIT’s rents. While increases in most operating expenses at FREIT’s commercial properties can be passed on to retail tenants, increases in expenses at its residential properties cannot be passed on to residential tenants. Unreimbursed increased operating expenses may reduce cash flow available for payment of mortgage debt and interest and for distributions to shareholders.

Development and construction risks may affect FREIT’s income and cash flow.
As part of its investment strategy, FREIT seeks to acquire property for development and construction, as well as to develop and build on land already in its portfolio. Development and construction activities are challenged with the following risks, which may adversely affect FREIT’s cash flow:
•
financing may not be available in the amounts FREIT seeks, or may not be on favorable terms;

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long-term financing may not be available upon completion of the construction;

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failure to complete construction on schedule or within budget may increase debt service costs and construction costs; and

•
abandoned project costs could result in an impairment loss.

Debt financing could adversely affect income and cash flow.
FREIT relies on debt financing to fund its growth through acquisitions and development activities. To the extent third party debt financing is not available or not available on acceptable terms, acquisitions and development activities will be curtailed.
As of October 31, 2020, FREIT had approximately $141.9 million of non-recourse mortgage debt, including deferred interest, subject to fixed interest rates, and approximately $165.3 million of variable interest rate debt of which $118.5 million related to the outstanding loan balance on the Grande Rotunda, LLC loan with Aareal Capital. These mortgages are being repaid over periods (amortization schedules) that are longer than the terms of the mortgages. Accordingly, when the mortgages become due (at various times), significant balloon payments (the unpaid principal amounts) will be required. FREIT expects to refinance the individual mortgages with new mortgages when their terms expire. To this extent FREIT has exposure to capital availability and interest rate risk. If interest rates, at the time any individual mortgage note is due, are higher than the current fixed interest rate, higher debt service may be required and/or refinancing proceeds may be less than the amount of the mortgage debt being retired. To the extent FREIT is unable to refinance its indebtedness on acceptable terms, FREIT may need to dispose of one or more of its properties upon disadvantageous terms.
FREIT’s revolving $13 million credit line (of which $13 million was available as of October 31, 2020), and several of its loan agreements are required to meet or maintain certain financial covenants that could restrict FREIT’s acquisition activities and result in a default on these loans if FREIT fails to satisfy these covenants.
Failure of banking and financing institutions may adversely affect FREIT’s liquidity.
Banking and financing institutions such as insurance companies provide FREIT with credit lines and construction financing. The credit lines available to FREIT may be used for a variety of business purposes, including general corporate purposes, acquisitions, construction, and letters of credit. Construction financing enables FREIT to develop new properties, or renovate or expand existing properties. A failure of the banking institution making credit lines available may render the line unavailable and adversely affect FREIT’s liquidity, and negatively impact FREIT’s operations in a number of ways. A failure of a financial institution unable to fund its construction financing obligations to FREIT may cause the construction to halt or be delayed. Substitute financing may be significantly more expensive, and construction delays may subject FREIT to delivery penalties.
Failure of insurance carriers may adversely affect FREIT’s financial condition.
FREIT’s properties are insured against unforeseen liability claims, property damages, and other hazards. The insurance companies FREIT uses have good ratings at the time the policies are put into effect. Substantially all of FREIT’s insurance coverage is provided by one carrier. Financial failure of FREIT’s carriers may result in their inability to pay current and future claims. This inability to pay claims may have an adverse impact on FREIT’s financial condition. In addition, a failure of an insurance carrier may cause FREIT’s insurance renewal or replacement policy costs to increase.

Real estate is a competitive business.
FREIT is subject to normal competition with other investors to acquire real property and to profitably manage such property. Numerous other REITs, banks, insurance companies and pension funds, as well as corporate and individual developers and owners of real estate, compete with FREIT in seeking properties for acquisition and for tenants. Many of these competitors have significantly greater financial resources than FREIT. In addition, retailers at FREIT’s commercial properties face increasing competition from discount shopping centers, outlet malls, sales through catalogue offerings, discount shopping clubs, marketing and shopping through cable and computer sources, particularly over the internet, and telemarketing. In many markets, the trade areas of FREIT’s commercial properties overlap with the trade areas of other shopping centers. Renovations and expansions at those competing shopping centers and malls could negatively affect FREIT’s commercial properties by encouraging shoppers to make their purchases at such new, expanded or renovated shopping centers and malls. Increased competition through these various sources could adversely affect the viability of FREIT’s tenants, and any new commercial real estate competition developed in the future could potentially have an adverse effect on the revenues of and earnings from FREIT’s commercial properties.
FREIT also faces competition with respect to its residential properties based on a variety of factors, including perception by residential tenants of the safety, convenience and attractiveness of an apartment building or complex; the proximity and the number of competing and apartment complexes; the proximity of commercial shopping centers; the availability of recreational and other amenities and the willingness and ability of the owner to provide capable management and adequate maintenance. Certain of these factors, such as the availability of amenities in the area surrounding a residential property, are not within FREIT’s control.
Real estate investments are illiquid.
Real estate investments are relatively difficult to buy and sell quickly. Accordingly, the ability of FREIT to diversify its portfolio in response to changing economic, market or other conditions is limited. Also, FREIT’s interests in its partially owned subsidiaries are subject to transfer constraints by the operating agreements that govern FREIT’s investment in these partially owned subsidiaries.
Environmental problems may be costly.
Both federal and state governments are concerned with the impact of real estate construction and development programs upon the environment. Environmental legislation affects the cost of selling real estate, the cost to develop real estate, and the risks associated with purchasing real estate.
Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under such property, as well as certain other potential costs relating to hazardous or toxic substances (including government fines and penalties and damages for injuries to persons and adjacent property). Such laws often impose such liability without regard to whether the owners knew of, or were responsible for, the presence or disposal of such substances. Such liability may be imposed on the owner in connection with the activities of any operator of, or tenant at the property. The cost of any required remediation, removal, fines or personal injury or property damages and the property owner’s liability for same could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of such substances, or the failure to properly dispose of or remediate such substances, may adversely affect the owner’s ability to sell or rent such property or to borrow using such property as collateral. If FREIT incurred any such liability, it could reduce FREIT ‘s revenues and ability to make distributions to its shareholders. During the fiscal year ended October 31, 2019, FREIT conducted environmental audits for all of its properties. The environmental reports secured by FREIT have not revealed any environmental conditions on its properties which require any further remediation pursuant to any applicable federal or state law or regulations.
A property can also be negatively impacted by either physical contamination or by virtue of an adverse effect upon value attributable to the migration of hazardous or toxic substances, or other contaminants that have or may have emanated from other properties.

A revocation of REIT status would have adverse tax consequences.
Since its inception in 1961, FREIT has elected to qualify as a REIT for federal income tax purposes, and will continue to operate so as to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of highly technical and complex provisions of the Internal Revenue Code. Governmental legislation, new regulations, and administrative interpretations may significantly change the tax laws with respect to the requirements for qualification as a REIT, or the federal income tax consequences of qualifying as a REIT. Although FREIT intends to continue to operate in a manner to allow it to qualify as a REIT, future economic, market, legal, tax or other considerations may cause it to revoke the REIT election or fail to qualify as a REIT. Such a revocation would subject FREIT’s income to federal income tax at regular corporate rates, and failure to qualify as a REIT would also eliminate the requirement that FREIT pay dividends to its shareholders.
The Board may change investment and operating policies.
FREIT’s investment and operating policies, including indebtedness and dividends, are exclusively determined by the Board, and not subject to shareholder approval.

COMPANY OVERVIEW
FREIT Maryland
FREIT Maryland was formed on February 10, 2021 specifically for the purposes of consummating the Reincorporation, and has not conducted any business and does not have any material assets or liabilities. After the consummation of the Reincorporation, FREIT Maryland expects to qualify and be treated for tax purposes as a REIT. As such, FREIT Maryland is expected to be exempt from federal income tax, to the extent that its income is distributed to stockholders. However, dividends paid by FREIT Maryland will be ordinary taxable income to its stockholders. In order to maintain qualified status, at least 90% of ordinary taxable income must be distributed.
Upon the completion of the Reincorporation, FREIT Maryland will succeed to all of the business, properties, assets and liabilities of FREIT.
FREIT’s Shares are currently traded on the OTC Bulletin Board under the symbol of “FREVS” and we expect that FREIT Maryland’s shares will be listed for trading on the OTC Bulletin Board under the symbol of “FREVS”.
FREIT
FREIT is an equity real estate investment trust (“REIT”) organized in New Jersey in 1961. FREIT acquires, develops, constructs and holds real estate properties for long-term investment and not for resale.
FREIT’s long-range investment policy is to review and evaluate potential real estate investment opportunities for acquisition that it believes will (i) complement its existing investment portfolio, (ii) generate increased income and distributions to its shareholders, and (iii) increase the overall value of FREIT’s portfolio. FREIT’s investments may take the form of wholly-owned fee interests, or if the circumstances warrant diversification of risk, ownership on a joint venture basis or as tenants-in-common with other parties, including employees and affiliates of Hekemian & Co., Inc., FREIT’s managing agent (“Hekemian”), provided FREIT is able to maintain management control over the property. While our general investment policy is to hold and maintain properties for the long-term, we may, from time-to-time, sell or trade certain properties in order to (i) obtain capital to be used to purchase, develop or renovate other properties which we believe will provide a higher rate of return and increase the value of our investment portfolio, and (ii) divest properties which we have determined or determine are no longer compatible with our growth strategies and investment objectives for our real estate portfolio.
FREIT Website: All of FREIT’s Securities and Exchange Commission filings for the past three years are available free of charge on FREIT’s website, which can be accessed at http://www.FREITNJ.com.

PROPOSAL ONE — THE REINCORPORATION PROPOSAL
Our Board of Trustees has unanimously approved the proposal to change FREIT’s state of organization from New Jersey to Maryland and FREIT’s form of organization from a New Jersey real estate investment trust to a Maryland corporation and, for the reasons discussed below, believes that the Reincorporation is in the best interests of FREIT and its shareholders. The effect of the Reincorporation will be to change the law applicable to our affairs from New Jersey law to Maryland law. If approved by shareholders, the Reincorporation will be accomplished by the merger of FREIT with and into its wholly owned subsidiary, FREIT Maryland. FREIT Maryland was incorporated in Maryland on February 10, 2021, specifically for the purpose of the Reincorporation, and has conducted no business and has no material assets or liabilities. On the effective date of the Reincorporation, the separate existence of FREIT will cease and FREIT Maryland, will succeed to all the business, properties, assets and liabilities of FREIT. Following the Reincorporation:
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Our name will be First Real Estate Investment Trust of New Jersey, Inc.

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Our office will continue to be located in Hackensack, New Jersey. We will not establish any offices in Maryland as a result of the Reincorporation but will continue our existing operations in Maryland.

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Our business, directors and management will continue to be the same as immediately before the Reincorporation.

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Our fiscal year, assets, liabilities and dividend policies will be the same as immediately before the Reincorporation.

Our Board of Trustees believes that, because of Maryland’s more comprehensive laws governing corporations that are qualified as REITs and the number of REITs domiciled in that state, Maryland courts have developed a greater expertise than New Jersey courts in dealing with REITs and REIT issues and thus have developed a greater body of relevant case law. Further, the Maryland General Corporation Law provides specific statutory validation of charter restrictions on ownership and transfer of stock to protect REIT status and for any other purpose. Our Board of Trustees believes that the comprehensive Maryland statutes, Maryland’s policies with respect to REITs and the established body of relevant case law are more conducive to the operations of a REIT than the laws and policies of New Jersey and they provide the directors and management of a REIT with greater certainty and predictability in managing its affairs.
As a result of the above, our Board of Trustees believes that being incorporated in Maryland and being governed by Maryland law, like the majority of REITs in our peer group, would be in the best interest of FREIT and its shareholders.
Benefits of the Reincorporation
Our Board of Trustees believes that FREIT will benefit in several ways by changing its state of organization from New Jersey to Maryland and its form of organization from a New Jersey real estate investment trust to a Maryland corporation:
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We will be governed by the Maryland General Corporation Law, which contains provisions conducive to the operations of a REIT;

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The fact that over 100 publicly-owned REITs are currently organized under the laws of Maryland (including approximately 65% of REITs that are members of the National Association of Real Estate Investment Trusts, or “NAREIT”) has resulted in the development of a more comprehensive and clearer body of law and practice relating to Maryland REITs than is available to a REIT that is organized as a New Jersey real estate investment trust; and

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Being governed by Maryland law will bring our governance more in line with that of other publicly-owned REITs.

The number of REITs that are incorporated or organized under Maryland law may be attributable to the fact that for many years Maryland has followed a policy of encouraging REITs to establish their legal domicile in that state. In furtherance of that policy, Maryland has adopted comprehensive, modern and flexible laws which are regularly updated and revised to meet changing business needs. Maryland has a comprehensive body of law specific to REITs and a pro-REIT state tax structure, including:
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provisions that validate charter restrictions on the ownership and transfer of stock, which are necessary to satisfy the U.S. federal income tax requirements for qualification as a REIT; and

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provisions that permit the issuance of shares to holders for the specific purpose of satisfying the U.S. federal income tax requirements for qualification as a REIT regarding share ownership.

Maryland has a separate statute governing REITs that are organized as a trust, and while this statute does not apply to corporations, like FREIT Maryland, many believe it helps provide greater certainty with respect to the treatment of a REIT under state law.
Disadvantages of the Reincorporation
While our Board of Trustees believes the Reincorporation is in the best interests of FREIT and its shareholders, New Jersey and Maryland law differ in some respects. The rights of shareholders and the powers of management under Maryland and New Jersey law are discussed in more detail below.
Material U.S. Federal Income Tax Consequences of the Reincorporation
The following is a summary of the material U.S. federal income tax consequences of the Reincorporation. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect.
We have not requested, and do not plan to request, any rulings from the Internal Revenue Service (“IRS”) concerning our tax treatment or the tax treatment of the Reincorporation, and the statements in this summary are not binding on the IRS or any court. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This summary does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes, or (iii) tax reporting requirements. This summary assumes that the Shares are held as capital assets within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances. Your tax treatment may vary depending on your particular situation.
In addition, this summary does not address the tax treatment of special classes of shareholders of the Shares, including, for example: bank and other financial institutions, insurance companies; regulated investment companies; REITs; pension plans, tax-exempt entities or persons holding the Shares in a tax-deferred or tax advantaged account; “qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund; mutual funds; dealers in securities or currencies; traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; persons whose functional currency is not the U.S. dollar; persons holding the Shares as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale; U.S. expatriates; persons subject to the alternative minimum tax; shareholders of our restricted Shares or who otherwise acquired the Shares as compensation; partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities (or investors therein); non-U.S. shareholders; and “controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax and, in each case, shareholders of such corporations.
If any partnership, or entity treated as a partnership for U.S. federal income tax purposes holds the Shares, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the entity. If you are a partnership that holds the Shares, or a partner in such a partnership, you should consult your tax advisor regarding the tax consequences of the Reincorporation.
For purposes of this section, a “U.S. shareholder” means a beneficial owner of the Shares that is, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States;

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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof, or the District of Columbia;

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a trust (i) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

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an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. shareholder” means a beneficial owner of the Shares that is not a U.S. shareholder or an entity treated as a partnership for U.S. federal income tax purposes.
This summary assumes that FREIT qualifies as a REIT for the taxable year in which the Reincorporation occurs and that FREIT Mayland will continue to meet the requirements to qualify as a REIT after the Reincorporation. It also assumes that prior to the Reincorporation, FREIT Mayland will not make an election to be treated as a taxable REIT subsidiary within the meaning of the Code.
Consequences of the Reincorporation
Under Section 368(a)(1)(F) of the Code, a reorganization is a “mere change in identity, form, or place of organization of one corporation, however effected.” The Reincorporation is intended to qualify as a reorganization under Section 368(a)(1)(F) of the Code, and the federal income tax consequences summarized below assume that the Reincorporation will so qualify, but there can be no assurance that the IRS will not assert, or that a court would not sustain, a contrary position.
Neither FREIT nor FREIT Maryland will recognize any gain or loss as a result of the Reincorporation. Except as described below with respect to non-U.S. shareholders that own or have owned in excess of 10% of FREIT Shares, shareholders will not recognize any gain or loss upon the receipt of FREIT Maryland common stock pursuant to the Reincorporation. The initial tax basis of the FREIT Maryland common stock received by a shareholder pursuant to the Reincorporation will be the same as such shareholder’s adjusted tax basis in the shares of FREIT common stock being exchanged pursuant to the Reincorporation. The holding period of the FREIT Maryland common stock received by a shareholder pursuant to the Reincorporation will include the holder’s holding period with respect to the shares of FREIT common stock being exchanged pursuant to the Reincorporation.
If you are a non-U.S. shareholder that owns or has owned in excess of 10% of FREIT Shares, we urge you to consult with your own tax advisor to determine your reporting and other obligations with respect to the conversion of shares of FREIT common stock into FREIT Maryland common stock pursuant to the Reincorporation.
Taxation as a REIT
After the Reincorporation, FREIT Maryland intends to continue to be organized in conformity with the requirements for qualification as a REIT under the Code. In order to maintain our status as a REIT, we must, among other things, continue to satisfy various qualification requirements pursuant to the Code, including requirements relating to the nature of our gross assets and income, the timing and amount of distributions and the composition of our shareholders. Our current and anticipated investments and our plan of operation are expected to enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code, however, circumstances may arise which could cause us to fail to qualify as a REIT. In addition, the Board could cause the FREIT Maryland discontinue our status as a REIT at any time if the Board finds it to be in the best interests of our stockholders to do so. Should we lose our status as a REIT, either inadvertently or because the Board determines that such loss will be in the best interests of our stockholders, we would be taxable as a corporation for U.S. federal income tax purposes. In that case, we would be subject to U.S. federal income taxes at the corporate rate for the taxable year in which our qualification as a REIT terminates, and in any subsequent years, with respect to our income from operations and from sales and distributions of appreciated assets, and without any tax deduction for dividends that we pay.

Change With Regard To Investment in Common Stock of FREIT Maryland
After the Reincorporation, each outstanding share of common stock of FREIT Maryland will entitle the holder thereof to voting rights (except as provided under Maryland law as discussed below), dividend rights and liquidation rights substantially equivalent to the rights of holders of our Shares prior to the Reincorporation. Our Shares currently trade on the OTC Bulletin Board under the symbol “FREVS” and following the Reincorporation will continue to trade on the OTC Bulletin Board under the same symbol. The common stock of FREIT Maryland will be deemed registered under the Exchange Act by operation of Exchange Act Rule 12g-3(a).
FREIT shareholders will not need to exchange their current certificates in connection with the Reincorporation.    The outstanding certificates representing Shares will evidence ownership of the equivalent number of shares of FREIT Maryland common stock following the Reincorporation and shareholders should retain their existing certificate. Any share transfer occurring after the Reincorporation will result in the issuance of certificates in the form adopted by FREIT Maryland to evidence its common stock to the transferee. Registered shareholders who hold their shares in book-entry form will receive shares of stock of FREIT Maryland without further action. You should not return your stock certificates with the enclosed proxy card.
Change in Business of FREIT After the Reincorporation
The Reincorporation will not result in any change in our business, directors, management, fiscal year, assets or liabilities, dividend policies or the location of our principal executive and corporate offices.
The Reincorporation Process
Following approval by our shareholders, the Reincorporation will become effective when articles of merger are filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland. We anticipate that this filing will be made as soon as practicable after the annual meeting. At the effective time of the Reincorporation:
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FREIT will be merged with and into FREIT Maryland, which will be the surviving entity of the merger.

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FREIT will cease to exist as a New Jersey trust. As a Maryland corporation, FREIT Maryland will be governed by Maryland law instead of New Jersey law.

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Following the Reincorporation, FREIT Maryland will be governed by the Maryland charter and Maryland Bylaws attached to this proxy statement as Appendix A and Appendix B, respectively.

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All outstanding Shares of FREIT will be converted automatically into shares of common stock of FREIT Maryland.

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All options, rights or warrants to purchase Shares of FREIT outstanding immediately prior to the Reincorporation will thereafter entitle the holder to purchase a like number of shares of FREIT Maryland’s common stock on the same terms without any action on the part of the holder.

The Reincorporation is subject to conditions, including approval by the holders of a majority of the votes cast at the annual meeting assuming a quorum is present. We anticipate that the Reincorporation will become effective shortly after shareholder approval. In the event the Reincorporation Proposal is not approved or the Reincorporation is not consummated, FREIT will continue to operate as a New Jersey real estate investment trust.
Regulatory Approvals
To our knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the Reincorporation will be the filing of the articles of merger with the State Department of Assessments and Taxation of the State of Maryland.

Rights of Shareholders and the Governance of FREIT Before and After the Reincorporation
FREIT is organized as a real estate investment trust under the laws of New Jersey. As a New Jersey trust, FREIT is governed by:
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New Jersey law, including the New Jersey Uniform Trust Code, which we refer to as the “NJUTC” and

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FREIT ‘s Amended and Restated Declaration of Trust.

As a Maryland corporation, FREIT Maryland will be governed by:
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the Maryland General Corporation Law, which we refer to as the “MGCL”;

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the FREIT Maryland charter attached hereto as Appendix A, as further amended from time to time; and

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the FREIT Maryland Bylaws attached hereto as Appendix B, as further amended from time to time.

The material differences between applicable New Jersey and Maryland laws and among these various documents are summarized below. The comparison of rights of the shareholders of FREIT before and after the Reincorporation below is subject to and qualified in its entirety by reference to the MGCL, the Maryland charter and Bylaws (copies of which are attached hereto as Appendix A and Appendix B, respectively), and FREIT ‘s Amended and Restated Declaration of Trust, a copy of which may be obtained from FREIT by writing to, First Real Estate Investment Trust of New Jersey, 505 Main Street, Hackensack, New Jersey 07601, Attention Investor Relations.
Capitalization
New Jersey.   Our Amended and Restated Declaration of Trust authorizes a total of 8,000,000 Shares. Only one class of shares is authorized. As of March 24, 2021, 6,860,048 Shares were issued and outstanding.
Maryland.   The FREIT Maryland charter authorizes FREIT Maryland to issue a total of 25,000,000 shares of stock consisting of 20,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Immediately following the Reincorporation, FREIT Maryland will have the same number of shares of common stock outstanding as FREIT had outstanding immediately prior to the Reincorporation. There are currently no plans to issue preferred stock.
Charter Amendments
New Jersey.   The provisions of the Amended and Restated Declaration of Trust may be amended by a two-thirds vote of all Trustees.
Maryland.   Under the MGCL, a Maryland corporation generally cannot amend its charter unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. The FREIT Maryland charter provides that amendments to our charter (other than amendments to the provisions of the FREIT Maryland charter related to the removal of directors and the restrictions on ownership and transfer of our stock, or amendments to the vote required to amend such provisions, which must be approved by at least two-thirds of the votes entitled to be cast on the amendment) generally may be approved by a majority of all of the votes entitled to be cast on the matter assuming a quorum is present.
A Maryland corporation may also provide in its charter that the board of directors, with the approval of a majority of the entire board, and without action by the stockholders, may approve amendments to the charter to increase or decrease the aggregate number of shares of stock that the corporation is authorized to issue or the number of shares of stock of any class or series that the corporation is authorized to issue. The FREIT Maryland charter provides the board of directors with such power.

Classification and Issuance of Stock
FREIT’s Amended and Restated Declaration of Trust authorizes our Board of Directors to issue one class of shares, with equal voting power, and equal rights to dividends, distributions, liquidation and other rights. There is no limit on the number of shares that may be issued.
The FREIT Maryland charter provides that our Board of Directors will have the power, without stockholder approval, to authorize us to issue any authorized but unissued shares of stock, to classify any unissued shares of preferred stock and to reclassify any unissued shares of common stock or previously-classified shares of preferred stock into other classes or series of stock. Before authorizing the issuance of shares of any new class or series, our board of directors must set, subject to the provisions of the FREIT Maryland charter relating to the restrictions on ownership and transfer of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each class or series of stock.
We believe that the power of the board of directors to amend the FREIT Maryland charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue the classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by stockholders, unless such approval is required by the rules of any stock exchange on which FREIT Maryland’s securities may be listed or traded. Similar to the power held by FREIT’s Board of Trustees, the board of directors of FREIT Maryland has the power to authorize FREIT Maryland to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of its common stock or otherwise be in the best interests of FREIT Maryland or its stockholders.
Amendment to Bylaws
New Jersey.   As a New Jersey trust, FREIT does not have bylaws. Its affairs are governed by its Amended and Restated Declaration of Trust.
Our Amended and Restated Declaration of Trust provides that the provisions of the Amended and Restated Declaration of Trust may be amended by a two-thirds vote of all Trustees.
Maryland.   Under Maryland law, an amendment to the bylaws of a corporation requires the approval of the stockholders, unless the charter or bylaws confers the power to amend to the board of directors. The FREIT Maryland Bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new Bylaws.
Shareholder Action by Written Consent
New Jersey.   Our Amended and Restated Declaration of Trust does not provide for the taking of shareholder action by written consent.
Maryland.   Under the MGCL, unless the charter of the corporation provides otherwise, any action required or permitted to be taken by common stockholders entitled to vote generally in the election of directors at a meeting of stockholders may be taken without a meeting only if all stockholders entitled to vote on the matter execute a written consent setting forth the action. The FREIT Maryland charter does not provide for stockholder action by less than unanimous consent.
For publicly traded companies, stockholder action without a meeting is normally not practicable for Maryland corporations.
Special Shareholder Meetings
New Jersey.   Under our Amended and Restated Declaration of Trust, a majority of Trustees may call a special meeting of the shareholders.

Maryland.   Under the MGCL, the board of directors, the president and any other person specified in the charter or bylaws may call a special meeting. Pursuant to the FREIT Maryland Bylaws, our chairman, our chief executive officer, our president or our board of directors may call a special meeting of stockholders. The MGCL specifically empowers stockholders to call a special meeting. As permitted by the MGCL, the Maryland Bylaws require our corporate secretary to call a special meeting to act on any matter upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter containing the information required by the FREIT Maryland Bylaws. The secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before the secretary is required to prepare and deliver the notice of the special meeting.
Restrictions on Ownership and Transfer of Stock
New Jersey.   The Amended and Restated Declaration of Trust authorizes the Trustees to refuse to sell Shares or to transfer Shares to persons or entities if in their judgment such sale or transfer may endanger the qualification of FREIT as a real estate investment trust.
Maryland.   The MGCL expressly authorizes the charter of a Maryland corporation to provide for restrictions on transfer to permit a corporation to qualify as a REIT under the Code or for any other purpose. The FREIT Maryland charter authorizes the board of directors to refuse to sell shares of FREIT Maryland common stock or give effect to transfers of FREIT Maryland common stock if, in the judgement of the board, such sale or transfer could endanger the qualification of FRET Maryland as a real estate investment trust. If the board refuses to issues shares of FREIT Maryland common stock upon the exercise of an option, the board may take such action as it deems advisable to compensate the holder of the option, including extending the life of the option. If in the good faith judgment of the board of directors the ownership of FREIT Maryland common stock or securities convertible into FREIT Maryland common stock has become concentrated to an extent which could prevent FRET Maryland from qualifying as a real estate investment trust, the FREIT Maryland charter authorizes the board to call for redemption, at fair market value, a number of shares or other securities sufficient to maintain or bring the direct or indirect ownership thereof into conformity with the requirements for qualification of FREIT Maryland as a real estate investment trust.
Inspection Rights
New Jersey.   Under the Amended and Restated Declaration of Trust, shareholders have the right at reasonable times during business hours, and for proper purposes, to inspect the consolidated balance sheet, income and earned surplus statements of FREIT and the records of meetings of shareholders.
Maryland.   Under the MGCL, all stockholders are permitted to view the bylaws, stockholder meeting minutes, annual statements of affairs and voting trust agreements within seven days of a request. A statement of all stock and securities issued by the corporation during a specified period of not more than 12 months before the date of the request may also be inspected upon 20 days’ prior notice by any stockholder. In addition, stockholders of record for a minimum six months of at least 5% of the outstanding stock of any class or series of a corporation may: (i) upon written request, inspect and copy during usual business hours the corporation’s books of account and stock ledger; (ii) present to any officer or resident agent of the corporation a written request for a statement of its affairs; and (iii) in the case of any corporation which does not maintain the original or a duplicate stock ledger at the corporation’s principal office in Maryland, present to any officer or resident agent of the corporation, or an agent designated by the corporation to maintain corporate documents on the corporation’s behalf, a written request for a list of its stockholders.
Number and Election of Directors
New Jersey.   Our Amended and Restated Declaration of Trust provides that the number of trustees shall be not less than five and not more than nine. The number of trustees may be increased or decreased by the trustees by a vote of not less than a majority of trustees in office. Our Board of Trustees is currently comprised of seven trustees. Our Amended and Restated Declaration of Trust provides that each trustee will be elected for a term of three years and the term of at least two trustees shall expire every year.

Maryland.   Under the MGCL, the minimum number of directors of a Maryland corporation is one. The number of directors of a Maryland corporation is as provided by the charter until changed by the bylaws. The bylaws may both alter the number of directors set by the charter and authorize a majority of the entire board of directors to alter, within specified limits, the number of directors set by the charter or the bylaws, but board action may not affect the tenure of office of any director. In addition, the MGCL permits, but does not require, the board to be classified. If the directors are divided into classes, the term of office may be provided in the bylaws or in the charter, except that the term of office of a director may not be longer than five years or, except in the case of an initial or substitute director, shorter than the period between annual meetings. The term of office of at least one class must expire each year. The MGCL also permits a Maryland corporation, by action of its board of directors and without stockholder approval, and notwithstanding any contrary provision of the charter or bylaws, to elect to be subject to certain provisions of the MGCL, including a provision that requires that the board of directors be divided into classes and that directors cannot be removed without cause. Unless the charter or bylaws provide otherwise, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.
The FREIT Maryland charter and Bylaws provide that the number of directors may be established only by the board of directors, and the FREIT Maryland Bylaws provide that the number of directors may not be more than 15. The FREIT Maryland charter divides the directors of the corporation into three classes (Class I, Class I and Class III). Each director is elected for a three year term, except that each director identified in the charter as serving in Class I shall serve for a term ending on the date of the annual meeting of stockholders to be held in 2022, each director identified in the charter as serving in Class II shall serve for a term ending on the date of the annual meeting to be held in 2023, and each director identified in the charter as serving in Class III shall service for a term ending on the date of the annual meeting to be held in 2024. Holders of shares of common stock will have no right to cumulative voting in the election of directors. The FREIT Maryland Bylaws provide that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of the directors at any annual meeting. The directors of FREIT Maryland will be the same as the trustees of FREIT immediately prior to the Reincorporation.
The FREIT Maryland Bylaws provide that a director of the corporation must own, beneficially or of record, on have subscribed for at least 5,000 shares of FREIT Maryland common stock in order to qualify as a director.
Removal of Directors
New Jersey.   Under our Amended and Restated Declaration of Trust, any trustee may be removed, with or without cause, by vote of not less than two-thirds of all trustees.
Maryland.   The MGCL provides that the stockholders of a corporation may remove any director, with or without cause, by the affirmative vote of a majority of all votes entitled to be cast generally for the election of directors, unless the charter provides otherwise and except that, if the directors have been divided into classes, a director may not be removed without cause. The directors of FREIT Maryland will be divided into classes. Unless the charter provides otherwise, if the holders of any class or series are entitled separately to elect one or more directors, such a director may not be removed without cause except by the affirmative vote of a majority of all the votes of that class or series. The FREIT Maryland charter provides that, subject to the rights of any series of preferred stock, a director may be removed only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the classified board of directors of FREIT Maryland and the exclusive power of the board of directors to fill vacancies on the board of directors discussed below, precludes stockholders from (i) removing incumbent directors except for cause and upon a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees. What constitutes “cause” for a removal of a director under Maryland law is not defined.
Board Vacancies
New Jersey.   Our Amended and Restated Declaration of Trust provides that vacancies on our Board of Trustees may be filled by a written designation signed by a majority of the remaining trustees.

Maryland.   The Maryland charter provides that, at such time as we are eligible to make the election (which will be upon the completion of the Reincorporation Merger), we elect to be subject to a provision of the MGCL that provides that, subject to the terms of any class or series of preferred stock, vacancies on FREIT Maryland’s board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies. See also “Change In Control.”
Standard of Conduct
New Jersey.   The NJUTC requires a trustee to administer a trust:
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in good faith;

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in accordance with its terms and applicable law;

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with undivided loyalty to and solely in the best interests of beneficiaries; and

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as a prudent person would, exercising reasonable care, skill and caution.

The NJUTC requires that a trustee act impartially in investing, managing and distributing trust property, giving due regard to the beneficiaries respective interests. A trustee that has special skills or expertise has a duty to use those special skills or expertise.
Maryland.   The MGCL requires that a director perform his or her duties:
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in good faith;

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in a manner the director reasonably believes to be in the best interests of the corporation; and

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with the care an ordinarily prudent person in a like position would use under similar circumstances.

The MGCL provides that this standard in the MGCL is the sole source of directors’ duties to a corporation and its stockholders. The MGCL establishes a presumption that any act or omission of a director satisfies this standard of conduct, and provides that a director is subject to no higher duty or greater scrutiny than is applied to any other act of a director because an act relates to or affects an acquisition or potential acquisition of control of a corporation.
Advance Notice of Director Nominations and of New Business Proposals
New Jersey.   Our Amended and Restated Declaration of Trust does not contain any provisions pertaining to trustee nominations or shareholder proposals.
Maryland.   Under the MGCL, a Maryland corporation’s charter or bylaws may require that a stockholder proposing a nominee for director, or any other matter that would be considered at a meeting of the stockholders, give advance notice to the corporation before a date or within a period of time specified in the charter or bylaws. If the advance notice requirement is not met, the proposal is not a proper subject of stockholder action at the meeting.
The FREIT Maryland Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by the stockholders may be made only (i) pursuant to the notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to FREIT Maryland within the time period, and containing the information, specified by the advance notice provisions set forth in the FREIT Maryland Bylaws. With respect to annual meetings, the advance notice provisions contained in the FREIT Maryland Bylaws generally require that stockholders deliver nominations and new business proposals to the corporation’s secretary not earlier than the 150th day or later than 5:00 p.m., Eastern Time, on the 120th day before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders.

With respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting. Nominations of individuals for election to FREIT Maryland’s board of directors may be made only (i) by or at the direction of the board of directors or (ii) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is entitled to vote at the meeting in the election of such nominee and has provided notice to FREIT Maryland within the time period, and containing the information, specified by the advance notice provisions set forth in the FREIT Maryland Bylaws. With respect to special meetings called by the corporation for the purpose of electing one or more individuals to the board of directors, stockholder nominations must be delivered not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.
Limitation of Liability and Indemnification of Directors and Officers
New Jersey.   Our Amended and Restated Declaration of Trust provides that FREIT shall indemnify each of its Trustees, officers, employees and agents (including any person who serves at its written request as director, officer, partner, trustee or the like of another organization in which it has any interest as a stockholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or in connection with the defense or disposition of any action, suit or proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while acting as Trustee or as an officer, employee or agent of the Trust or the Trustees, as the case may be, or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his duties, in a grossly negligent manner or not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust.
As to any matter disposed of by a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of FREIT by a majority of the disinterested Trustees or the Trust shall have received a written opinion of independent legal counsel to the effect that such Trustee, officer, employee or agent appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust.
Maryland.   Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The FREIT Maryland charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.
The MGCL requires corporations (unless the charter provides otherwise, which the FREIT Maryland charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, FREIT Maryland may not indemnify a director or officer in a suit by or on behalf of FREIT Maryland in which the director or officer was adjudged liable to FREIT Maryland or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of FREIT Maryland, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits FREIT Maryland to advance reasonable expenses to a director or officer upon receipt of:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by FREIT Maryland; and

•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The FREIT Maryland Bylaws provide that FREIT Maryland shall, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer of the corporation who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of the corporation and at FREIT Maryland’s request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

The FREIT Maryland charter and Bylaws also permit FREIT Maryland to indemnify and advance expenses to any person who served a predecessor of the corporation in any of the capacities described above and any employee or agent of the corporation or a predecessor of the corporation.
The FREIT Maryland board of directors has approved the execution of indemnification agreements with each of its officers and directors upon the completion of the Reincorporation. Each indemnification agreement provides for indemnification by FREIT Maryland of certain expenses, judgments, liabilities, settlement amounts and costs and the advancement of certain expenses, each to the fullest extent not prohibited by applicable law, relating to claims, suits or proceedings arising from the director’s or officer’s service to FREIT Maryland.
Dividends and Other Distributions
New Jersey.   Our Amended and Restated Declaration of Trust provides that the Board of Trustees has the power to declare dividends and make distributions from time to time from capital, from depreciation reserve, from income or otherwise, in cash, in kind or shares.
Maryland.   The MGCL provides that dividends and other distributions may be declared and paid on the corporation’s capital stock as authorized by the board and subject to any restrictions contained in the corporation’s charter, provided that no dividends may be paid if, after giving effect to the dividend or other distribution: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus, unless the charter permits otherwise, any amount required to be paid to holders of preferred stock in the event of a liquidation of the corporation. Notwithstanding clause (ii) in the immediately preceding sentence, a corporation may make a dividend or other distribution from: (a) the net earnings of the corporation for the fiscal year in which the dividend or other distribution is made; (b) the net earnings of the corporation for the preceding fiscal year; or (c) the sum of the net earnings of the corporation for the preceding eight fiscal quarters.
The FREIT Maryland Bylaws state that dividends and other distributions may be authorized by the board of directors and may be paid in cash, property or stock of the corporation, subject to the provisions of law and the FREIT Maryland charter. Before payment of any dividends or other distributions, there may be set aside out of any assets of FREIT Maryland available for dividends or other distributions such sum or sums as the board of directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the board of directors shall determine, and the board of directors may modify or abolish any such reserve. The FREIT Maryland charter provides that amounts to satisfy preferential rights of holders of preferred stock in the event of a liquidation are not included as liabilities for purposes of determining whether a distribution by way of dividend, redemption or other acquisition of shares may be made to stockholders.
Appraisal Rights
New Jersey.   Shareholders of FREIT do not have appraisal rights under either New Jersey law or our Amended and Restated Declaration of Trust.
Maryland.   Under the MGCL, a stockholder has the right to demand and receive payment of the fair value of the stockholder’s stock from the successor if (1) the corporation consolidates or merges with another corporation, (2) the corporation’s stock is to be acquired in a statutory share exchange, (3) the corporation transfers all or substantially all of its assets in a manner requiring stockholder approval, (4) the corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder’s rights, unless the right to do so is reserved in the charter of the corporation or (5) the transaction is subject to certain provisions of the Maryland Business Combination Act.
Maryland law provides that a stockholder may not demand the fair value of the stockholder’s stock and is bound by the terms of the transaction if, among other things, (1) the stock is listed on a national securities exchange on the record date for determining stockholders entitled to vote on the matter or, in certain mergers, the date notice is given or waived (except certain mergers where stock held by directors and executive officers is exchanged for merger consideration not available generally to stockholders), (2) the stock is that of the successor in the merger, unless either (i) the merger alters the contract rights of the stock as expressly set forth in the charter and the charter does not reserve the right to do so or (ii) the stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor, (3) the stock is not entitled to vote on the transaction or (4) the charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder.
The FREIT Maryland charter states that stockholders will not be entitled to exercise any rights of an objecting stockholder provided for under the MGCL unless the board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.
Merger, Consolidation, Share Exchange and Transfer of All or Substantially All Assets
New Jersey.   Our Amended and Restated Declaration of Trust provides that our Trustees have the power to:
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participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, or similar proceedings of any corporation, partnership or other organization in which FREIT shall have an interest and in connection therewith to delegate discretionary powers to any reorganization, protective or similar committee and to pay assessments and other expenses in connection therewith; and

•
organize or cause to be organized a corporation or corporation under the laws of any jurisdiction, or any other trust, association or other organization to take over FREIT’s property or any part thereof to such corporation, trust, association or organization in exchange for the shares, securities or obligations thereof, and to lend money to, subscribe for the shares or securities of any such corporation, trust, association or organization and to enter into contracts with such corporation, trust or organization.

Maryland.   Under the MGCL, a Maryland corporation generally cannot merge or consolidate with another entity, sell all or substantially all of its assets or engage in a share exchange unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. The FREIT Maryland charter provides that these actions may be approved by a majority of all of the votes entitled to be cast on the matter assuming a quorum is present. Some mergers may be approved without a vote of stockholders. For example, no stockholder approval is required for a merger of a subsidiary of a Maryland corporation into its parent corporation, provided the parent owns at least 90% of the subsidiary. In addition, a merger need not be approved by stockholders of a Maryland successor corporation if the merger does not reclassify or change the terms of any outstanding shares, otherwise amend the successor corporation’s charter, and the number of shares of each class or series of stock outstanding immediately after the effective time of the merger does not increase by more than 20% of the number of its shares of the same class or series outstanding immediately before the merger becomes effective. A share exchange need be approved by a FREIT Maryland successor only by its board and by any other action required by its charter.
Change In Control
New Jersey.   Neither the NJUTC nor our Amended and Restated Declaration of Trust contains any provisions restricting business combinations or restricting the voting rights of shareholders.
Maryland.
Business Combinations.   Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. FREIT Maryland’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a Maryland corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, FREIT Maryland’s board of directors has by resolution exempted business combinations between FREIT Maryland and any other person, provided, that such business combination is first approved by the board of directors (including a majority of directors who are not affiliates or associates of such person). As a result, any person described above may be able to enter into business combinations with FREIT Maryland that may not be in the best interest of FREIT Maryland’s stockholders, without compliance by FREIT Maryland with the supermajority vote requirements and other provisions of the statute. There is no assurance that the board of directors will not alter or repeal the resolution and the exemption from these provisions of the MGCL in the future.
The business combination statute may discourage others from trying to acquire control of FREIT Maryland and increase the difficulty of consummating any offer.
Control share acquisitions.   In addition, the MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of the corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who has made or proposes to make the control share acquisition; (ii) an officer of the corporation; or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel FREIT Maryland’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or as of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority of all voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation.
The FREIT Maryland Bylaws contain a provision exempting any and all acquisitions by any person of shares of FREIT Maryland’s stock from the control share acquisition statute. There is no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8.   Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, for:
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a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the board of directors;

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a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

The FREIT Maryland charter provides that, at such time as FREIT Maryland becomes eligible to make the election (which will be upon the completion of the Reincorporation), FREIT Maryland elects to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on its board. As a result of this election, vacancies on FREIT Maryland’s board of directors may be filled only by the remaining directors and any directors so elected will serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in the FREIT Maryland charter and Bylaws unrelated to Subtitle 8, FREIT Maryland already (1) will require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director, which removal may only be with cause, (2) will vest in the board the exclusive power to fix the number of directorships and (3) will require, unless called by its chairman of the board, chief executive officer, president or board of directors, the written request of stockholders entitled to cast a majority of all votes entitled to be cast at such a meeting on such matter to call a special meeting on any matter.
Provisions Applicable to Unfriendly Takeover Proposals in the MGCL
The FREIT Maryland charter and Bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of FREIT Maryland’s common stock or otherwise be in the best interests of FREIT Maryland’s stockholders, including the power of the board of directors to classify and reclassify authorized but unissued shares and to authorize FREIT Maryland to issue such shares, business combination provisions, supermajority vote requirements, advance notice requirements for director nominations and stockholder proposals, and the power of the board of directors to alter or repeal its resolution opting out of the business combination provisions of the MGCL. Likewise, if the provision in the FREIT Maryland Bylaws opting out of the control share acquisition provisions of the MGCL was rescinded or if FREIT Maryland were to opt in to certain provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects. See “Rights of Stockholders and the Governance of FREIT Before and After the Reincorporation — Change In Control.”
Forum Selection
New Jersey.   FREIT’s Amended and Restated Declaration of Trust does not contain any provisions pertaining to the forum in which shareholder action must be brought.
Maryland.   The FREIT Maryland bylaws provide that unless FREIT Maryland consents in writing to the selection of a different forum, to the fullest extent permitted by law, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for certain stockholder actions.
No Appraisal Rights Offered in connection with the Reincorporation
Under FREIT’s Amended and Restated Declaration of Trust, New Jersey and Maryland law, stockholders will not have any right to elect to have the fair value of their Shares judicially appraised and paid to them in cash in connection with, or as a result of, the Reincorporation.
Impact of the Reincorporation Proposal on outstanding options and benefits under Deferred Fee Plan
Outstanding options to purchase an aggregate of 310,740 Shares are currently exercisable at an average exercise price of $18.35 per share. Upon the completion of the Reincorporation, each outstanding option to purchase Shares will be converted, without any further act on behalf of the holders of options, into the right to purchase an equivalent number of shares of common stock of FREIT Maryland at the same exercise price per share.

Following the completion of the Reincorporation, shares of common stock of FREIT Maryland will be issued to holders of share units credited to the accounts of participants under FREIT’s Deferred Fee Plan in accordance with the terms of the plan and compensation deferred under the Deferred Fee Plan will be converted into share units equivalent to shares of common stock of FREIT Maryland.
Vote Required for Approval of the Reincorporation Proposal
The Reincorporation Proposal requires the affirmative vote of a majority of the votes cast at the annual meeting. Approval of the Reincorporation Proposal by our shareholders at the annual meeting will also constitute approval of the FREIT Maryland charter and Maryland Bylaws attached to this proxy statement/prospectus as Appendix A and Appendix B, respectively.
Recommendation of the Board of Trustees
Our Board of Trustees recommends a vote FOR the approval of the Reincorporation Proposal. Proxies solicited by our Board of Trustees will be voted FOR this approval, unless otherwise instructed.

PROPOSAL TWO — THE TRUSTEE ELECTION PROPOSAL
The Board governs FREIT. FREIT’s Amended and Restated Declaration of Trust provides that the Board will consist of not fewer than five nor more than nine trustees.
The size of the Board is currently fixed at seven trustees. In order to allow the Board to strike a balance with respect to the number of trustees whose terms are expiring at each annual meeting of the shareholders, the Amended and Restated Declaration of Trust authorizes the Board to designate whether the term of a nominee for trustee will either be two years or three years at the time a trustee is nominated for election.
FREIT’s Declaration of Trust was amended in December 2017 to provide that no person who has reached the age of 75 will be permitted to serve as a trustee, except that any Trustee who reaches the age of 75 while in office will be permitted to complete his or her then-current term. In addition, any Trustee who was in office as of November 1, 2017 is permitted to remain in office until such Trustee reaches the age of 79, at which time such Trustee is permitted to either retire as a trustee upon reaching the age of 79, or continue to serve as a trustee for the remainder of the then-current term.
Nominees
Consistent with the recommendation of the Nominating Committee of the Board, the Board has nominated David B. Hekemian, Richard J. Aslanian and John A. Aiello for election as trustees each for a three-year term to commence at the annual meeting and expire at the 2024 annual meeting.
David B. Hekemian, Richard J. Aslanian and John A. Aiello are currently members of the Board, with their terms of office scheduled to expire at the annual meeting. Please see the section captioned “Board of Trustees” below for a description of the business experience of and other relevant information with respect to the nominees.
Unless otherwise instructed, the persons named in the accompanying proxy intend to vote in favor of the election of David B. Hekemian, Richard J. Aslanian and John A. Aiello to three-year terms as trustees. Should David B. Hekemian, Richard J. Aslanian or John A. Aiello be unable to serve, the proxies will be voted for the election of such other person or persons as will be determined by the persons named in the proxy in accordance with their judgment, and any such person elected in their place will be elected to a three-year term as Trustee. Management of FREIT is not aware of any reason why David B. Hekemian, Richard J. Aslanian or John A. Aiello would be unable to serve as a trustee if elected.
The Board unanimously recommends that you vote FOR the election of each of David B. Hekemian, Richard J. Aslanian and John A. Aiello for trustee pursuant to the Trustee Election Proposal.
Executive Officers, Trustees and Nominees for Trustee
The executive officers and trustees of FREIT, and the nominees for trustee, are as follows:
Name	Age	Position(s)
Robert S. Hekemian, Jr.	61	Chief Executive Officer, President and Trustee
Ronald J. Artinian	72	Chairman of the Board and Trustee
David F. McBride, Esq.	73	Trustee
John A. Aiello, Esq.	71	Executive Secretary, Secretary and Trustee*
Justin F. Meng	42	Trustee
David B. Hekemian	54	Trustee*
Richard J. Aslanian	60	Trustee*
Allan Tubin	82	Chief Financial Officer and Treasurer

*
Nominee for re-election as Trustee at the annual meeting.

There are no family relationships among the trustees, nominees for trustee and the executive officers, except that Robert S. Hekemian, Jr., Chief Executive Officer, President and a trustee of FREIT, and David B.

Hekemian, a trustee, are siblings and the sons of the late Robert S. Hekemian, FREIT’s former Chairman and Chief Executive Officer and the former Chairman and Chief Executive Officer and former shareholder of Hekemian & Co. During the past five years, none of the trustees, nominees for trustee or executive officers of FREIT have served as directors of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, except Robert S. Hekemian, Jr., who was a director of Oritani Financial Corp. (ORIT), the holding company for Oritani Bank, of which he was also a director until Oritani Financial Corp. merged into Valley National Bancorp in December 2019, and Ronald J. Artinian, who served as a director of CommonWealth REIT (now known as Equity Commonwealth) during 2014, and The Reserve, The Reserve Primary Fund in Liquidation and The Reserve Yield Plus Fund in Liquidation, which are registered investment companies, from 2006 to 2016.
Each of the executive officers of FREIT serves in his office(s) until such time as his successor is elected and qualified.
Biographical Information
Robert S. Hekemian, Jr. has served as a trustee since 2007, and he was appointed as Chief Executive Officer of FREIT in April 2018 following the retirement of the late Robert S. Hekemian as Chairman and Chief Executive Officer of FREIT. Mr. Hekemian was additionally appointed to the office of President of FREIT in February 2019. Mr. Robert Hekemian, Jr.’s current term as a member of the Board is scheduled to expire in April 2023, and his term as President and Chief Executive Officer will expire at such time as his successor is appointed and qualifies. Mr. Hekemian has been involved in a variety of real estate activities for over 35 years, including property management, leasing, mortgage financing, construction and acquisitions of residential and commercial properties located throughout the Northeast and Mid-Atlantic regions of the United States. He has served as President and Chief Operating Officer of Hekemian & Co. since 2004, and is a member of the Executive Committee of Hekemian & Co. From 1983 to 2003, Mr. Hekemian served as Executive Vice President of Hekemian & Co. Mr. Hekemian is principally responsible for identifying real estate acquisitions and evaluating the performance of the real estate properties managed by Hekemian & Co. with a view toward maintaining or altering management and/or leasing strategies. Mr. Hekemian’s a member of the Board of Governors of Hackensack University Medical Center and a trustee of the Hackensack University Medical Center Foundation. He formerly served on the Board of the New York Philharmonic and was the former Chairman of the Bergen County Community College Foundation. He was also a former member of the Board of Governors, Hackensack University Medical Center, and a former trustee of the Hackensack University Medical Center Foundation.
Ronald J. Artinian has served as a trustee since 1992, and he was appointed as Chairman of FREIT in April 2018 following the retirement of the late Robert S. Hekemian as Chairman and Chief Executive Officer of FREIT. Mr. Artinian’s current term as a member of the Board is scheduled to expire in April 2022, and his term as Chairman will expire at such time as his successor is appointed and qualifies. Mr. Artinian worked in the financial services industry for 26 years, including with Smith Barney, Inc. from 1989 to 1998, where Mr. Artinian held positions as an Executive Vice President, Managing Director and National Sales Manager. Mr. Artinian retired from Smith Barney in January 1998 in order to pursue other business interests as a private investor. Mr. Artinian joined the board of The Reserve, a money market fund, in 2007 and served as lead independent director of such board from March 2009 through December 2016.
David F. McBride, Esq. has served as a trustee since 2007. His current term as a member of the Board is scheduled to expire in April 2023. Mr. McBride has over 45 years of diversified real estate experience. He is the Chief Executive Officer of McBride Enterprises, Inc., a family-owned real estate company started in 1898. Mr. McBride was responsible for the development of numerous office and industrial properties, as well as residential projects in Northern New Jersey. He also oversaw the operations of his family’s general construction company, the Alpert P. Schmidt Construction Company, civil engineering firm, Urban Planning and Engineering Company, and commercial brokerage firm, McBride Corporate Real Estate. Mr. McBride was also instrumental in forming the Keystone Property Trust (NYSE) in 1998 and served as Chairman of its board until its sale to ProLogis (NYSE) in 2004. Mr. McBride has also been a Partner in and is presently Of Counsel to the law firm of Harwood Lloyd, LLC, specializing in real estate matters. Since 1998,

Mr. McBride has also served as the Chairman and President of the Mountain Club Inc., t/a The High Mountain Golf Club. Mr. McBride also served on the Advisory Board of the McDonough School of Business at Georgetown University from 2008 to 2018.
John A. Aiello, Esq. has served as the Secretary and Executive Secretary of FREIT since 2003 and as a member of the Board since December 2015. His current term as a member of the Board is scheduled to expire at the annual meeting. Mr. Aiello is an officer and shareholder of the law firm of Giordano, Halleran & Ciesla, P.C., where he has practiced law for 46 years. He is Chairman of the law firm’s Corporate and Securities practice group and concentrates his practice on corporate and securities law matters, including mergers and acquisitions and various corporate finance transactions. See the section entitled “Certain Relationships and Related Party Transactions; Trustee Independence” in this proxy statement. Mr. Aiello is an emeritus member and former Chairman of the Board of Directors of the Business Law Section of the New Jersey State Bar Association and a former member of the Board of Directors of the New Jersey chapter of the Association for Corporate Growth, a nonprofit organization of professionals and business leaders in the middle market mergers and acquisitions space. Mr. Aiello is also a member of the Advisory Board of the Leon Hess School of Business of Monmouth University.
Justin F. Meng has served as a trustee since February 2016. His current term as a member of the Board is scheduled to expire in April 2022. Mr. Meng is a Managing Partner and Co-Portfolio Manager at V3 Capital Management L.P., an investment firm focused on publicly traded real estate securities that he co-founded in 2011. Previously, he was Partner and Head of REIT Research for High Rise Capital Management, L.P., where he worked from 2005 to 2011. From 2002 to 2005, Mr. Meng served as an Associate at J.P. Morgan Asset Management in the Real Estate Investment Group, where he worked both in the acquisitions and asset management departments. From 2000 to 2002, he served as an Analyst at J.P. Morgan Asset Management in their Fixed Income Group. Mr. Meng is a CFA charterholder.
David B. Hekemian has served as a trustee since April 2018. His current term as a member of the Board is scheduled to expire at the annual meeting. Mr. Hekemian has served as a commercial real estate executive at Hekemian & Co. for over 30 years, holding positions of increasing responsibility throughout his tenure at the company with a focus on strategic business and investment planning, retail development and leasing, asset profitability management and lender negotiations. From 1988 to 1992, he served as Property Manager and, from 1992 to 1996, he served as Vice President-Salesperson. Since 1996, Mr. Hekemian has served as Principal/Broker-Salesperson, Director of Commercial Brokerage and as a member of Hekemian & Co.’s Executive Committee. Mr. Hekemian is a member of the Armenian Missionary Association of America, where he served as Assistant Treasurer and a member of the Budget and Finance Committee from 1998 to 2007 and as Co-Chairman of the Investment Committee from 1996 to 2009, which included oversight and management of a $100 million equity and fixed income portfolio. Mr. Hekemian is also a member of the Council for the Borough of Saddle River, NJ.
Richard J. Aslanian has served as a trustee since April 2018. His current term as a member of the Board is scheduled to expire at the annual meeting. Mr. Aslanian is the Co-Founder of Welcome Home Brands, LLC, a distributor of imported paper and plastic bakeware products that services cruise lines, hotels, casinos and food service companies founded in 2010. From 2007 to 2009, Mr. Aslanian was the Chief Executive Officer, sole Managing Member and founder of Blue Ram Capital Management, LLC, which managed an investment partnership of public equities in developed markets. In 2006, Mr. Aslanian retired from Goldman Sachs & Co. as a Managing Director after having been with the firm since 1991, during which time he was co-head of one of the most prominent wealth management teams of the firm. From 1985 to 1991, Mr. Aslanian was an attorney at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP where he concentrated his practice on corporate and tax matters and public and private mergers and acquisitions. Mr. Aslanian established the Richard J. Aslanian Scholarship Fund, an endowed scholarship, at the University of Pennsylvania, and has served on the boards of several charitable organizations, including the Partnership for Inner-City Education, the Harrison Educational Foundation and the Armenian Church Endowment Fund.
Allan Tubin was appointed as Chief Financial Officer and Treasurer of FREIT in February 2019. Mr. Tubin is the Chief Financial Officer of Hekemian & Co., FREIT’s Managing Agent. As Chief Financial Officer of Hekemian & Co., Mr. Tubin is responsible for corporate and project finance, budgeting and tax planning, accounting, and SEC compliance for FREIT. He is a member of Hekemian & Co.’s Acquisitions and Development Due Diligence Team, where he is responsible for financial forecasting and modeling. Mr. Tubin has over 25 years’ experience in real estate finance. Prior to joining Hekemian & Co. in 1996, he served as the Chief Financial Officer for the international real estate activities of the investment bank Donaldson, Lufkin & Jenrette, and served as a certified public accountant with Ernst & Young.
Meetings of the Board
During the fiscal year ended October 31, 2020, the Board held 17 meetings and acted by unanimous written consent on six occasions. Each incumbent member of the Board attended at least 75% of the aggregate number of (i) meetings of the Board and (ii) meetings of the committees of the Board on which he served that were held during the fiscal year ended October 31, 2020.
Trustee Attendance at Annual Meeting
FREIT encourages all of the trustees to attend the annual meeting, and expects that all trustees will attend the annual meeting absent a valid reason such as a scheduling conflict. All of the trustees attended the special meeting in lieu of annual meeting of shareholders held on April 21, 2020.
Committees of the Board
The Board has three standing committees: the Nominating Committee; the Compensation Committee; and the Audit Committee.
Nominating Committee
The Nominating Committee is authorized to identify, evaluate and recommend to the Board prospective nominees for Trustee, periodically review FREIT’s governance guidelines and make recommendations to the Board from time to time as to matters of governance. The Nominating Committee also periodically reviews the performance of the Board and its members and makes recommendations to the Board on the number, function, and composition of the Board and the committees of the Board, and on the terms of the trustees. The Nominating Committee’s charter is available on FREIT’s website at www.freitnj.com under the “About FREIT” and “Corporate Governance” tabs.
The Nominating Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board, without a particular focus on diversity. The Nominating Committee considers the nominee’s business judgment, skill and experience, the nominee’s understanding of FREIT’s business and industry and other related industries, the nominee’s integrity, reputation and independence, and such other factors as the Nominating Committee determines are relevant in light of the needs of the Board and FREIT and its shareholders. With respect to any person nominated for re-election to the Board, the Nominating Committee is authorized to consider the nominee’s performance on the Board before nominating the Trustee for re-election at an annual meeting. FREIT does not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.
The Nominating Committee will also consider candidates for trustee recommended by the shareholders. The process by which a shareholder may suggest a candidate to be nominated for election to the Board can be found in the section of this proxy statement entitled “Shareholder Proposals and Recommendations for Nomination of Trustees.” The Nominating Committee will apply the same criteria described above to review and evaluate the qualifications of any candidate recommended by a shareholder. However, the Nominating Committee has sole discretion whether to recommend any nominee for Trustee submitted by a shareholder to the Board.
The current members of the Nominating Committee of the Board are Ronald J. Artinian, Justin F. Meng and David McBride. Ronald J. Artinian, Justin F. Meng and David McBride meet the requirements for independence set forth in the definition of “independent director” in the listing rules of the NASDAQ Stock Market (the “NASDAQ Listing Rules”). The Nominating Committee approved recommendations to the Board that David B. Hekemian, Richard J. Aslanian and John A. Aiello be nominated for re-election as trustees for three-year terms. The Board subsequently approved such nominees. During the fiscal year ended October 31, 2020, the Nominating Committee held one meeting.

Compensation Committee
The Compensation Committee is charged with the responsibility of defining FREIT’s compensation philosophy and objectives, reviewing the compensation of the executive officers and trustees, and making recommendations to the full Board with respect to such compensation matters. The Compensation Committee is governed by a written charter, which is available on FREIT’s website at www.freitnj.com under the “About FREIT” and “Corporate Governance” tabs. The current members of the Compensation Committee of the Board are David F. McBride, Justin F. Meng, and Richard J. Aslanian. David F. McBride serves as the Chairman of the Compensation Committee. Each of the members of the Compensation Committee satisfies the qualifications for independence under the NASDAQ Listing Rules.
The Compensation Committee’s processes and procedures for the foregoing reviews and analyses of the compensation of FREIT’s executive officers are discussed under “Executive Compensation” below. The compensation of the trustees is discussed under “Trustee Compensation” below. During the fiscal year ended October 31, 2020, the Compensation Committee held one meeting and acted by unanimous written consent on one occasion.
Audit Committee
The current members of the Audit Committee of the Board are Ronald J. Artinian, David F. McBride and Richard J. Aslanian. Ronald J. Artinian serves as the Chairman of the Audit Committee. Each member of the Audit Committee satisfies the audit committee qualifications under the NASDAQ Listing Rules and is independent, as independence for audit committee members is defined in the NASDAQ Listing Rules, and each meets the independence requirements of Exchange Act Rule 10A-3(b)(1).
The Audit Committee held four meetings during fiscal 2020. The Audit Committee selects the independent registered public accounting firm (the “Independent Registered Public Accountants”) to audit the books and accounts of FREIT. In addition, the Audit Committee reviews and pre-approves the scope and costs of all services (including non-audit services) provided by the Independent Registered Public Accountants. The Audit Committee also monitors the effectiveness of the audit effort and financial reporting and inquiries into the adequacy of FREIT’s financial and operating controls.
Based on its review of the criteria of an “Audit Committee Financial Expert” under the rules of the SEC, the Board does not believe that any of the members of FREIT’s Audit Committee qualify as an Audit Committee Financial Expert.
Each of Ronald J. Artinian, David F. McBride and Richard J. Aslanian has made significant contributions and provided valuable service to FREIT and its shareholders as members of the Audit Committee. The Board believes that each of Mr. Artinian, Mr. McBride and Mr. Aslanian has demonstrated that he is capable of (i) understanding GAAP, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) understanding financial statements and analyzing and evaluating FREIT’s financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions, all of which are attributes of an Audit Committee Financial Expert under the rules of the SEC. Given the business experience and acumen of Mr. Artinian, Mr. McBride and Mr. Aslanian, the Board believes that each of them is qualified to carry out all duties and responsibilities of FREIT’s Audit Committee. However, Mr. Artinian, Mr. McBride and Mr. Aslanian have not acquired these attributes through the specific experiences that are required for qualification as an Audit Committee Financial Expert under the rules of the SEC, such as experience serving as, or experience actively supervising, a principal financial officer, principal accounting officer, controller, public accountant or auditor, or experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements. Therefore, the Board does not believe that any of its current members meets all of the requirements under the SEC rules for qualification as an Audit Committee Financial Expert.
The Board of Trustees believes that Allan Tubin, FREIT’s Chief Financial Officer and Treasurer, meets all of the requirements under the rules of the SEC for qualification as an Audit Committee Financial Expert. However, Mr. Tubin is not a trustee of FREIT and would not meet the requirements for qualification as an “independent director” under the NASDAQ Listing Rules due to the fact that Mr. Tubin is an executive officer of FREIT and an executive officer of Hekemian & Co., FREIT’s Managing Agent. As Chief Financial Officer of FREIT, Mr. Tubin will make the certifications required under the Sarbanes-Oxley Act of 2002 and the related rules adopted by the SEC with respect to (i) FREIT’s financial statements and other financial information included in periodic reports filed with the SEC, (ii) FREIT’s disclosure controls and procedures regarding the disclosure to the certifying officers of material information relating to FREIT, and (iii) FREIT’s internal controls and the adequacy of the design and operation of such internal controls. As a certifying officer of FREIT, Mr. Tubin will meet with and make reports to the Audit Committee with respect to the items which are the subject matter of his certifications.
Based on the foregoing, the Board of Trustees believes that the Audit Committee functions effectively and properly performs and discharges its duties, and the Board does not believe that it is necessary at this time to actively search for an outside person to serve on the Board who would qualify as an Audit Committee Financial Expert.
Audit Committee Report
The following report of the Audit Committee (the “Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Trust filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent FREIT specifically incorporates this Report by reference therein.
The Audit Committee meets each quarter during the fiscal year with FREIT’s Independent Registered Public Accountants and members of Hekemian & Co. and focuses on the following areas:
(1)
the adequacy of FREIT’s internal controls and financial reporting process and the reliability of its financial statements;

(2)
the independence and performance of FREIT’s Independent Registered Public Accountants and the cooperation received by the Independent Registered Public Accountants from Hekemian & Co.; and

(3)
FREIT’s compliance with all legal and regulatory requirements with particular emphasis upon all disclosures made by FREIT in its quarterly and annual reports to the SEC.

The Audit Committee and/or its chairperson meets separately with Hekemian & Co. and FREIT’s Independent Registered Public Accountants. The Independent Registered Public Accountants have unrestricted access to the Audit Committee. The Independent Registered Public Accountants make periodic reports directly to the Audit Committee out of the presence of Hekemian & Co. concerning their functions as FREIT’s Independent Registered Public Accountants.
The Board has adopted a written charter setting out the audit-related functions. The Audit Committee’s charter is available on FREIT’s website at www.freitnj.com under the “About FREIT” and “Corporate Governance” tabs. The Audit Committee reviews its charter on an annual basis and updates the charter as necessary.
Hekemian & Co. has primary responsibility for FREIT’s financial statements and the preparation of all financial statements and the maintenance of FREIT’s internal controls. The Independent Registered Public Accountants audit the annual financial statements prepared by Hekemian & Co. and express an opinion as to whether those financial statements fairly present FREIT’s financial position, results of operations and cash flows in conformity with GAAP. Any issues the Independent Registered Public Accountants believe should be raised are discussed with the Audit Committee.
For the fiscal year ended October 31, 2020, the Audit Committee reviewed FREIT’s audited financial statements and met with both Hekemian & Co. and EisnerAmper LLP, FREIT’s independent registered public accountants for the fiscal year ended October 31, 2020, to review and discuss all financial statements. Hekemian & Co. has represented to the Audit Committee that the financial statements were prepared in conformity with GAAP.
The Audit Committee has received from and discussed with EisnerAmper LLP the written disclosure and the letter required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526 (Independence

Discussion with Audit Committees). These items relate to EisnerAmper LLP’s independence from FREIT. The Audit Committee also discussed with EisnerAmper LLP any matters required to be discussed by Auditing Standard 1301, as amended (Communication with Audit Committees), as adopted by the PCAOB in Rule 3200T.
On the basis of these reviews and discussions, the Audit Committee recommended to the Board that FREIT’s audited financial statements be included in FREIT’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, for filing with the SEC.
Submitted by:
Ronald J. Artinian, Chairman
David F. McBride
Richard J. Aslanian

Corporate Governance
Code of Ethics
FREIT has adopted a Code of Ethics that is applicable to all trustees, officers and management employees of FREIT, including, without limitation, FREIT’s principal executive and senior financial officers (the “Code of Ethics”). The Audit Committee is charged with administering and interpreting the Code of Ethics. The Code of Ethics is available on FREIT’s website at www.freitnj.com under the “About FREIT” and “Corporate Governance” tabs.
Board Leadership Structure
The Board does not have a fixed policy regarding the separation of the positions of Chairman of the Board and Chief Executive Officer; rather, the Board favors the flexibility to select the Chairman and to determine the optimal Board leadership structure from time to time in the best interests of FREIT and its shareholders.
From 1991 to 2018, the late Robert S. Hekemian served as Chairman of the Board and Chief Executive Officer of FREIT. The Board believed that the optimal leadership structure for FREIT was the centralization of leadership through the combination of the Chairman and Chief Executive Officer roles in Mr. Hekemian based on Mr. Hekemian’s particular background, experience and knowledge of the real estate industry and markets in which FREIT operated, as well as Mr. Hekemian’s availability to serve both roles in view of the fact that FREIT’s executive officers are employed on a part-time, non-exclusive basis and engage in business activities outside of FREIT.
Upon Robert S. Hekemian’s retirement as Chairman and Chief Executive Officer of FREIT in April 2018, the Board appointed Robert S. Hekemian, Jr., a trustee of FREIT and the Chief Operating Officer of Hekemian & Co., to succeed Robert S. Hekemian as Chief Executive Officer of FREIT, and Ronald J. Artinian, a trustee of FREIT and Chairman of the Audit Committee, to succeed Mr. Hekemian as Chairman of the Board. The Board believed that Robert S. Hekemian, Jr. and Ronald J. Artinian had the experience and qualifications to serve as Chief Executive Officer and Chairman of the Board, respectively, and that Mr. Hekemian and Mr. Artinian had distinguished themselves as talented and capable leaders of FREIT in the course of their service as trustees and in other capacities, such as, in the case of Robert S. Hekemian, Jr., as the Chief Operating Officer of Hekemian & Co., and in the case of Ronald J. Artinian, as Chairman of the Audit Committee of the Board. The Board further believed that Mr. Hekemian and Mr. Artinian were attractive candidates for the Chief Executive Officer and Chairman positions, respectively, based on their familiarity with FREIT and its business and real estate portfolio, as well as their experience with corporate governance matters that they had acquired over their many years of service to FREIT. The Board therefore determined that FREIT and its shareholders would be best served by elevating both Robert S. Hekemian, Jr. and Ronald J. Artinian to formal leadership and strategy-developing roles in FREIT, by naming them to succeed the late Robert S. Hekemian as Chief Executive Officer and Chairman of the Board, respectively.
The Board does not have a “lead” independent trustee. In view of the relatively small size of the Board and the ample opportunities that the independent trustees have to hold discussions among themselves in conjunction with meetings of the Board (but outside the presence of the non-independent trustees), the Board does not believe that it is necessary to designate a “lead” independent trustee at this time. However, the Board believes that Ronald J. Artinian, in effect, functions as a “lead” independent trustee on an informal basis through his performance of the duties and functions as Chairman of the Board.
Risk Oversight
The full Board is responsible for actively overseeing FREIT’s risk profile and management’s processes for assessing and managing risk through regular meetings of the Board, as well as informal communications with management. The Chairman and Chief Executive Officer, other senior management members and employees of Hekemian & Co., regularly report to the Board on significant risks affecting FREIT, including financial, operational and strategic risks. The full Board (or the appropriate committee of the Board, in the case of risks that are under the purview of a particular committee) receives these reports from management to enable the Board (or committee, as the case may be) to understand FREIT’s risk identification, risk management and risk mitigation strategies.
In addition, while the full Board has the ultimate oversight responsibility for the risk oversight process, various committees of the Board comprised of independent directors also have responsibility for risk oversight. The Audit Committee of the Board: (i) reviews and assesses risk relative to insurance coverage for FREIT’s operating activity and financial investments, including the investment of liquid assets; (ii) evaluates the impact, if any, of changes in interest rates and energy prices and oversees actions taken to mitigate risk associated with fluctuations in interest rates and energy prices; (iii) conducts internal control reviews and reports any material issues raised in the course of such reviews; and (iv) reviews internal controls over financial reporting with the Independent Registered Public Accountants. The Audit Committee presents reports to the full Board on a quarterly basis and reports any matters relative to risk oversight that require the attention or action of the full Board. The Compensation Committee oversees FREIT’s compensation programs to ensure that they do not create incentives that expose FREIT to unnecessary and excessive risks.
When a report from management is vetted at the committee level, the chairperson of that committee subsequently reports on the matter to the full Board, which enables the Board and the committees to coordinate the Board’s risk oversight role.
EXECUTIVE COMPENSATION
FREIT is externally managed by Hekemian & Co. Robert S. Hekemian, Jr., Chief Executive Officer, President and a trustee of FREIT, and David B. Hekemian, a trustee of FREIT, each holds a 33.3% equity interest in Hekemian & Co. The balance of the equity interests in Hekemian & Co. is held by other members of the Hekemian family. As compensation for its management services, FREIT pays Hekemian & Co. management and other fees pursuant to a Management Agreement between FREIT and Hekemian & Co. In addition, as an incentive to the employees of Hekemian & Co. (including members of the Hekemian family) to identify and provide real estate investment opportunities for FREIT, FREIT has advanced to such employees, who are investors in certain joint venture projects, a portion of the equity capital required to be contributed by them to such joint ventures. The Management Agreement and these other incentives are more particularly described in “Certain Relationships and Related Party Transactions; Trustee Independence” below.
In view of FREIT’s external management structure, FREIT does not employ executive officers on a full-time basis. The following Compensation Discussion and Analysis presents information regarding FREIT’s compensation policies and programs and the compensation of FREIT’s executive officers.
Compensation Discussion and Analysis
Overview
FREIT’s compensation program is designed to properly compensate the executive officers commensurate with the duties and services that they are employed to perform for FREIT, to reward their dedication, hard work and success and align their interests with the long-term interests of FREIT. The Compensation Committee reviews the compensation paid to the executive officers in consideration of these objectives and makes recommendations to the Board regarding its determinations. The various factors considered by the Compensation Committee in reaching its determinations concerning the compensation of the executive officers are discussed under “Fiscal 2020 Compensation” below.
Recovery of Erroneously Awarded Compensation
The Board has adopted a policy that provides that, in the event that FREIT is required to prepare an accounting restatement due to FREIT’s material non-compliance with any financial reporting requirement, FREIT will require the reimbursement, cancellation or forfeiture, as the case may be and to the fullest extent permitted by applicable law, of any incentive-based compensation paid to any current or former executive officer during the three-year period preceding such restatement that was based on the erroneous data and that was paid in excess of the compensation that would have been paid to the executive officer based on the accounting restatement. FREIT will disclose any incentive-based compensation paid to any executive officer that is based on any measure of financial performance or any other financial information in FREIT’s proxy statement for the annual meeting of shareholders and as required by the rules and regulations of the SEC.
As discussed under “Elements of Executive Compensation” below, FREIT did not pay any incentive-based compensation to any of the executive officers during the fiscal year ended October 31, 2020.
Hedging Policy
It is the policy of FREIT that no employee or trustee of FREIT may purchase any financial instruments that are designed to hedge or offset any decrease in the market value of FREIT’s Shares that (i) were previously awarded, or acquired pursuant to the exercise of any option granted, to an employee or trustee by FREIT as part of the compensation of such employee or trustee or (ii) otherwise held, directly or indirectly, by an employee or trustee, which financial instruments will include, without limitation, puts, calls, straddles, equity swaps and any other derivative security that is directly linked to the Shares.
Elements of Executive Compensation
There are three elements to the compensation of the executive officers of FREIT: (1) base salary; (2) the Equity Incentive Plan; and (3) the Amended and Restated Deferred Fee Plan (the “Deferred Fee Plan”). The Compensation Committee and the Board believe that these elements allow FREIT to accomplish its objectives of properly compensating the executive officers for their services to FREIT, rewarding the dedication, hard work and success of executive officers and aligning the interests of executive officers with the long-term interests of FREIT.
Except for base salary, benefits under the Equity Incentive Plan and Deferred Fee Plan, and fees paid to the executive officers for their service as trustees, FREIT does not pay any other compensation or benefits to its executive officers, whether it be in the form of bonus, long-term incentive compensation, perquisites, rights, warrants, convertible securities, performance units, performance shares or other similar instruments. The Equity Incentive Plan and the Deferred Fee Plan are the only employee benefit plans maintained by FREIT. There are no employment contracts between FREIT and any of the executive officers, nor is there any compensatory plan or arrangement between FREIT and any of the executive officers pursuant to which an executive officer would receive payments as the result of his resignation or retirement as an executive officer, or any other event resulting in the termination of his relationship with FREIT as an executive officer, or as a result of a change in control of FREIT. FREIT’s Deferred Fee Plan, discussed below, provides that a participant may receive Shares with respect to amounts credited to such participant’s account under the Deferred Fee Plan, including amounts deferred thereunder and accrued interest, upon such participant’s attainment of the retirement age specified in the participant’s deferral election, such participant’s actual retirement, such participant’s cessation of services prior to retirement, or the occurrence of a change in control of FREIT as defined under the Deferred Fee Plan. FREIT’s Equity Incentive Plan provides that in the event of (i) a Change in Control (as defined in the Equity Incentive Plan) or (ii) a sale of all or substantially all of the assets of FREIT, other than a sale of assets to a subsidiary or other affiliated entity of FREIT, all outstanding options granted under the Equity Incentive Plan will become exercisable (to the extent not already exercisable) immediately before or contemporaneously with the occurrence of such change in control or sale, and each outstanding restricted share award granted under the Equity Incentive Plan will immediately become free of all restrictions, conditions and forfeiture provisions.
As of October 31, 2020, there were 202,400 unexercised options collectively held by the executive officers and trustees of FREIT that were outstanding. Additional information with respect to outstanding stock options is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table below.
Robert S. Hekemian, Jr., Chief Executive Officer, President and a trustee of FREIT, is the President and Chief Operating Officer of Hekemian & Co. David B. Hekemian, a trustee of FREIT, is the Principal/Broker — Salesperson and Director of Commercial Brokerage of Hekemian & Co. Robert S. Hekemian, the former Chairman and Chief Executive Officer of FREIT, served as a consultant to FREIT and Chairman of the Board and Chief Executive Officer of Hekemian & Co. prior to his death in December 2019. Allan Tubin, Chief Financial Officer and Treasurer of FREIT, is the Chief Financial Officer of Hekemian & Co. Pursuant to the terms of the Management Agreement between Hekemian & Co. and FREIT, Hekemian & Co. is entitled to receive a termination fee from FREIT under certain circumstances, including the non-renewal of the Management Agreement by FREIT, termination of the Management Agreement by FREIT without cause, or termination of the Management Agreement by FREIT following an acquisition of FREIT. See “Certain Relationships and Related Party Transactions; Trustee Independence” below.
Equity Incentive Plan
FREIT originally adopted the Equity Incentive Plan in 1999 upon the approval of the Board and the shareholders. In 2007, the Board and shareholders approved amendments to the Equity Incentive Plan to (a) increase the number of Shares reserved for issuance thereunder by 300,000 Shares and (b) extend the term of the Equity Incentive Plan from September 10, 2008 to September 10, 2018. In 2018, the Board and shareholders approved further amendments to the Equity Incentive Plan to (a) increase the number of Shares reserved for issuance thereunder by an additional 300,000 Shares and (b) further extend the term of the Equity Incentive Plan from September 10, 2018 to September 10, 2028.
The purpose of the Equity Incentive Plan is to allow FREIT to retain the services of individuals who have made, and/or who are expected to make, significant contributions to the business of FREIT and its subsidiaries, to align such persons’ interests with the long-term interests of FREIT, and to reward hard work, dedication and success by providing such individuals with an opportunity to acquire Shares of FREIT or receive other Share-based awards. Eligible participants include executive officers, trustees and consultants of FREIT, including employees of Hekemian & Co., FREIT’s managing agent
The Board administers the Equity Incentive Plan, with the full and exclusive power to interpret the plan, to adopt rules, regulations and guidelines relating to the plan, to grant waivers of restrictions under the plan and to make all of the determinations necessary for the administration of the plan. The Board’s authority to administer the Equity Incentive Plan includes the authority, within the limits set forth in the plan, to determine the persons to whom awards may be granted, determine the number of shares to be covered by each award, establish the terms, conditions and provisions of the awards to be granted, and establish restrictions on the awards or subsequently waive any such restriction or permit any such restriction to lapse.
The exercise price of options granted under the Equity Incentive Plan will be equal to the Fair Market Value (as defined in the Equity Incentive Plan) of the Shares on the date of the grant of the options. For any other form of award, the consideration, if any, to be paid in exchange for the award will be determined by the Board, but in no event will such consideration be greater than the Fair Market Value of the Shares on the date of grant. The term of awards will be determined by the Board, but will not exceed 10 years from the date of grant. Awards will vest in accordance with terms fixed by the Board, and vesting of awards may accelerate upon the occurrence of certain events, including a Change in Control (as defined in the Equity Incentive Plan), a sale of all or substantially all of FREIT’s assets, or the death, the Retirement (as defined in the Equity Incentive Plan) of the participant or the disability of the participant.
The Board may terminate, modify or amend the Equity Incentive Plan at any time; provided, that any modification or amendment that increases the number of Shares reserved for issuance thereunder is subject to the approval of FREIT’s shareholders, and any termination, modification or amendment that adversely affects the terms of any outstanding awards is subject to the consent of the holders thereof.

The Board has charged the Compensation Committee with the responsibility of making recommendations to the Board with respect to grants of awards under the Equity Incentive Plan to eligible participants. While the Equity Incentive Plan provides that options to acquire Shares will be the principal form of award under the plan, the plan also provides for grants of restricted Share awards and other Share-based awards.
The Compensation Committee did not recommend, and the Board did not make, any other grants of stock options or other equity-based awards under the Equity Incentive Plan during the fiscal year ended October 31, 2020.
Amended and Restated Deferred Fee Plan
Effective November 1, 2000, the Board adopted the Deferred Fee Plan, which is intended to provide a benefit to executive officers and trustees who have made, and/or who are expected to continue to make, significant contributions to the long-term success of FREIT. An election to defer compensation is required to be made prior to the calendar year for which it will be effective, and is irrevocable with respect to the calendar year to which it applies. The Deferred Fee Plan was amended and restated effective December 31, 2008, and further amended and restated effective November 1, 2014.
The original purpose of the Deferred Fee Plan was to provide executive officers and trustees with a long-term savings opportunity. Prior to the amendments to the Deferred Fee Plan that went into effect as of November 1, 2014, the Deferred Fee Plan permitted any executive officer or trustee to elect to defer receipt of any compensation, including executive officer salary, trustee annual retainer fees, meeting attendance fees, and property site inspection fees, and the rate of interest payable on any amounts deferred was fixed at 9% per annum, compounded quarterly.
The amendments to the Deferred Fee Plan that went into effect as of November 1, 2014 shifted the purpose of the Deferred Fee Plan from a long-term savings vehicle for eligible participants to an opportunity for eligible participants to increase their equity position in FREIT. As amended and restated effective November 1, 2014, the Deferred Fee Plan no longer permits trustees who are also executive officers of FREIT to defer amounts payable to them as salary for their services as executive officers. Participants in the Deferred Fee Plan are only permitted to defer amounts payable to them for their service as trustees. In addition, from and after November 1, 2014, amounts deferred, together with the interest accrued on a participant’s entire balance, will be converted on the last day of each calendar quarter into share units that are equivalent to Shares (“Share Units”), and credited to the participant’s account. Amounts deferred under the Deferred Fee Plan are converted into Share Units on a quarterly basis, on the last day of each calendar quarter. The number of Share Units to be credited with respect to amounts deferred during a calendar quarter will be determined by the closing price of the Shares on the trading day immediately preceding the last day of such calendar quarter. The participants’ existing balances as of October 31, 2014 will be preserved in the form of cash and will not be converted into Share Units, although the interest that accrues on such existing balances from and after November 1, 2014 will be converted into Share Units. As of November 1, 2014, the interest rate on participants’ cash balances under the Deferred Fee Plan was changed from nine percent (9%) per annum to the average interest rate on 10-year Treasury bonds plus 150 basis points. In the event that any cash dividend is paid by FREIT with respect to the Shares, each participant will be credited with a number of Share Units equal to (x) the amount of the cash dividend paid with respect to one Share, (y) multiplied by the total number of Share Units credited to a participant’s account as of the record date for the dividend, (z) divided by the fair market value of one Share on the trading day immediately preceding the payment date of the dividend. In the event that any dividend is paid with respect to the Shares in Shares, each participant will be credited with a number of Share Units equal to the number of full Shares that such participant would have received had the participant been the owner, on the record date for the dividend, of a number of Shares equal to the number of Share Units credited to the participant’s account.
A participant’s deferred benefits under the Deferred Fee Plan will be paid to the participant at either: (i) the retirement age specified by the participant in the deferral election; (ii) actual retirement of the participant; (iii) upon the earlier cessation of duties as a trustee of FREIT prior to retirement; or (iv) upon a change in control of FREIT (as defined in the Deferred Fee Plan). On the payment date, FREIT will issue to the participant a number of Shares equal to the number of Share Units credited to the participant’s account, and will pay to the participant amounts maintained in the participant’s account as of October 31, 2014 as cash, in either a lump sum or in a number of substantially equal annual installments over a period not to exceed 10 years, at the election of the participant, except if a participant elects to receive payment upon the occurrence of a change in control, in which case all such amounts will be payable in a lump sum. FREIT has not created and will not create a cash sinking fund for amounts deferred pursuant to the Deferred Fee Plan that are not payable in Shares. As a result, any participant who elects to participate in the Deferred Fee Plan is an unsecured creditor of FREIT with respect to any amounts deferred thereunder. The Deferred Fee Plan may be amended, suspended or terminated by resolution of the Board at any time and from time to time; provided, that no amendment, suspension or termination will operate to adversely affect the plan benefits accrued or available for any participant.
As of October 31, 2020, an aggregate amount of approximately $2,633,000 has been deferred and earned as cash under the Deferred Fee Plan, which represents an aggregate of $1,542,000 of deferred fees and $1,091,000 of accrued deferred interest, which amounts will be maintained as cash in the participants’ accounts under the Deferred Fee Plan and will not be converted into Share Units as described above. As of October 31, 2020, there is an aggregate amount of 152,144 vested FREIT share units based on the conversion of deferred fees, interest and dividends earned, since November 1, 2014.
During the fiscal year ended October 31, 2020, participants deferred a total of approximately $526,000 under the Deferred Fee Plan, consisting of approximately $438,000 of deferred fees and approximately $88,000 of accrued deferred interest. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $526,000 deferred by all participants converted into an aggregate of 29,134 Share Units during the fiscal year ended October 31, 2020, which were credited to the participants’ accounts. Additional information regarding the participants’ deferral of fees and the conversion of deferred amounts into Share Units credited to their accounts is set forth in the tables under “Fiscal 2020 Nonqualified Deferred Compensation” and “Fiscal 2020 Trustee Compensation” below.
Fiscal 2020 Compensation
Following Robert S. Hekemian’s retirement as Chairman and Chief Executive Officer on April 5, 2018, the Board determined, upon the recommendation of the Compensation Committee, to pay Robert S. Hekemian, Jr. a base salary for the fiscal year ended October 31, 2018 of $300,000 on a pro-rated basis for his services as Chief Executive Officer following his appointment to that office in April 2018. Robert S. Hekemian was paid an annual base salary of $300,000 prior to his retirement in April 2018.
With respect to compensation for the fiscal year ended October 31, 2019, the Compensation Committee recommended to the Board that the base salary paid to Robert S. Hekemian, Jr. for his service as Chief Executive Officer of FREIT be increased to $400,000 per year from $300,000 per year, and that there be no adjustments to the compensation paid to Allan Tubin as Chief Financial Officer and Treasurer of FREIT, Ronald J. Artinian as Chairman of the Board of FREIT or John A. Aiello as Executive Secretary of FREIT, and the Board approved the Compensation Committee’s recommendations.
With respect to compensation for the fiscal year ending October 31, 2020, the Compensation Committee recommended to the Board that the base salary paid to Robert S. Hekemian, Jr. for his service as Chief Executive Officer of FREIT be maintained at $400,000 per year, and that there be no adjustments to the compensation paid to Allan Tubin as Chief Financial Officer and Treasurer of FREIT, Ronald J. Artinian as the Chairman of the Board or John A. Aiello as Executive Secretary. In an effort to further preserve FREIT’s cash flow, in May 2020, the Board of Trustees reduced all fees, salaries and retainers payable to FREIT’s executive officers and members of the Board of Trustees by thirty percent (30%) from May 1, 2020 through the end of fiscal 2020.
The Compensation Committee considers the following factors, among other things, in the course of its review of the compensation for the executive officers: (a) compensation paid by other real estate investment trusts, both as a component of operating expenses and to ensure that FREIT’s compensation levels are competitive in the industry; (b) the duties and responsibilities of the executive officers and the value of the services provided by them; (c) FREIT’s operating results and financial condition, as well as the condition and prospects of the residential and commercial real estate markets; and (d) the results of the most recent shareholder advisory vote to approve the compensation of the executive officers, which was conducted at the special meeting in lieu of annual meeting of shareholders held in April 2020. For the fiscal year ending October 31, 2020, the Compensation Committee also considered the roles of the executive officers with FREIT’s evaluation and pursuit of the strategic alternatives being pursued by FREIT, including the Sale Agreement and Plan of Liquidation.
The Compensation Committee reviews compensation paid by other real estate investment trusts in the most general way in view of the fact that unlike many other real estate investment trusts, FREIT is externally managed. Therefore, FREIT does not retain the services of its executive officers on a full-time, exclusive basis, and the executive officers do not spend full time in their respective positions or devote all of their business activities to FREIT. The Compensation Committee and the Board take these considerations into account when determining the compensation to be paid to FREIT’s executive officers, and the compensation paid to the executive officers reflects what the Compensation Committee and the Board believe to be fair and reasonable compensation for the services that the executive officers provide to FREIT and their commitment to serve as executive officers of FREIT under these circumstances. The Compensation Committee and the Board also consider the size and scope of FREIT’s business and operations as reflected on its balance sheet and income statement in relationship to other real estate investment trusts.
As required by the rules and regulations of the SEC, at the special meeting in lieu of annual meeting of shareholders held on April 21, 2020, the shareholders were asked to approve an advisory resolution approving the compensation of the executive officers as disclosed and described in the Compensation Discussion and Analysis and the compensation tables and narratives contained in FREIT’s proxy statement used in connection with the special meeting. The advisory resolution received the approval of approximately 89.5% of the votes cast on this proposal. The Compensation Committee and the Board concluded from the strong approval of the advisory resolution that the shareholders believe that FREIT’s compensation policies and the compensation paid to the executive officers are appropriate and reflective of FREIT’s objectives of aligning the interests of the executive officers with the long-term interests of FREIT. In accordance with the rules and regulations of the SEC, and based on the results of the vote by the shareholders of FREIT at the special meeting in lieu of annual meeting of shareholders held in April 2020 on the frequency of such vote, the advisory vote by the shareholders to approve the compensation of the executive officers will occur again at the 2023 annual meeting of shareholders.
Risk Management
The Compensation Committee does not believe that FREIT’s executive compensation program gives rise to any risks that are reasonably likely to have a material adverse effect on FREIT. Executive officers are compensated on a fixed-salary basis and have not been awarded any bonuses or other compensation that might encourage the taking of unnecessary or excessive risks that threaten the long-term value of FREIT. In addition, the Compensation Committee and the Board have utilized, the Equity Incentive Plan to align the interests of the trustees and executive officers with the long-term interests of FREIT and the shareholders through grants of stock options and other equity-based awards, thereby giving the trustees and executive officers additional incentives to protect the long-term value of FREIT.
Executive Compensation and Financial Performance
As discussed above, the executive officers of FREIT are compensated primarily on a fixed-salary basis and have not been awarded any incentive-based cash bonuses, and the compensation paid to the executive officers is not specifically dependent upon any particular measure of financial performance. However, the Compensation Committee considers, in general terms, both the overall financial performance and condition of FREIT and FREIT’s long-term prospects in the Committee’s determination of appropriate levels of executive salary, among other factors and considerations discussed under “Fiscal 2020 Compensation” above.
Chief Executive Officer Compensation and Employee Compensation
The table below sets forth comparative information regarding (A) the total compensation of the Chief Executive Officer for the fiscal year ended October 31, 2020, (B) the median of the total compensation of all other employees of FREIT, not including the Chief Executive Officer, for the fiscal year ended October 31, 2020, and (C) the ratio of the Chief Executive Officer’s total compensation to the median of the total compensation of all other employees (other than the Chief Executive Officer). As of October 31, 2020, excluding the Chief Executive Officer, FREIT had thirty (30) employees, including twenty-two (22) full-time employees, five (5) part-time and seasonal employees, and three executive officers.
Chief Executive Officer compensation (A)	$408,022
Median compensation of all employees (not including Chief Executive Officer) (B)	$47,286
Ratio of (A) to (B)	8.63
Compensation Committee Interlocks and Insider Participation
For the fiscal year ended October 31, 2020, David F. McBride, Justin F. Meng and Richard J. Aslanian served on the Compensation Committee of the Board, with Mr. McBride serving as the Chairman of the Committee. None of the members of the Compensation Committee served as an executive officer or employee of FREIT at any time during the fiscal year ended October 31, 2020, nor have any of them ever served as an executive officer of FREIT in any prior year.
Compensation Committee Report
The Compensation Committee has discussed and reviewed the foregoing Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement/prospectus.
Submitted by:
David F. McBride, Chairman
Justin F. Meng
Richard J. Aslanian

SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of all of the named executive officers of FREIT (the “Executive Officers”) as of October 31, 2020, 2019 and 2018 for services in all capacities to FREIT for the 2020, 2019 and 2018 fiscal years, respectively. With respect to all compensation, the term “paid” will mean actually paid or deferred.
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Robert S. Hekemian,	2020	$—	$—	$—	$—	$—	$—		$—		$—
Former Chairman of the	2019	$—	$—	$—	$—	$—	$—	$		$
Board and Chief Executive	2018	$128,932(4)	$—	$—	$—	$—	$—		$235,806(5)		$364,738(6)
Officer(3)
Robert S. Hekemian, Jr.,	2020	$350,000	$—	$—	$—	$—	$—		$58,022(9)		$408,022
President and Chief Executive	2019	$400,000	$—	$—	$—	$—	$—		$81,190(9)		$481,190
Officer(7)	2018	$171,781(8)	$—	$—	$—	$—	$—		$63,046(9)		$234,827
Allan Tubin,	2020	$25,500	$—	$—	$—	$—	$—		$—		$25,500
Treasurer and Chief Financial	2019	$21,863 (11)	$—	$—	$—	$—	$—		$—		$21,863
Officer(10)	2018	$—	$—	$—	$—	$—	$—		$—		$—
Donald W. Barney,	2020	$—	$—	$—	$—	$—	$—		$—		$—
Former President, Treasurer	2019	$20,342 (13)	$—	$—	$—	$—	$—		$87,211(14)		$107,553
and Chief Financial	2018	$75,000	$—	$—	$—	$—	$—		$119,515(14)		$194,515
Officer(12)
John A. Aiello, Esq.,	2020	$34,000	$—	$—	$—	$—	$—		$72,750 (15)		$106,750 (16)
Executive Secretary and	2019	$40,000	$—	$—	$—	$—	$—		$76,000(15)		$116,000(16)
Secretary	2018	$35,000	$—	$—	$—	$—	$—		$68,000(15)		$103,000(16)

(1)
Represents the positions held by each Executive Officer for the fiscal years ended October 31, 2020, 2019 and 2018.

(2)
Represents payment to the Executive Officers for their services as Executive Officers of FREIT.

(3)
Robert S. Hekemian retired as Chairman, Chief Executive Officer and a trustee of FREIT effective April 5, 2019. Mr. Hekemian did not serve as an Executive Officer of FREIT during the fiscal years ended October 31, 2020 and 2019.

(4)
Based on an annual base salary in the amount of $300,000, prorated for the period beginning November 1, 2017 through the effective date of Robert S. Hekemian’s retirement as Chairman of the Board and Chief Executive Officer on April 5, 2018.

(5)
Of these amounts: $200,955 represents accrued interest earned in the fiscal year ended October 31, 2018, on amounts previously deferred by Robert S. Hekemian for service as an Executive Officer pursuant to the terms of the Deferred Fee Plan, pursuant to which payment of accrued interest is deferred until such time that the deferred executive officer fees are paid to Mr. Hekemian; $27,642 represents annual retainer fees, meeting fees and other fees paid to Mr. Hekemian in the fiscal year ended October 31, 2018, as consideration for his service on the Board and, if applicable, its committees, but deferred pursuant to the terms of the Deferred Fee Plan; and $7,209 represents dividends earned related to accrued interest and fees in the fiscal year ended October 31, 2018. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $235,806 deferred (including dividends earned on deferral) for the fiscal year ended October 31, 2018 converted into an aggregate of 14,921 Share Units. See “Amended and Restated Deferred Fee Plan” above.

(6)
In addition to amounts paid to Robert S. Hekemian for his service as Chairman of the Board, Chief Executive Officer and a trustee of FREIT during the fiscal year ended October 31, 2018 until his retirement as an Executive Officer and Trustee on April 5, 2018, Mr. Hekemian entered into a Consulting Agreement with FREIT effective April 5, 2018 and received compensation from FREIT for consulting services rendered thereunder until his death in December 2019. The compensation paid to Mr. Hekemian under the Consulting Agreement during the fiscal years ended October 31, 2020, 2019 and 2018 is described in Item 13, “Certain Relationships and Related Party Transactions; Trustee Independence.”

(7)
Robert S. Hekemian, Jr. was appointed as Chief Executive Officer of FREIT effective April 5, 2018 and President of FREIT effective February 7, 2019.

(8)
Based on an annual base salary in the amount of $300,000, prorated for the period beginning on the date of Robert S. Hekemian, Jr.’s appointment as Chief Executive Officer on April 5, 2018 through the remainder of the fiscal year ended October 31, 2018.

(9)
Of these amounts: $6,772, $9,840 and $11,080 represent accrued interest earned in the fiscal years ended October 31, 2020, 2019 and 2018, respectively, on amounts previously deferred by Robert S. Hekemian, Jr. pursuant to the terms of the Deferred Fee Plan, pursuant to which payment of accrued interest is deferred until such time that the deferred fees are paid to Mr. Hekemian; $51,250, $61,000 and $50,000 represent annual retainer fees, meeting fees and other fees paid to Mr. Hekemian in the fiscal years ended October 31, 2020, 2019 and 2018, respectively, as consideration for his service on the Board and, if applicable, its committees, but deferred pursuant to the terms of the Deferred Fee Plan; and $0, $10,350, and $1,966 represent dividends earned related to accrued interest and fees in the fiscal years ended October 31, 2020, 2019 and 2018, respectively. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $58,022 deferred for the fiscal year ended October 31, 2020 converted into an aggregate of 3,328 Share Units, $81,190 deferred (including dividends earned on deferral) for the fiscal year ended October 31, 2019 converted into an aggregate of 4,927 Share Units and the aggregate amount of $63,046 deferred (including dividends earned on deferral) for the fiscal year ended October 31, 2018 converted into an aggregate 4,002 Share Units. See “Amended and Restated Deferred Fee Plan” above.

(10)
Allan Tubin was appointed as Chief Financial Officer and Treasurer of FREIT effective February 7, 2019. Mr. Tubin did not serve as an executive officer of FREIT during fiscal 2018.

(11)
Based on an annual base salary of $30,000 pro-rated for the period beginning on the date of Mr. Tubin’s appointment as Chief Financial Officer and Treasurer on February 7, 2019 through the remainder of the fiscal year ended October 31, 2019.
(12)
Donald W. Barney retired as President, Chief Financial Officer, Treasurer and a trustee of FREIT effective February 7, 2019.

(13)
Based on an annual base salary of $75,000 prorated for the fiscal year ended October 31, 2019 through the date of Mr. Barney’s retirement as Chief Financial Officer and Treasurer on February 7, 2019.

(14)
Of these amounts: $57,081 and $65,992 represent accrued interest earned in the fiscal years ended October 31, 2019 and 2018, respectively, on amounts previously deferred by Donald W. Barney for service as an executive officer pursuant to the terms of the Deferred Fee Plan, pursuant to which payment of accrued interest is deferred until such time that the deferred executive officer fees are paid to Mr. Barney; $13,938 and $50,000 represent annual retainer fees, meeting fees and other fees paid to Mr. Barney in the fiscal years ended October 31, 2019 and 2018, respectively, as consideration for his service on the Board and, if applicable, its committees, but deferred pursuant to the terms of the Deferred Fee Plan; and $16,192 and $3,523, represent dividends earned related to accrued interest and fees in the fiscal years ended October 31, 2019 and 2018, respectively. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $87,211 deferred (including dividends earned on deferral) for the fiscal year ended October 31, 2019 converted into an aggregate of 5,363 Share Units and the aggregate amount of $119,515 deferred (including dividends earned on deferral) for the fiscal year ended October 31, 2018 converted into an aggregate of 7,574 Share Units. See “Amended and Restated Deferred Fee Plan” above.

(15)
During the fiscal years ended October 31, 2020, 2019 and 2018, the Executive Secretary was entitled to receive: (i) meeting attendance fees in the amount of $1,500 for each meeting of the Board and its committees attended, $1,000 for each meeting participated in by teleconference; and (ii) property site inspection fees in the amount of $1,000 for each site inspection attended and reimbursement of all reasonable and verified out-of-pocket expenses incurred in connection with the site visit.

(16)
Mr. Aiello is an officer and shareholder in the law firm of Giordano, Halleran & Ciesla, P.C. During the fiscal years ended October 31, 2020, 2019 and 2018, Mr. Aiello paid to the law firm the retainer and meeting fees which he received in connection with his services as Secretary and Executive Secretary of FREIT during the fiscal years ended October 31, 2020, 2019 and 2018.

The following table sets forth information concerning the compensation of the executive officers that was deferred pursuant to the Deferred Fee Plan, described under “Amended and Restated Deferred Fee Plan” above, for the fiscal year ended October 31, 2020:
FISCAL 2020 NONQUALIFIED DEFERRED COMPENSATION
Name(1)	(a)(2) Executive Contributions in Last FY ($)	(b)(2) Registrant Contributions in Last FY ($)	(c) Aggregate Earnings in Last FY ($)	(d) Aggregate Withdrawals/ Distributions ($)	(e)(2) Aggregate Balance at Last FYE ($)
Robert S. Hekemian, Jr.	$51,250	$—	$6,772	$—	$663,216
Allan Tubin	$—	$—	$—	$—	$—
John A. Aiello, Esq.	$—	$—	$—	$—	$—

(1)
Effective November 1, 2000, the Board adopted the Deferred Fee Plan for its executive officers and its trustees. The Deferred Fee Plan was amended and restated on December 30, 2008, effective as of December 31, 2008, and further amended and restated on September 4, 2014, effective beginning November 1, 2014. Prior to the amendments that went into effect beginning November 1, 2014, the Deferred Fee Plan permitted any executive officer or trustee to elect to defer receipt of any executive officer, trustee retainer, meeting attendance, or property site inspection fee. As a result of the amendments to the Deferred Fee Plan that went into effect on November 1, 2014, participants in the Deferred Fee Plan who are also executive officers of FREIT are only permitted to defer amounts paid to them in their capacities as trustees, and are not permitted to defer amounts paid to them in their capacities as Executive Officers. Please see the full discussion of the Deferred Fee Plan under “Amended and Restated Deferred Fee Plan” above.
(2)
All amounts reported in columns (a) and (b) are reported as compensation to the named Executive Officers in their capacities as members of the Board in the fiscal year ended October 31, 2020 in the “Summary Compensation Table” above.

The following table sets forth information concerning the Reincorporation into Share Units of deferred fees, accrued deferred interest and dividends payable with respect to credited Share Units under the Deferred Fee Plan during the fiscal year ended October 31, 2020, and the aggregate number of credited Share Units, for each executive officer individually.
Participant	Aggregate Deferred Fees for FY 2020	Accrued Deferred Interest for FY 2020	Dividends Payable on Credited Share Units for FY 2020	Share Units Credited for FY 2020	Aggregate Share Units Credited
Robert S. Hekemian, Jr.	$51,250	$6,772	$—	3,328	22,353
Allan Tubin	$—	$—	$—	—	—
John A. Aiello, Esq.	$—	$—	$—	—	—
See “Amended and Restated Deferred Fee Plan” above for more information concerning the terms and provisions of the Deferred Fee Plan and the information set forth in these tables.
Securities Authorized for Issuance under Equity Compensation Plans
The number of stock options outstanding under the Equity Incentive Plan, the weighted-average exercise price of the outstanding options and the number of securities remaining available for issuance, as of October 31, 2020 were as follows:
EQUITY COMPENSATION PLAN TABLE
Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders(1)	310,740	$18.35	442,060
Equity compensation plans not approved by shareholders	—	$—	—
Total	310,740	$18.35	442,060

(1)
FREIT currently has no equity compensation plans other than the Equity Incentive Plan described under “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unexercised Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Robert S. Hekemian, Jr.	19,000	—	—	$18.45(1)	9/3/2024	—	—	—	—
	4,000	—	—	$18.45(1)	9/3/2024	—	—	—	—
Allan Tubin	6,000	—	—	$18.45(1)	9/3/2024	—	—	—	—
John A. Aiello, Esq.	15,200	3,800(2)	—	$21.00(1)	11/9/2026	—	—	—	—

(1)
The exercise price of this option is equal to the Fair Market Value of the Shares on the date of grant (as defined in the Equity Incentive Plan), which is described under “Compensation Discussion and Analysis” above.

(2)
The unvested Shares underlying this option vest t on September 4, 2021.

Fiscal 2020 Option Exercises and Stock Vested
There were no exercises of stock options or vesting of stock held by Executive Officers in the fiscal year ended October 31, 2020.
TRUSTEE COMPENSATION
For the fiscal year ended October 31, 2020, each Trustee was initially entitled to receive: (a) an annual retainer fee of $35,000 per year; (b) a per-meeting attendance fee of $1,500 per meeting of the Board and each committee of which a trustee is a member; (c) a $1,000 per-meeting fee for telephonic meetings of the Board and each committee; and (d) a site inspection fee of $1,000 per-site inspection. The Chairman of the Board was initially entitled to receive an additional retainer in the amount of $30,000 and a per-meeting attendance fee of $1,800 per-meeting of the Board, and the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Long-Term Planning Committee were initially entitled to receive per meeting attendance fees of $1,800 per-meeting of the Audit Committee, Compensation Committee and Long-Term Planning Committee, respectively. The Chairman of the Audit Committee was initially entitled to receive an additional annual retainer fee of $10,000, and the Chairman of the Compensation Committee and Chairman of the Long-Term Planning Committee were initially each entitled to receive an additional annual retainer fee of $7,500. The Chairman of the Special Committee was initially entitled to receive an additional quarterly retainer fee of $15,000 and each other member of the Special Committee was initially entitled to a quarterly retainer of $10,000. In an effort to further preserve FREIT’s cash flow, the Board of Trustees reduced all fees, salaries and retainers payable to its executive officers and members of the Board by up to 30% from May 1, 2020 through the end of fiscal 2020. In addition, Mr. Meng was paid $150,000 in recognition of his services as Chairman of the Special Committee.
The trustees are entitled to defer all or any part of their retainer, meeting and property site inspection fees pursuant to the terms of the Deferred Fee Plan. For the fiscal year ended October 31, 2020, trustees (including the trustees who were also Executive Officers during the fiscal year ended October 31, 2020) elected to defer an aggregate amount of approximately $526,000 of annual retainer fees, meeting attendance fees, site inspection fees and accrued interest payable to them for their services to the Board and its committees, which amount was converted into an aggregate of 29,134 Share Units during the fiscal year ended October 31, 2020. In addition, the trustees (including the trustees who were also Executive Officers during the fiscal year ended October 31, 2020) were credited with no Share Units during the fiscal year ended October 31, 2020 from the conversion of dividends paid with respect to the Share Units credited to their accounts. See “Elements of Executive Compensation — Amended and Restated Deferred Fee Plan” under “Executive Compensation — Compensation Discussion and Analysis” above. For the fiscal year ended October 31,

2020, FREIT paid an aggregate of $51,250 of annual retainer fees, meeting attendance fees and site inspection fees to the trustees in cash for their services to the Board and its committees.
FISCAL 2020 TRUSTEE COMPENSATION(1)
Name	Deferred Fees Earned ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)	Total ($)
Ronald J. Artinian	$136,098	$—	$—	$—	$—	$—	$136,098
David F. McBride	$91,233	$—	$—	$—	$—	$—	$91,233
Justin F. Meng	$86,500	$—	$—	$—	$—	$150,000(3)	$236,500
David B. Hekemian	$50,250	$—	$—	$—	$—	$—	$50,250
Richard J. Aslanian	$77,850	$—	$—	$—	$—	$—	$77,850

(1)
See the Summary Compensation Table above for information regarding compensation paid to each of Robert S. Hekemian, Jr. and John A. Aiello during the fiscal year ended October 31, 2020 in connection with their positions as trustees.

(2)
Effective November 1, 2014, the Deferred Fee Plan was amended to provide that the interest rate was equal to the average interest rate on 10-year Treasury bonds plus 150 basis points. The Deferred Fee Plan was also amended to provide that accrued deferred interest from and after November 1, 2014 would be converted into Share Units equivalent to Shares on a monthly basis. See “Amended and Restated Deferred Fee Plan” above for a description of the amendments to the Deferred Fee Plan.

(3)
Mr. Meng was paid $150,000 in recognition of his services as Chairman of the Special Committee.

The following table sets forth information concerning the conversion of deferred fees and accrued deferred interest into Share Units under the Deferred Fee Plan during the fiscal year ended October 31, 2020 for each trustee who participated in the Deferred Fee Plan during the fiscal year ended October 31, 2020, except that the information concerning the participation of Robert S. Hekemian, Jr. and John A. Aiello, Esq., in the Deferred Fee Plan in their capacities as trustees is set forth under “Executive Compensation” above.
Participant	Aggregate Deferred Fees for FY 2020	Accrued Deferred Interest for FY 2020	Dividends Paid on Credited Share Units for FY 2020	Share Units Credited for FY 2020	Aggregate Share Units Credited
Ronald J. Artinian	$89,230	$21,368	$—	6,172	39,134
David F. McBride	$84,525	$6,708	$—	5,023	29,414
Justin F. Meng	$86,500	$—	$—	4,639	18,436
David B. Hekemian	$50,250	$—	$—	2,892	6,177
Richard J. Aslanian	$77,850	$—	$—	4,246	9,992
Totals	$388,355	$28,076	$—	22,972	103,153
Performance Graph
The graph below compares the cumulative total return on the Shares for the period covering the five fiscal years ended October 31, 2020 with the performance of the Russell 2000 Index and the FTSE NAREIT Equity REIT Index. The graph assumes that $100 was invested on October 31, 2015 in FREIT’s Shares, the Russell 2000 Index, and the FTSE NAREIT Equity REIT Index, and that all dividends were reinvested. The closing price used in the analysis for the performance graph below is $13.20 per share at October 31, 2020.
	10/16	10/17	10/18	10/19	10/20
First Real Estate Investment Trust	$113.34	$86.50	$88.57	$100.74	$77.82
Russell 2000	$104.11	$133.11	$135.57	$142.22	$142.03
FTSE NAREIT Equity REITs	$106.81	$112.87	$114.79	$142.00	$111.65
Certain Relationships and Related Party Transactions; Trustee Independence
Of the seven members of the Board, Ronald J. Artinian, David F. McBride, Justin F. Meng and Richard J. Aslanian qualify as “independent directors” in accordance with the applicable NASDAQ Listing Rules and SEC rules. The independence of the trustees serving on committees of the Board is discussed under “Committees of the Board” above.
The Board has adopted a written charter for the Audit Committee (see “Audit Committee Report” above) whereby the Audit Committee oversees and evaluates all related party transactions proposed to be entered into by FREIT. In addition, the Declaration of Trust contains procedures in the event of any proposed purchase or sale of any properties between FREIT and any Trustee, Executive Officer or any firm, partnership or corporation in which a trustee or Executive Officer has or may have an interest. Further, FREIT has adopted a Code of Ethics applicable to all trustees, executive officers and management employees of FREIT (see “Corporate Governance — Code of Ethics” above), which Code of Ethics promotes the honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

Robert S. Hekemian, Jr., President and Chief Executive Officer of FREIT and a trustee, and David B. Hekemian, a trustee, are shareholders of Hekemian & Co. Robert S. Hekemian, Jr. and David B. Hekemian each holds a 33.3% equity interest in Hekemian & Co. The balance of the equity interests in Hekemian & Co. is held by other members of the Hekemian family, including Bryan S. Hekemian. Robert S. Hekemian, Jr. serves as the President and Chief Operating Officer of Hekemian & Co.; David B. Hekemian serves as a Vice President and the Treasurer of Hekemian & Co.; and Bryan S. Hekemian serves as a Vice President and the Secretary of Hekemian & Co.
On April 10, 2002, FREIT and Hekemian & Co. entered into the Management Agreement replacing the Management Agreement dated December 20, 1961, as extended. The term of the Management Agreement was automatically renewed as of November 1, 2019 for a two-year period, which will expire on October 31, 2021. The term of the Management Agreement automatically renews for periods of two years unless either party gives at least six months prior notice to the other of non-renewal. FREIT may terminate the Management Agreement (i) without cause upon one year’s prior written notice, (ii) for cause if Hekemian & Co. has not cured an event of default within 30 days of receipt of notice of termination from FREIT, or (iii) in the event of an acquisition of FREIT where FREIT ceases to effectively exist as an operating entity. The Management Agreement provides for a termination fee in the event of a termination by FREIT without cause or following a merger or acquisition of FREIT.
Under the Management Agreement, Hekemian & Co. serves as managing agent for FREIT and FREIT’s properties which FREIT owned on November 1, 2001. FREIT may retain Hekemian & Co. or other Managing Agents to manage its properties acquired after November 1, 2001 and to perform various other duties such as sales, acquisitions, and development with respect to any or all of FREIT’s properties. However, Hekemian & Co. currently manages all properties owned by FREIT and all subsidiaries and affiliates of FREIT, except for the commercial office space of the Rotunda, a mixed use (office, retail and residential) property located in Baltimore, Maryland that was acquired in July 2005 by Grande Rotunda, LLC (“Grande Rotunda”), a limited liability company in which FREIT owns a 60% equity interest. An unaffiliated third-party management company manages the commercial office space at the Rotunda. Hekemian & Co. is not the exclusive advisor for FREIT to locate and recommend investments deemed suitable for FREIT, and it is not required to offer potential acquisition properties exclusively to FREIT before acquiring those properties for Hekemian & Co.’s own account or for others, including shareholders and employees of Hekemian & Co.
FREIT retained Hekemian & Co. to manage the Preakness Shopping Center, which was acquired on November 1, 2002 by Wayne PSC, LLC (“WaynePSC”), a limited liability company in which FREIT owns a 40% membership interest, and the Damascus Shopping Center, which was acquired on July 31, 2003 by Damascus Centre, LLC (“Damascus Centre”), a limited liability company in which FREIT owns a 70% equity interest. In the fiscal year ended October 31, 2004, FREIT retained Hekemian & Co. to manage The Pierre Towers, an apartment complex acquired on April 15, 2004. This property was formerly owned by S and A Commercial Associates Limited Partnership (“S&A”), which was reorganized by FREIT on February 28, 2020 from a partnership into a tenants-in-common (“TIC”), in which FREIT ultimately acquired a 65% undivided ownership interest. In the fiscal year ended October 31, 2005, FREIT retained Hekemian & Co. to provide supervisory and management services to Grande Rotunda, although FREIT did not retain Hekemian & Co. to manage the commercial office space at the Rotunda.
Pursuant to the terms of the Management Agreement, FREIT pays Hekemian & Co. certain basic management fees, mortgage origination fees, administrative fees, other miscellaneous fees and leasing commissions as compensation for its services. The Management Agreement includes a detailed schedule of such fees and commissions for those services which the Managing Agent may be called upon to perform. During the fiscal year ended October 31, 2020, FREIT incurred to Hekemian & Co. and Hekemian Development Resources, LLC, a wholly owned subsidiary of Hekemian & Co. (“Hekemian Resources”), management and other fees in the approximate aggregate amount of $3,308,000, which includes the management fees of approximately $2,201,000 described in more detail below, and mortgage, leasing and other fees in the approximate amount of $1,107,000. Included in the other fees for the fiscal year ended October 31, 2020 are commissions payable to Hekemian & Co. of approximately $125,000 for the refinancing of the Westwood Hills, LLC loan.

FREIT also uses the resources of Hekemian & Co.’s insurance department to secure insurance coverage for its properties and subsidiaries. Hekemian & Co. is paid a commission for these services, which amounted to approximately $190,000 in the fiscal year ended October 31, 2020.
During the fourth quarter of the fiscal year ended October 31, 2007, the Board approved development fee arrangements for supervising the Grande Rotunda and Damascus Shopping Center redevelopment projects. Hekemian Resources entered into Agency Agreements with each of Grande Rotunda and Damascus Centre for the performance of management services in connection with the Rotunda and Damascus Center redevelopment projects on December 10, 2009 and August 13, 2008, respectively. The Agency Agreement with respect to the Rotunda was subsequently amended as of July 24, 2012 based on revisions to the scope of the project approved by the Board. The Agency Agreement with respect to the Rotunda project provided for Hekemian Resources to receive a fee equal to 6.375% of the total development costs as defined less the amount of $3,000,000 that Grande Rotunda had previously paid to Hekemian & Co. for the Rotunda project. In addition, FREIT paid Hekemian Resources a fee in the amount of $1,400,000 in connection with the revision to the scope of the Rotunda project. FREIT paid $500,000 of this fee to Hekemian Resources in the fiscal year ended October 31, 2013. The balance of $900,000 became due upon the issuance of a certificate of occupancy for the multi-family portion of the project. A final certificate of occupancy was issued in the fiscal year ended October 31, 2016; however, Hekemian Resources agreed to defer the payment of the $900,000 balance of this fee, and accordingly the $900,000 portion of the fee was included in accounts payable on FREIT’s consolidated balance sheet at October 31, 2017. FREIT paid the $900,000 portion of this fee to Hekemian Resources in February 2018 with proceeds from the refinancing of the Wells Fargo construction loan with the new loan from Aareal Capital Corporation. FREIT also paid Hekemian Resources the amount of $45,000 representing a mutually agreed upon amount of interest on the $900,000 portion of the fee for the period during which Hekemian Resources had agreed to defer payment thereof.
The Damascus Center redevelopment project has been completed, and all development fees due and payable pursuant to the Agency Agreement between Hekemian Resources and Damascus Centre were paid in full prior to the fiscal year ended October 31, 2014.
From time to time, FREIT engages Hekemian & Co. to provide certain additional services, such as consulting services related to development and financing activities of FREIT. Separate fee arrangements are negotiated between FREIT and Hekemian & Co. with respect to such services. FREIT also reimburses Hekemian & Co. for the salaries, payroll taxes, insurance costs and certain other costs of personnel employed at FREIT’s properties by Hekemian & Co. on behalf of FREIT.
FREIT’s real estate investments may be in the form of wholly owned fee interests or, if the circumstances warrant, joint venture interests. FREIT will make certain real estate investments through joint ventures with other parties from time to time in order to diversify risk. FREIT will also consider investing in real estate that requires development or that involves particular risk through joint ventures in order to meet FREIT’s investment objectives. In furtherance of these objectives, FREIT has invested in joint ventures with employees and affiliates of Hekemian & Co. and with trustees of FREIT, as described below.
FREIT owns a 60% equity interest in, and is the managing member of, Grande Rotunda. Rotunda 100, LLC (“Rotunda 100”) owns a 40% interest in Grande Rotunda. Robert S. Hekemian, Jr., Chief Executive Officer, President and a trustee of FREIT and a shareholder and officer of Hekemian & Co.; David B. Hekemian, a trustee of FREIT and a shareholder and officer of Hekemian & Co., Allan Tubin, the Chief Financial Officer and Treasurer of FREIT and an officer of Hekemian & Co.; certain other members of the immediate family of the late Robert S. Hekemian, the former Chairman and Chief Executive Officer of and consultant to FREIT and a former shareholder and former officer of Hekemian & Co., and other employees of Hekemian & Co., have majority managing control of Rotunda 100. In July 2005, Grande Rotunda completed the acquisition of the Rotunda for a purchase price of approximately $31 million (inclusive of transaction costs), which was financed, in part, from an acquisition loan in the amount of $22.5 million, and the balance of which was contributed in cash by the members of Grande Rotunda in proportion to their membership interests. As an incentive to the employees of Hekemian & Co. to identify and provide real estate investment opportunities for FREIT, FREIT advanced to the employees of Hekemian & Co. who are members of Rotunda 100 (including Robert S. Hekemian, Jr., David B. Hekemian and Allan Tubin and certain other members of the immediate family of the late Robert S. Hekemian), 50% of the amount of the equity capital required to be contributed by them to Rotunda 100 in connection with the acquisition and operation of the Rotunda. FREIT initially loaned an aggregate amount of approximately $1,900,000 to those Hekemian & Co. employees (including approximately $1,800,000 million to Robert S. Hekemian, Jr., David B. Hekemian and Allan Tubin) and certain other members of the immediate family of the late Robert S. Hekemian) with respect to their equity capital contributions (the “Rotunda Notes”). On May 8, 2008, the Board approved amendments to the loan agreements to increase the aggregate amount of the loans to $4,000,000 (which increased the aggregate amount loaned to Robert S. Hekemian, Jr., David B. Hekemian, Allan Tubin and certain other members of the immediate family of the late Robert S. Hekemian in connection with the Rotunda Notes to $3,800,000 from the initial aggregate amount of $1,800,000). These loans bear interest that floats at 225 basis points over the 90-day London Interbank Offered Rate (“LIBOR”), as adjusted each November 1, February 1, May 1 and August 1, and the loans are secured by such employees’ membership interests in Rotunda 100. The Rotunda Notes originally provided for payments of accrued interest on a quarterly basis, with no principal payments required during the term of the Rotunda Notes, except that the borrowers were required to pay to FREIT all refinancing proceeds and other cash flow they received from their interests in Grande Rotunda. The Rotunda Notes were originally scheduled to mature at the earlier of (a) 10 years after issue, on June 19, 2015 and (b) at the election of FREIT, 90 days after the borrower terminates employment with Hekemian & Co., at which time all outstanding unpaid amounts would be due. On June 4, 2015, the Board approved an extension of the terms of each of the Rotunda Notes to the earlier to occur of (a) June 19, 2018 and (b) the day that is five days after Grande Rotunda closes on a permanent mortgage loan secured by the Rotunda property. On December 7, 2017, the Board approved amendments to the Rotunda Notes to further extend the term of each of the Rotunda Notes to the date or dates upon which Grande Rotunda makes distributions of cash to its members as a result of either a refinancing of Grande Rotunda’s indebtedness or a sale of Grande Rotunda or all or a portion of the real property owned by it; provided, that the Rotunda Notes will mature only to the extent of such distributions to the maker of the Rotunda Notes. Pursuant to the December 7, 2017 amendments, distributions of cash as a result of events other than a refinancing of the indebtedness of Grande Rotunda or sale of the Rotunda property will not result in the maturation of the Rotunda Notes. At October 31, 2020, the outstanding principal balance on the Rotunda Notes was $4,000,000, and the accrued but unpaid interest on the Rotunda Notes was $1,194,000. Grande Rotunda paid Hekemian & Co. approximately $604,000 in management fees during the fiscal year ended October 31, 2020, which is included in the $2,201,000 of management fees paid by FREIT to Hekemian & Co. during the fiscal year ended October 31, 2020 mentioned above. Pursuant to the terms of the Management Agreement, Grande Rotunda paid Hekemian & Co. leasing commissions in the aggregate amount of approximately $20,000, which is included in the $1,107,000 of mortgage, leasing and other fees paid to Hekemian & Co. mentioned above.
Prior to the refinancing of the Wells Fargo construction loan for the Rotunda property with a new loan from Aareal Capital Corporation, FREIT and Rotunda 100, as the 60% and 40% owners of Grande Rotunda, respectively, had been contributing their respective pro-rata share of Grande Rotunda’s cash needs through loans to Grande Rotunda. As of October 31, 2020, Rotunda 100 had funded Grande Rotunda with approximately $5.9 million (including accrued interest), which is included in “Due to affiliate” on FREIT’s consolidated balance sheet as of October 31, 2020 and is characterized as a demand loan that Rotunda 100 can require to be repaid at any time.
FREIT owns a 70% membership interest in Damascus Centre, which is the owner of the Damascus Shopping Center. During the fiscal year ended October 31, 2005, in order to incentivize employees of Hekemian & Co., FREIT’s Board authorized an investor group comprised principally of Hekemian employees (including Robert S. Hekemian, Jr., David B. Hekemian, Allan Tubin and certain other members of the immediate family of Robert S. Hekemian) (the “Hekemian Group”) to acquire a 30% equity interest in Damascus Centre through Damascus 100, LLC (“Damascus 100”).
The sale of an equity interest in Damascus Centre to Damascus 100 was completed on October 31, 2006, at a sale price of $3,224,000, of which FREIT financed approximately $1,451,000. FREIT agreed to advance to the Hekemian Group up to 50% of the amount of the equity purchase price required to be paid by them (including approximately $1,400,000 to the late Robert S. Hekemian, Jr., David B. Hekemian and Allan Tubin) and certain other members of the immediate family of Robert S. Hekemian) (the “Damascus Notes”). These advances were in the form of secured loans that bore interest that floats at 225 basis points over the 90-day LIBOR, as adjusted each November 1, February 1, May 1 and August 1. The Damascus

Notes originally provided for payments of accrued interest on a quarterly basis, with no principal payments required during the term of the Damascus Notes, except that the borrowers were required to pay to FREIT all refinancing proceeds and other cash flow they received from their interests in Damascus Centre. The Damascus Notes were originally scheduled to mature at the earlier of (a) 10 years after issue, on September 30, 2016, and (b) at the election of FREIT, 90 days after the borrower terminates employment with Hekemian & Co., at which time all outstanding unpaid amounts would be due. On June 4, 2015, the Board approved an extension of the term of each of the Damascus Notes to the earlier to occur of (a) June 19, 2018 and (b) the day that is five days after the Grande Rotunda, LLC closes on a permanent mortgage loan secured by the Rotunda property. The loans were secured by such employees’ membership interests in Damascus 100. On December 7, 2017, the Board approved amendments to the Damascus Notes to further extend the term of each of the Damascus Notes to the date or dates upon which Grande Rotunda makes distributions of cash to its members as a result of either a refinancing of Grande Rotunda’s indebtedness or a sale of Grande Rotunda or all or a portion of the real property owned by it; provided, that the Damascus Notes will mature only to the extent of such distributions to the maker of the Damascus Notes. Pursuant to the December 7, 2017 amendments, distributions of cash as a result of events other than a refinancing of the indebtedness of Grande Rotunda or sale of the Rotunda property would not have resulted in the maturation of the Damascus Notes. In the fourth quarter of the fiscal year ended October 31, 2018, the Damascus 100 members repaid the Damascus Notes in full for a total payment of $1,870,000, which was comprised of principal in the amount of $1,451,000 and accrued interest in the amount of approximately $419,000. Damascus Centre paid Hekemian & Co. approximately $142,000 in management fees during the fiscal year ended October 31, 2020, which is included in $2,201,000 of management fees paid by FREIT to Hekemian & Co. and Hekemian Resources during the fiscal year ended October 31, 2020 mentioned above. Pursuant to the Management Agreement, Damascus Centre paid leasing commissions to Hekemian & Co. in the aggregate amount of approximately $3,000, which is included in the $1,107,000 of mortgage, leasing and other fees paid to Hekemian & Co. mentioned above during the fiscal year ended October 31, 2020.
FREIT owns a 40% membership interest in Westwood Hills, LLC (“Westwood”), which is the owner of a 210 unit residential apartment complex in Westwood, New Jersey. In addition, an aggregate of 35% of the membership interests in Westwood Hills is beneficially owned by: Robert S. Hekemian, Jr., the Chief Executive Officer, President and a trustee of FREIT and a shareholder and officer of Hekemian & Co.; Ronald J. Artinian, the Chairman and a trustee of FREIT; David B. Hekemian, a trustee of FREIT and a shareholder and officer of Hekemian & Co.; the late Robert S. Hekemian, the former Chairman and Chief Executive Officer of and consultant to FREIT and a former shareholder and former officer of Hekemian & Co.; members of the Hekemian family; and two former Trustees of FREIT. Pursuant to the terms of an operating agreement, FREIT is the Managing Member of Westwood Hills. Hekemian & Co. currently serves as the Managing Agent for Westwood Hills. During the fiscal year ended October 31, 2020, Westwood Hills paid Hekemian & Co. approximately $217,000 in management fees, which is included in the $2,201,000 of management fees paid by FREIT to Hekemian & Co. and Hekemian Resources during the fiscal year ended October 31, 2019 mentioned above.
FREIT owns a 40% equity interest in WaynePSC. H-TPKE, LLC, a New Jersey limited liability company (“H-TPKE”), owns a 60% equity interest in WaynePSC. In addition, an aggregate of approximately 73% of the membership interests in H-TPKE is controlled by: Robert S. Hekemian, Jr., the Chief Executive Officer, President and a trustee of FREIT and a shareholder and officer of Hekemian & Co.; David B. Hekemian, a trustee of FREIT and a shareholder and officer of Hekemian & Co.; the late Robert S. Hekemian, the former Chairman and Chief Executive Officer and consultant to FREIT and a former shareholder and former officer of Hekemian & Co.; members of the families of Robert S. Hekemian, Jr., David B. Hekemian and the late Robert S. Hekemian; and other employees of Hekemian & Co. FREIT is the Managing Member of WaynePSC. WaynePSC owns a 323,000 +/- sq. ft. community shopping center located in Wayne, New Jersey, known as the Preakness Shopping Center. Hekemian & Co. is the Managing Agent for the Preakness Shopping Center. During the fiscal year ended October 31, 2020, WaynePSC paid Hekemian & Co. an annual property management fee in the approximate amount of $160,000, which is included in the $2,201,000 of management fees paid by FREIT to Hekemian & Co. and Hekemian Resources during the fiscal year ended October 31, 2020 mentioned above. Pursuant to the terms of the Management Agreement, WaynePSC paid Hekemian & Co. leasing commissions in the aggregate amount of approximately $11,000 with respect to leasing activity at the Preakness Shopping Center, which is included in the $1,107,000 of mortgage, leasing and other fees paid to Hekemian & Co. mentioned above.

On February 28, 2020, FREIT reorganized S&A from a partnership into a TIC. Prior to this reorganization, FREIT owned a 65% membership interest in S&A, which owned 100% of the Pierre Towers property located in Hackensack, New Jersey through its 100% interest in Pierre Towers, LLC. Accordingly, FREIT consolidated the financial statements of S&A and its subsidiary to include 100% of the subsidiary’s assets, liabilities, operations and cash flows with the interest not owned by FREIT reflected as “noncontrolling interests in subsidiary” and all significant intercompany accounts and transactions were eliminated in consolidation.
Pursuant to the TIC agreement, FREIT ultimately acquired a 65% undivided interest in the Pierre Towers property which was formerly owned by S&A. Based on the guidance of Accounting Standards Codification 810, “Consolidation”, FREIT’s investment in the TIC is accounted for under the equity method of accounting. While FREIT’s effective ownership percentage interest in the Pierre Towers property remains unchanged after the reorganization to a TIC, FREIT no longer has a controlling interest as the TIC is now under joint control. Since FREIT retained a noncontrolling financial interest in the TIC, and the deconsolidation of the subsidiary (on February 28, 2020) is not the result of a nonreciprocal transfer to owners, FREIT recognized a gain on the deconsolidation. The remaining 35% undivided interest in the Pierre Towers property is owned by Robert S. Hekemian, Jr., the Chief Executive Officer, President and a trustee of the Trust and a shareholder and officer of Hekemian & Co.; David B. Hekemian, a trustee of the Trust and a shareholder and officer of Hekemian & Co.; Allan Tubin, the Chief Financial Officer and Treasurer of FREIT and an officer of Hekemian & Co.; and certain members of the immediate family of Robert S. Hekemian, the former Chairman and Chief Executive Officer and a consultant to FREIT and a former shareholder and former officer of Hekemian & Co.. In February 2005, and in accordance with its investment policy regarding risk diversification, the Trust allowed the minority owners of the former S&A partnership to make a cash contribution to the former S&A partnership of approximately $1.3 million to increase their ownership interest in the former S&A partnership from approximately 25% to 35%, which approximated market value at the time of the investment. On April 15, 2004, the former S&A partnership purchased The Pierre Towers, a residential apartment complex located in Hackensack, New Jersey. Prior to the reorganization of S&A from a partnership to a TIC on February 28, 2020, the Pierre Towers, LLC, on behalf of the S&A partnership, paid Hekemian & Co. management fees in the amount of approximately $123,000, which is included in the $2,201,000 of management fees paid by the Trust to Hekemian & Co. and Hekemian Resources during the fiscal year ended October 31, 2020 mentioned above. Subsequent to February 28, 2020 through October 31, 2020, the TIC paid management fees to Hekemian & Co. of approximately $241,000. Additionally, the TIC also uses the resources of the Hekemian & Co. insurance department to secure various insurance coverages for the Pierre Towers property. The TIC paid approximately $26,000 for such insurance services for the period from February 28, 2020 through October 31, 2020.
Robert S. Hekemian, Jr., the Chief Executive Officer, President and a trustee of FREIT and a shareholder and officer of Hekemian & Co., was a director of Oritani Financial Corp. and its subsidiary, Oritani Bank, until Oritani Financial was merged into Valley National Bancorp in December 2019. FREIT is a party to a commercial mortgage loan with Valley National Bancorp. The mortgage loan is in the original principal amount of $22,750,000 with an interest rate of 4.75% per annum, which is secured by FREIT’s Westwood Plaza property and matures on January 13, 2023. This mortgage loan was negotiated at arm’s length and was on standard terms. Another mortgage loan with Oritani Bank in the original principal amount of $6,000,000 was repaid by FREIT in February 2019.
FREIT retained the law firm of Giordano, Halleran & Ciesla, P.C. during the fiscal year ended October 31, 2020 to furnish legal services. John A. Aiello, a trustee and Executive Officer of FREIT, is an officer and shareholder in the law firm. During the fiscal year ended October 31, 2020, Giordano, Halleran & Ciesla, P.C. received $571,061 in fees from FREIT for its services. In addition, Mr. Aiello paid to the law firm the amount of $55,500, representing retainer and meeting fees, which Mr. Aiello received in connection with his services as the Secretary and Executive Secretary of FREIT during the fiscal year ended October 31, 2020.
Effective upon the late Robert S. Hekemian’s retirement as Chairman, Chief Executive Officer and as a trustee on April 5, 2018, FREIT entered into a Consulting Agreement with Mr. Hekemian, pursuant to which Mr. Hekemian provided consulting services to FREIT through December 2019. Under the Consulting Agreement, Mr. Hekemian was obliged to provide advice and consultation with respect to matters pertaining to FREIT and its subsidiaries, affiliates, assets and business, for no fewer than 30 hours per month during the term of the agreement. FREIT paid Mr. Hekemian a consulting fee of $5,000 per month during the term of the Consulting Agreement, which was payable in the form of Shares on a quarterly basis (i.e., in quarterly installments of $15,000). The number of Shares to be issued for each quarterly installment of the consulting fee was determined by dividing the dollar amount of the consulting fee by the closing price of one Share on the OTC Pink Open Market as of the close of trading on the last trading day of the calendar quarter with respect to which such consulting fee was payable. For the fiscal year ended October 31, 2020, consulting fee expense for Robert S. Hekemian was approximately $8,000.
Security Ownership of Certain Beneficial Owners and Management and Related Stock Matters
The following table sets forth certain information regarding the beneficial ownership of Shares for (i) each person who is a beneficial owner of 5% or more of FREIT’s outstanding Shares, (ii) each of FREIT’s trustees and executive officers and (iii) all of FREIT’s trustees and executive officers as a group, each as of March 24, 2021 unless otherwise indicated in the table below.
Amount and Nature of Beneficial Ownership
Name of Beneficial Owner(1)	(A) Aggregate Number of Shares Beneficially Owned(2)	(B) Number of Shares Acquirable within 60 Days	(C) Aggregate Number of Shares Deemed to be Beneficially Owned (Column A plus Column B)	(D) Percent of Class(3)
Ronald J. Artinian(4)	443,492(6)	24,400(5)	467,892(6)	6.8%
David F. McBride, Esq.(4)	5,000(7)	19,000(5)	24,000(7)	*
Robert S. Hekemian, Jr.(4)(8)	300,148(9)	23,000(5)	323,148(9)	4.7%
John A. Aiello, Esq.(4)(8)	5,000	15,200(5)	20,200	*
Justin F. Meng(4)	15,000(10)	15,200(5)	30,200(10)	*
David B. Hekemian(4)	405,546 (11)	22,600(5)	428,146(11)	6.2%
Richard J. Aslanian(4)	10,200	7,600(5)	17,800	*
Allan Tubin(8)	7,662	6,000(5)	13,662	*
All trustees and executive officers as a group (8 persons)(6)(7)(9)(10)(11)(12)	1,089,832 (12)	133,000(5)	1,222,832(12)	17.8%

*
Shares beneficially owned do not exceed 1% of the Trust’s issued and outstanding Shares.

(1)
All trustees and executive officers listed in this table, with the exception of John A. Aiello, maintain a mailing address at 505 Main Street, P.O. Box 667, Hackensack, New Jersey 07602. John A. Aiello maintains a mailing address at 125 Half Mile Road, Suite 300, Red Bank, New Jersey 07701.

(2)
Except as otherwise indicated, all of the Shares are held beneficially and of record.

(3)
Based on 6,860,048 Shares outstanding as of March 24, 2021.

(4)
A trustee of the Trust.

(5)
Vested options to acquire Shares that are currently exercisable, or options that vest and become exercisable within 60 days after March 24, 2021.

(6)
Includes 52,504 Shares held in Individual Retirement Accounts for the benefit of Mr. Artinian. Also includes 4,350 Shares which are held by Mr. Artinian’s son, with respect to which Mr. Artinian disclaims beneficial ownership.

(7)
Includes 4,000 Shares held by Mr. McBride’s wife.

(8)
An executive officer of the Trust.

(9)
Includes (i) an aggregate of 102,216 Shares which are held by certain partnerships and limited liability companies in which Mr. Hekemian is a partner or member, (ii) 9,238 Shares which are held in trust by Mr. Hekemian for the benefit of his children, and (iii) an aggregate of 11,000 Shares which are held in certain trusts for the benefit of Mr. Hekemian’s nephews and of which Mr. Hekemian is trustee. Also includes 25,458 Shares held in a trust of which Mr. Hekemian is a beneficiary. Mr. Hekemian disclaims beneficial ownership of the foregoing Shares held in partnerships, limited liability companies and trusts except to the extent of his pecuniary interest in such partnerships, limited liability companies and trusts.
(10)
Includes 2,400 Shares held by Mr. Meng’s wife, with respect to which Mr. Meng disclaims beneficial ownership.

(11)
Includes (i) an aggregate of 102,216 Shares which are held by certain partnerships and limited liability companies in which Mr. Hekemian is a partner or member, (ii) an aggregate of 17,638 Shares which are held in certain trusts for the benefit of Mr. Hekemian’s nephews and niece and of which Mr. Hekemian is a trustee, (iii) 25,458 Shares held in a trust of which Mr. Hekemian is a beneficiary, (iv) an aggregate of 88,940 Shares held by the Robert and Mary Jane Hekemian Foundation, Inc. of which Mr. Hekemian is the Vice President/Treasurer, and (v) 6,000 Shares held in trust by Mr. Hekemian for the benefit of his children. Mr. Hekemian disclaims beneficial ownership of the foregoing Shares held in partnerships, limited liability companies and trusts except to the extent of his pecuniary interest in such partnerships, limited liability companies and trusts. Also includes 1,600 Shares held by Mr. Hekemian’s wife, with respect to which Mr. Hekemian disclaims beneficial ownership.

(12)
Robert S. Hekemian, Jr. and David B. Hekemian are both deemed to be the beneficial owner of 102,216 Shares held by certain partnerships and limited liability companies in which each of them is a partner or member. Therefore, the total number of Shares beneficially owned by all executive officers and trustees as a group, which includes both Robert S. Hekemian, Jr. and David B. Hekemian, is not merely the aggregate of the beneficial ownership of each executive officer and trustee, since calculating the aggregate number of Shares beneficially owned by all executive officers and trustees as a group on that basis would result in the 102,216 Shares of which both Robert S. Hekemian, Jr. and David B. Hekemian are deemed the beneficial owner being double-counted. As disclosed above, Robert S. Hekemian, Jr. and David B. Hekemian disclaim beneficial ownership of the 102,216 Shares except to the extent of their respective pecuniary interests in the partnerships and limited liability companies that hold such Shares.

PROPOSAL THREE — THE AUDITOR APPOINTMENT PROPOSAL
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee makes the selection of the Independent Registered Public Accountants for FREIT. EisnerAmper LLP has served as FREIT’s independent registered public accounting firm for the fiscal years ended October 31, 2020 and 2019. The Audit Committee has selected EisnerAmper LLP to serve as FREIT’s independent registered public accounting firm for the fiscal year ending October 31, 2021. All audit and non-audit services provided by FREIT’s independent registered public accounting firm and the fees associated therewith are pre-approved by the Audit Committee in accordance with the written charter of the Audit Committee adopted by the Board. The Audit Committee gives due consideration to the potential impact of all non-audit services on auditor independence. The engagement of EisnerAmper LLP, which was pre-approved by the Audit Committee, did not make use of the de minimis exception for pre-approval contained in the rules of the SEC that permit limited engagements for non-audit services involving amounts under a specified threshold.
In accordance with Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), FREIT received a letter and verbal communication from EisnerAmper LLP that it knows of no state of facts that would impair its status as FREIT’s Independent Registered Public Accountants. The Audit Committee has considered whether the non-audit services provided by EisnerAmper LLP are compatible with maintaining its independence and has determined that the nature and substance of any such limited non-audit services have not impaired EisnerAmper LLP’s status as FREIT’s Independent Registered Public Accountants.
Audit Fees
Audit fees billed by EisnerAmper LLP to FREIT totaled $431,000 for the fiscal year ended October 31, 2020 for professional services rendered in connection with the audits of FREIT’s consolidated financial statements and reviews of the quarterly reports on Form 10-Q for the fiscal year ended October 31, 2020. Audit fees billed by EisnerAmper to FREIT totaled $507,000 for the fiscal year ended October 31, 2019 for professional services rendered in connection with the audits of FREIT’s consolidated financial statements, audits of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and reviews of the quarterly reports on Form 10-Q for the fiscal year ended October 31, 2019.
Audit-Related Fees
Audit-related fees billed in the fiscal years ended October 31, 2020 and 2019 totaled $43,000 and $35,000, respectively, in connection with matters related to the Sale Agreement.
Tax Fees
In the fiscal year ended October 31, 2020, EisnerAmper, LLP billed FREIT $32,500 for the preparation of FREIT’s 2019 tax return and $8,735 in connection with an analysis relating to the payment of dividends and return of capital. In addition, EisnerAmper LLP billed FREIT $40,000 in the fiscal year ended October 31, 2020 for tax related matters and consultations in connection with the Sale Agreement. In the fiscal year ended October 31, 2019, EisnerAmper LLP billed FREIT $32,500 for the preparation of FREIT’s 2018 tax return and $6,000 in connection with an analysis relating to the payment of dividends and return of capital. In addition, EisnerAmper LLP billed FREIT $106,000 in the fiscal year ended October 31, 2019, for tax-related matters and consultations in connection with the Sale Agreement.
All Other Fees
EisnerAmper LLP did not bill FREIT for any other services during the fiscal years ended October 31, 2020 or 2019.
Policy on Pre-Approval of Audit and Permissible Non-Audit Services
All audit and non-audit services provided by FREIT’s independent registered public accounting firm and the fees associated therewith are pre-approved by the Audit Committee in accordance with the written charter of the Audit Committee adopted by the Board of Trustees. The Audit Committee gives due consideration to the potential impact of all non-audit services on auditor independence. The engagement of EisnerAmper LLP, which was pre-approved by the Audit Committee, did not make use of the de minimis exception for pre-approval contained in the rules of the SEC that permit limited engagements for non-audit services involving amounts under a specified threshold.
Presence at Annual Meeting
Representatives of EisnerAmper LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. The representatives of EisnerAmper LLP will be available to respond to appropriate questions.
The shareholders are being asked to ratify the Audit Committee’s appointment of EisnerAmper LLP as the Independent Registered Public Accountants to audit and report on FREIT’s consolidated financial statements for the fiscal year ending October 31, 2021. FREIT’s submission of the appointment of the Independent Registered Public Accountants to the shareholders for ratification will not limit the authority of the Audit Committee to appoint another accounting firm to serve as the Independent Registered Public Accountants if the Independent Registered Public Accountants resign or their engagement is otherwise terminated. If the shareholders do not ratify the Audit Committee’s appointment of EisnerAmper LLP at the annual meeting, the Audit Committee and the Board may reconsider the selection of EisnerAmper LLP.
The ratification of the Audit Committee’s appointment of EisnerAmper LLP as FREIT’s Independent Registered Public Accountants for the fiscal year ending October 31, 2021 requires the affirmative vote of a majority of the votes cast at the annual meeting assuming a quorum is present.
OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE AUDITOR APPOINTMENT PROPOSAL.

PROPOSAL FOUR — THE ADJOURNMENT PROPOSAL
If, at the annual meeting, the number of Shares present or represented by proxy voting in favor of the approval of the Reincorporation Proposal is insufficient to approve the proposal under New Jersey law, we intend to adjourn the annual meeting in order to solicit additional proxies in favor of the approval of the Reincorporation Proposal.
In this proposal, we are asking you to approve the postponement or adjournment of the annual meeting, and any later postponements or adjournments, in order to enable FREIT to solicit additional proxies in favor of the approval of the Reincorporation Proposal. If our shareholders approve the Adjournment Proposal, FREIT could adjourn the annual meeting, and any adjourned session of the annual meeting, and use the additional time to solicit additional proxies in favor of the approval of the Reincorporation Proposal, including the solicitation of proxies from our shareholders that have previously voted against the approval of the Reincorporation Proposal.
The Adjournment Proposal requires the affirmative vote of a majority of votes cast at the annual meeting, whether or not a quorum is present. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Adjournment Proposal. No proxy that is specifically marked AGAINST approval of the Reincorporation Proposal will be voted in favor of the Adjournment Proposal, unless it is specifically marked FOR the Adjournment Proposal.
The Board believes that if the Shares present or represented by proxy at the annual meeting and voting in favor of the approval of the Reincorporation Proposal are insufficient to approve the Reincorporation Proposal, it is in the best interests of our shareholders to enable us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of approval of the Reincorporation Proposal to bring about the approval of the Reincorporation Proposal.
OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE ADJOURNMENT PROPOSAL.

PLAN OF DISTRIBUTION
Upon the effectiveness of the Reincorporation Merger, beneficial shareholders of FREIT, without any action on their part, will receive one share of common stock of FREIT Maryland for each Share of FREIT held immediately prior to the Reincorporation Merger. FREIT shareholders holding certificates evidencing shareholdings in FREIT will not automatically receive new certificates and, their existing FREIT Share certificates will evidence share ownership in FREIT Maryland.
DESCRIPTION OF FREIT MARYLAND CAPITAL STOCK
The following description of the capital stock of FREIT Maryland summarizes the material terms and provisions of the capital stock, but is not complete. For the complete terms of the capital stock, please refer to FREIT Maryland’s charter and its bylaws, which are annexed as Appendices A and B, respectively, to this joint proxy statement/prospectus.
General
FREIT Maryland is currently authorized to issue 20,000,000 shares of its common stock, par value $0.01 per share. FREIT Maryland is also currently authorized to issue 5,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
The charter of FREIT Maryland currently authorize it to issue up to 20,000,000 shares of common stock. Assuming the Reincorporation occurred on the Record Date, there would be 6,856,651 shares of common stock outstanding.
The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. No holder of common stock is entitled to cumulate votes in the election of directors. The common stock has no preemptive rights and is not subject to conversion or redemption.
Holders of the common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the board of directors may determine. FREIT Maryland has never paid a dividend on its common stock.
Upon the liquidation, dissolution or winding-up of FREIT Maryland, the holders of its common stock are entitled to share in all assets legally available for distribution to stockholders after payment of all liabilities and the liquidation preferences, if any, of any outstanding preferred stock. Shares of common stock offered by this proxy statement/prospectus issued upon effectiveness of the Reincorporation will be fully paid and nonassessable.
Preferred Stock
The articles of incorporation of FREIT Maryland authorize it to issue up to 5,000,000 shares of preferred stock. Assuming the Reincorporation occurred on the Record Date, there would be no shares of preferred stock outstanding.
In the future, the board of directors of FREIT Maryland may establish one or more classes or series from this preferred stock and may fix the relative rights and preferences of each such class or series, including, but not limited to, fixing the relative voting rights, if any, of each such class or series to the full extent permitted by law.
The board of directors of FREIT Maryland may issue shares of preferred stock with disproportionate voting rights or class-voting rights relative to FREIT Maryland common stock, which may be convertible into common stock, and which may rank prior to FREIT Maryland common stock as to payment of dividends and to the distribution of assets upon liquidation or dissolution. The board of directors, without approval of the holders of common stock, can issue shares of classes of preferred stock with voting and conversion rights, which could adversely affect the voting power of FREIT Maryland common stock.

The consent of the holders of FREIT Maryland common stock is not required for any such issuance of preferred stock. The existence of the preferred stock may have the effect of discouraging an attempt, through acquisition of a substantial number of shares of common stock to acquire control of FREIT Maryland, with a view to effecting a merger, sale or exchange of assets or similar transaction.
Indemnification of Directors, Officers and Employees
The MGCL requires a corporation (unless its charter provides otherwise, which the charter of the Registrant does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. FREIT Maryland’s Bylaws state that FREIT Maryland shall indemnify such persons for such expenses and liabilities to the maximum extent permitted by law.
The FREIT Maryland board of directors has approved the execution of indemnification agreements with each of its officers and directors upon the completion of the Reincorporation. Each indemnification agreement provides for indemnification by FREIT Maryland of certain expenses, judgements, liabilities, settlement amounts and costs and the advancement of certain expenses, each to the fullest extent not prohibited by applicable law, relating to claims, suits or proceedings arising from the diretor’s or officer’s service to FREIT Maryland.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling FREIT Maryland pursuant to the foregoing provisions, FREIT Maryland has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Anti-Takeover Provisions of Maryland General Corporation Law
Business Combinations.   Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. FREIT Maryland’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a Maryland corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, FREIT Maryland’s board of directors has by resolution exempted business combinations between FREIT Maryland and any other person, provided, that such business combination is first approved by the board of directors (including a majority of directors who are not affiliates or associates of such person). As a result, any person described above may be able to enter into business combinations with FREIT Maryland that may not be in the best interest of FREIT Maryland’s stockholders, without compliance by FREIT Maryland with the supermajority vote requirements and other provisions of the statute. There is no assurance that the board of directors will not alter or repeal the resolutions and the exemption from these provisions of the MGCL in the future.
The business combination statute may discourage others from trying to acquire control of FREIT Maryland and increase the difficulty of consummating any offer.
Control share acquisitions.   In addition, the MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders on the matter, excluding shares of stock of the corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who has made or proposes to make the control share acquisition; (ii) an officer of the corporation; or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel FREIT Maryland’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or as of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority of all voting power, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation.
The FREIT Maryland Bylaws contain a provision exempting any and all acquisitions by any person of shares of FREIT Maryland’s stock from the control share acquisition statute. There is no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8.   Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, for:

•
a classified board;

•
a two-thirds vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of the board of directors;

•
a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
a majority requirement for the calling of a stockholder-requested special meeting of shareholders.

The FREIT Maryland charter provides that, at such time as FREIT Maryland becomes eligible to make the election (which will be upon the completion of the Reincorporation), FREIT Maryland elects to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on its board. As a result of this election, vacancies on FREIT Maryland’s board of directors may be filled only by the remaining directors and any directors so elected will serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in the FREIT Maryland charter and Bylaws unrelated to Subtitle 8, FREIT Maryland already: (1) will require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director, which removal may only be with cause, (2) will vest in the board the exclusive power to fix the number of directorships and (3) will require, unless called by its chairman of the board, chief executive officer, president or board of directors, the written request of stockholders entitled to cast a majority of all votes entitled to be cast at such a meeting on such matter to call a special meeting on any matter.
Forum Selection
The FREIT Maryland Bylaws provide that unless FREIT Maryland consents in writing to the selection of a different forum, to the fullest extent permitted by law, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for certain stockholder actions.
Transfer Agent
The transfer agent for FREIT Maryland common stock is Computershare. Its address is P.O. Box 505000, Louisville, Kentucky 40233.
CERTAIN LEGAL INFORMATION AND ADDITIONAL
INFORMATION FOR SHAREHOLDERS
Legal Matters
The validity of the shares of common stock offered hereby will be passed upon for FREIT Maryland by Miles & Stockbridge P.C.
Experts
The consolidated balance sheets of First Real Estate Investment Trust of New Jersey and Subsidiaries as of October 31, 2020 and 2019, and the related consolidated statements of income, comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended October 31, 2020, and financial statement schedule as of October 31, 2020, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements and financial statement schedule have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
Annual Report
FREIT’s Annual Report to Shareholders (the “Annual Report”) for the fiscal year ended October 31, 2020 accompanies this proxy statement/prospectus. FREIT’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, which FREIT has filed with the SEC, is included in the Annual Report, excluding exhibits. EisnerAmper LLP has audited the financial statements of FREIT for the fiscal year ended

October 31, 2020, which financial statements are contained in the Annual Report. The Annual Report, including the audited financial statements contained therein, is not incorporated in this proxy statement/prospectus and is not deemed to be part of the proxy soliciting material.
Section 16(a) Beneficial Ownership Reporting
Section 16(a) of the Exchange Act requires the FREIT’s Executive Officers and Trustees, and persons who own more than 10% of the Shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive Officers, Trustees and shareholders holding more than 10% of the Shares are required by SEC regulation to furnish FREIT with copies of all Forms 3, 4 and 5 they file. Based solely on FREIT’s review of the copies of such forms it has received, FREIT believes that all of its Trustees, Executive Officers and shareholders holding more than 10% of the Shares complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act during fiscal 2020.
Shareholder Communications with Trustees
The FREIT Board of Trustees has adopted a formal process to be followed by those shareholders who wish to communicate directly with the Board of Trustees or any individual Trustee, or group of Trustees. A shareholder can contact the Board of Trustees or any individual Trustee or group of Trustees by sending a written communication to: The Board of Trustees, or any specifically identified Trustee(s), First Real Estate Investment Trust of New Jersey, c/o Secretary, 505 Main Street, P.O. Box 667, Hackensack, New Jersey 07602. A shareholder’s letter should also indicate that he or she is a shareholder of FREIT. Any such communication received by the Secretary of FREIT will be distributed to the Board of Trustees, or a member or members thereof, as appropriate depending on the facts and circumstances described in the communication received. If a shareholder communication is addressed to one or more Trustees, but not the entire Board of Trustees, the Secretary of FREIT shall notify any Trustees to whom such communication was not addressed that such communication was received and shall provide a copy of such communication upon request. Communications that are primarily commercial in nature, or related to an improper or irrelevant topic, will not be forwarded to the Board of Trustees or any Trustee. If the Secretary of FREIT believes that the management of FREIT can adequately respond to the shareholder’s inquiry or request, the Secretary will forward such communication to the appropriate person(s). At each meeting of the Board of Trustees, a summary of all communications received since the last Board of Trustees’ meeting which the Secretary elected not to forward to the Board of Trustees or a Trustee(s) shall be presented, and all such communications shall be made available to the Trustees upon request.
Shareholder Proposals and Recommendations for Nominations of Trustees
Shareholder proposals for presentation at FREIT’s 2022 Annual Meeting of Shareholders must be received by FREIT at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than October 31, 2021. A shareholder wishing to submit a proposal should write to FREIT’s Secretary and include a detailed description of such proposal. The Nominating Committee or the Board of Trustees will also consider candidates for nomination as Trustees who are recommended by one or more shareholders applying the same criteria for nominees described in the section of this proxy statement/prospectus entitled “Committees of the Board of Trustees — Nominating Committee.” A shareholder who wishes to suggest a candidate for nomination as a Trustee should write to FREIT’s Secretary and include the following information: (1) the name and contact information for the candidate; (2) a statement of the candidate’s business experience and educational background; (3) a detailed description describing any relationship between the candidate and the proposing shareholder; (4) a statement by the shareholder explaining why he or she believes that the candidate is qualified to serve on the Board of Trustees and how his or her service would benefit FREIT and its shareholders; and (5) a statement that the candidate is willing to be considered and willing to serve as a Trustee of FREIT if nominated and elected. A shareholder wishing to suggest to the Nominating Committee a candidate for election at FREIT’s 2022 Annual Meeting of Shareholders must submit the required information to FREIT and such information must be received by FREIT no later than October 31, 2021.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as a broker, bank or other agent) to implement a delivery procedure called “householding” to eliminate duplicate mailings, conserve natural resources and reduce printing costs and postage fees. Householding permits us to mail a single set of proxy materials including this proxy statement/prospectus and other proxy materials (other than proxy cards, which will remain separate), to shareholders who share the same address and last name, unless we have received contrary instructions from one or more of such shareholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Registered shareholders may revoke their consent at any time by contacting the Company’s transfer agent Computershare, in writing at Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000; or by telephone, in the U.S., Puerto Rico and Canada, at (800) 733-9393, and outside the U.S., Puerto Rico and Canada, at +1(781) 575-4591. Holders through banks or brokers or other agents must notify such agents.
We will deliver promptly, upon oral or written request, a separate copy of the proxy materials to any shareholder at the same address. If you wish to receive a separate copy of the proxy materials (or future proxy materials), then you may contact our Investor Relations Department, Attention: Investor Relations at our principal executive offices located at 505 Main Street, Hackensack, New Jersey 07601 or by telephone at (201) 488-6400
Where You Can Find More Information
FREIT files annual, quarterly and current reports, proxy statements and other information with the SEC. FREIT’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document FREIT files with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.
Incorporation by Reference
FREIT “incorporates by reference” into this proxy statement/prospectus the information it files with the SEC, which means that FREIT can disclose important information by referring to those documents. The information incorporated by reference is an important part of this proxy statement/prospectus. FREIT incorporates by reference the documents listed below, and any filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this proxy statement/prospectus and the date of the shareholders’ meeting (except that information that is furnished to the SEC rather than filed is not incorporated by reference):
•
FREIT’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020;

•
FREIT’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2021;

•
FREIT’s Current Reports on Form 8-K filed on January 29, 2021 and March 17, 2021; and

•
All other reports filed with the SEC under Section 13(a) or 15(d) of the Exchange Act or proxy or information statements filed under Section 14 of the Exchange Act since January 29, 2021 and before the date of this proxy statement/prospectus.

For information on where to find these documents, see “Where You Can Find More Information.”
Additionally, also incorporated by reference are all documents that FREIT may subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the effective date of this Registration Statement. These documents include periodic reports, such as Annual Reports on Form 10-K,

Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this proxy statement/prospectus modifies or is contrary to that previous statement.
After the consummation of the Reincorporation, we intend that FREIT Maryland will become the successor issuer to FREIT under the Exchange Act, and we further intend that pursuant to Rule 12g-3(a) under the Exchange Act, the shares of FREIT Maryland, as successor issuer, will be deemed registered under Section 12(b) of the Exchange Act.
You may request a copy of these filings at no cost, by writing to or telephoning FREIT at the following address:
First Real Estate Investment Trust of New Jersey
505 Main Street
Hackensack, New Jersey 07601
(201) 488-6400
Attention: Investor Relations

Appendix A
FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.
ARTICLES OF AMENDMENT AND RESTATEMENT
FIRST:   First Real Estate Investment Trust of New Jersey, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.
SECOND:   The following provisions are all the provisions of the charter of the Corporation currently in effect and as hereinafter amended:
ARTICLE I
NAME
The name of the corporation (the “Corporation”) is “First Real Estate Investment Trust of New Jersey, Inc.”
ARTICLE II
PURPOSE
The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the charter of the Corporation, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.
ARTICLE III
PRINCIPAL OFFICE IN STATE
The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville, Maryland 21093-2264.
ARTICLE IV
RESIDENT AGENT
The name and address of the resident agent of the Corporation in the State of Maryland are The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville, Maryland 21093-2264. The resident agent is a Maryland corporation.
ARTICLE V
PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS
Section 5.1   Number of Directors.   The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation is seven, which number may be increased or decreased by the Board of Directors pursuant to the bylaws of the Corporation (the “Bylaws”), but shall not be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III, and the number of directors in each class shall be nearly equal as the number of directors will permit. Each director shall serve for a three-year term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director is elected; provided, however, that each director identified herein as serving in Class I shall serve for a term ending on the date of the annual meeting of stockholders to be held in 2022, each director designated herein as serving in Class II shall serve for a term ending on the date of the annual meeting of stockholders to be held in 2023, and each director designated herein as serving in Class III shall serve for a term ending on the date of the annual meeting of stockholders to be held in 2024. The number of directors of the Corporation currently is seven and the names of those currently in office, together with the class in which each is serving, are as follows:
Class I: Ronald J. Artinian and Justin F. Meng.
Class II: Robert S. Hekemian, Jr. and David F. McBride.
Class III: John A. Aiello, David B. Hekemian and Richard J. Aslanian.
The Board of Directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors in the manner provided in the Bylaws.
The Corporation elects, at such time as it becomes eligible to make an election pursuant to Section 3-802 of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, in accordance with Section 3-804(c) of the MGCL, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.
Section 5.2   Extraordinary Actions.   Except as specifically provided in Section 5.8 (relating to removal of directors) and in the last sentence of Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of stockholders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
Section 5.3   Authorization by Board of Stock Issuance.   The Board of Directors may authorize the issuance from time to time of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.
Section 5.4   Preemptive and Appraisal Rights.   Except as may be provided by the Board of Directors in setting the terms of classified or reclassified stock pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no stockholder of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional stock of the Corporation or any other security of the Corporation which it may issue or sell. No stockholder shall be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless (i) the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such stock would otherwise be entitled to exercise such rights, or (ii) such rights are available pursuant to Section 3-708 of the MGCL, if applicable, or any successor statute.
Section 5.5   Indemnification.   The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 5.6   Determinations by Board.   The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter, shall be final and conclusive and shall be binding upon the Corporation and every stockholder: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the charter or Bylaws or otherwise to be determined by the Board of Directors.
Section 5.7   REIT Qualification.   If the Corporation elects to qualify for U.S. federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the qualification of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may authorize the Corporation to revoke or otherwise terminate its REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.
Section 5.8   Removal of Directors.   Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, a director may be removed from office only by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors.
Section 5.9   Advisor Agreements.    Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).
Section 5.10   Corporate Opportunities.
(i)   To the fullest extent permitted by law, none of the directors or officers of the Corporation or any of their respective affiliates (each, an “Affiliate”) (each such person, an “Identified Person”) shall have any obligation, responsibility or duty to refrain from directly or indirectly (w) engaging in any business opportunity, including but not limited to business opportunities in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates may, from time to time, be engaged or propose to engage (a “Business Opportunity”), (x) owning any investments or engaging in any business activities (including investments and business activities that are similar to the Corporation’s current or proposed investments or business activities), (y) buying, selling or trading any securities or commodities for their own accounts (including taking positions contrary to the Corporation’s) or (z) competing with the Corporation. To the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders by reason of the fact that the Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any Business Opportunity presented to an Identified Person, except as provided in Section 5.10(ii). Subject to Section 5.10(ii), in the event that an Identified Person acquires knowledge of a Business Opportunity, the Identified Person shall have no obligation to communicate or offer the Business Opportunity to the Corporation and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders by reason of the fact that the Identified Person pursues or acquires the Business Opportunity.
(ii)   The Corporation does not renounce its interest in any Business Opportunity offered to an Identified Person if the opportunity is expressly offered to the Identified Person in his or her capacity as a director or officer of the Corporation. For the avoidance of doubt, a Business Opportunity shall not be deemed to include a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy to have any interest.
(iii)   Any action taken by a director or officer pursuant to this Section 5.10 shall not constitute an act or omission committed in bad faith or as the result of active or deliberate dishonesty, and any benefit received, directly or indirectly, by the director or officer as a result of taking the action shall not constitute receipt of any improper benefit or profit in money, property, services or otherwise.
ARTICLE VI
STOCK
Section 6.1   Authorized Shares.   The Corporation has authority to issue 25,000,000 shares of stock, consisting of 20,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $250,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.
Section 6.2   Common Stock.   Subject to the provisions of Article VII and except as may otherwise be specified in the charter, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.
Section 6.3   Preferred Stock.    The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, into one or more classes or series of stock.
Section 6.4   Classified or Reclassified Shares.   Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation)

and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in articles supplementary or other charter document.
Section 6.5   Excluding Certain Liquidation Preferences.    In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy preferential rights on dissolution of holders of Preferred Stock whose preferential rights upon dissolution are superior to those receiving the distribution shall not be added to the Corporation’s total liabilities.
Section 6.6   Charter and Bylaws.    The rights of all stockholders and the terms of all stock are subject to the provisions of the charter and the Bylaws.
ARTICLE VII
RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES
Section 7.1   Sale, Transfer, Reit Purchase to Preserve Qualification as a REIT
(i)   The Board of Directors may refuse to sell shares of stock of the Corporation, or to give effect to any purported transfer of shares of stock of the Corporation, to persons or to entities if, in the judgment of the Board of Directors, the sale or transfer could endanger the qualification of the Corporation as a Real Estate Investment Trust (a “REIT”). The Board of Directors shall also refuse to issue shares upon the purported exercise of an option to purchase shares of stock of the Corporation when, in the judgment of the Board of Directors, the exercise of the option and the issuance of the shares could endanger the qualification of the Corporation as a REIT. If, in accordance with the foregoing, the Board of Directors refuses to issue shares of stock upon a purported exercise of an option to purchase stock of the Corporation, the Board of Directors shall take such action as it deems advisable to compensate the holder of the option, which may include extending the life of the option until, in the judgment of the Board of Directors, exercise of the option may be accomplished without endangering the qualification of the Corporation as a REIT.
(ii)   If, in the good faith opinion of the Board of Directors, ownership of stock of the Corporation or securities convertible into or exercisable for stock of the Corporation has or may become concentrated to an extent which could prevent the Corporation from qualifying as a REIT, the Board of Directors shall also have the power, by lot or other means deemed equitable by the Board of Directors, to call for redemption a number of shares of stock of the Corporation or other such securities sufficient, in the judgment of the Board of Directors, to maintain or bring the direct or indirect ownership thereof into conformity with the requirements for qualification by the Corporation as a REIT. The Board of Directors shall identify the stockholders from whom such shares shall be redeemed and the Corporation will pay the then fair market value, as determined by the Board of Directors, of the shares to be redeemed.
(iii)   Legend.   Each certificate for shares of stock of the Corporation, if certificated, or any written statement of information in lieu of a certificate shall bear substantially the following legend:
The shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose, among others, of the Corporation’s maintenance of its qualification as a Real Estate Investment Trust under the Internal Revenue Code. Subject to certain further restrictions and except as expressly provided in the charter of the Corporation. The Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event could endanger the Corporation’s qualification as a REIT. A copy of the charter, including the restrictions on transfer and ownership, will be furnished to each holder of stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.
Instead of the foregoing legend, the certificate or written statement of information in lieu of a certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 7.2   NASDAQ   Transactions.   Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NASDAQ or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.
Section 7.3    Enforcement.   The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.
Section 7.4    Non-Waiver.   No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.”
Section 7.5    Severability.   If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.
ARTICLE VIII
AMENDMENTS
The Corporation reserves the right from time to time to make any amendment to its charter now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation. Except as set forth below and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the charter, any amendment to the charter shall be valid only if declared advisable by the Board of Directors and approved by the stockholders of the affirmative vote of a majority of all the votes entitled to be cast on the matter. Any amendment to Section 5.8 or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.
ARTICLE IX
LIMITATION OF LIABILITY
To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
THIRD:   The amendments to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.
FOURTH:   The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.
FIFTH:    The name and address of the Corporation’s current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.
SIXTH:    The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.
SEVENTH:    Immediately prior to the amendments set forth in the foregoing amendment and restatement of the charter, the Corporation had authority to issue 20,000,000 share of stock, consisting of 15,000,000 share of common stock, par value $0.01 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value of $0.01 per share (“Preferred Stock”). The aggregate par value of all authorized share of stock having par value immediately prior to the amendment was $200,000. As amended, the

Corporation has authority to issue 25,000.000 shares of stock, consisting of 20,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value as amended is $250,000.
EIGHTH:    The undersigned officer of the Corporation acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned officer of the Corporation acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this            day of                 , 2021.
ATTEST:	FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC., a Maryland corporation
John A. Aiello Secretary	By: Robert S. Hekemian, Jr. President and Chief Executive Officer

Appendix B
FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.
BYLAWS
ARTICLE I
OFFICES
Section 1.   PRINCIPAL OFFICE.   The principal office of First Real Estate Investment Trust of New Jersey, Inc., a Maryland corporation (the “Corporation”), in the State of Maryland shall be located at such place as the Board of Directors may designate.
Section 2.   ADDITIONAL OFFICES.   The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.   PLACE.   All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors in accordance with these Bylaws and stated in the notice of the meeting.
Section 2.   ANNUAL MEETING.   An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors.
Section 3.   SPECIAL MEETINGS.
(a)   General.   The chairman of the board, the chief executive officer, the president or the Board of Directors may call a special meeting of stockholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of stockholders shall be held on the date and at the time and place set by the chairman of the board, chief executive officer, president or Board of Directors, whoever has called the meeting. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. In fixing a date for any special meeting of stockholders, including a meeting called at the request of stockholders in accordance with subsection (b) of this Section 3, the chairman of the board, the chief executive officer, the president or the Board of Directors, as applicable, may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.
(b)   Stockholder-Requested Special Meetings.
(1)   Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”).

Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.
(2)   In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.
(3)   The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
(4)   In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).
(5)   If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6)   The chairman of the board, chief executive officer, president or Board of Directors may appoint independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7)   For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
Section 4.   NOTICE.   Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.
Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.
Section 5.   ORGANIZATION AND CONDUCT.   Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 6.   QUORUM.   At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the “Charter”) for the vote necessary for the adoption of any measure. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.
Section 7.   VOTING.   A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.
Section 8.   PROXIES.   A stockholder of record may vote in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.
Section 9.   VOTING OF STOCK BY CERTAIN HOLDERS.   Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee, manager or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.
Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.
Section 10.   INSPECTORS.   The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 11.   ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.
(a)   Annual Meetings of Stockholders.
(1)   Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).
(2)   For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in connection with the Corporation’s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern

Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
(3)   Such stockholder’s notice shall set forth:
(i)   as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) promulgated under the Exchange Act;
(ii)   as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;
(iii)   as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,
(A)   the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
(B)   the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,
(C)   whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any entity that was listed in the Peer Group in the Stock Performance Graph in the most recent annual report to security holders of the Corporation (a “Peer Group Company”) for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company) and
(D)   any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(iv)   as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,

(A)   the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and
(B)   the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and
(v)   to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.
(4)      Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).
(5)   Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.
(6)   For purposes of this Section 11, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.
(b)   Special Meetings of Stockholders.   Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraph (a)(3) of this Section 11, is delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m.,

Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
(c)   General.
(1)   If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary of the Corporation or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.
(2)   Individuals proposed by stockholders shall be eligible for election by stockholders as directors only if properly nominated in accordance with this Section 11, and business proposed by stockholders shall be conducted at a meeting of stockholders only if properly brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was properly made or proposed, as the case may be, in accordance with this Section 11.
(3)   For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.
(4)   Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.
Section 12.   CONTROL SHARE ACQUISITION ACT.   Notwithstanding any other provision of the charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the “MGCL”), shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III
DIRECTORS
Section 1.   GENERAL POWERS.   The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.
Section 2.   NUMBER, TENURE AND RESIGNATION.   At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
Section 3.   A director of the Corporation must own, beneficially or of record, or have subscribed for at least 5,000 shares of the Corporation’s common stock, par value $0.01 per share in order to qualify as a director. If a director shall fail to so qualify, the Secretary will give the director written notice of his or her apparent disqualification and the director will have the opportunity for ten days to correct the disqualification by acquiring the required number of shares. If the director fails to acquire sufficient stock within the ten days, the director will be disqualified, be deemed to have resigned and be relieved of his or her duties and powers as a director. The Corporation will be under no obligation to issue and sell the necessary shares of common stock to an apparently disqualified director for the purpose of restoring or correcting his or her qualification. For purposes of this Section 3, a director will be deemed to own shares which are beneficially owned (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the director’s spouse, children of the director living in his or her household, and any trust for the benefit of members of the director’s immediate family or by any affiliate (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) of the director.
Section 4.   ANNUAL AND REGULAR MEETINGS.   An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.
Section 5.   SPECIAL MEETINGS.   Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.
Section 6.   NOTICE.   Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.

Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 7.   QUORUM.   A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group.
The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.
Section 8.   VOTING.   The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.
Section 9.   ORGANIZATION.   At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.
Section 10.   TELEPHONE MEETINGS.   Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 11.   CONSENT BY DIRECTORS WITHOUT A MEETING.   Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.
Section 12.   VACANCIES.   If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Until such time as the Corporation’s election to be subject to Section 3-804(c) of the MGCL is effective, any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum; any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors, and any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. At such time as the Corporation’s election to be subject to Section 3-804(c) of the MGCL is effective and except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.
Section 13.   COMPENSATION.   Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting, including committee meetings, and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors and otherwise as the Board of Directors may approve. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.
Section 14.   RELIANCE.   Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
Section 15.   RATIFICATION.   The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
Section 16.   EMERGENCY PROVISIONS.   Notwithstanding any other provision in the Charter or these Bylaws, this Section 16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.
ARTICLE IV
COMMITTEES
Section 1.   NUMBER, TENURE AND QUALIFICATIONS.   The Board of Directors may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating Committee and one or more other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.
Section 2.   POWERS.   The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.
Section 3.   MEETINGS.   Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.

Section 4.   TELEPHONE MEETINGS.   Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 5.   CONSENT BY COMMITTEES WITHOUT A MEETING.   Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.
Section 6.   VACANCIES.   Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V
OFFICERS
Section 1.   GENERAL PROVISIONS.   The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.
Section 2.   REMOVAL AND RESIGNATION.   Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.
Section 3.   VACANCIES.   A vacancy in any office may be filled by the Board of Directors for the balance of the term.
Section 4.   CHAIRMAN OF THE BOARD.   The Board of Directors may designate from among its members a chairman of the board, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board of Directors may designate the chairman of the board as an executive or non-executive chairman. The chairman of the board shall preside over the meetings of the Board of Directors. The chairman of the board shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors.
Section 5.   CHIEF EXECUTIVE OFFICER.   The Board of Directors may designate a chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.   CHIEF OPERATING OFFICER.   The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.
Section 7.   CHIEF FINANCIAL OFFICER.   The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.
Section 8.   PRESIDENT.   In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief executive officer by the Board of Directors, the president shall be the chief executive officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.
Section 9.   VICE PRESIDENTS.   In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.
Section 10.   SECRETARY.   The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.
Section 11.   TREASURER.   The treasurer shall have the custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.
The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.
Section 12.   ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.   The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.
Section 13.   COMPENSATION.   The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.
ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS
Section 1.   CONTRACTS.   The Board of Directors or any manager of the Corporation approved by the Board of Directors and acting within the scope of its authority pursuant to a management agreement with the Corporation may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when executed by an authorized person and duly authorized or ratified by action of the Board of Directors or a manager acting within the scope of its authority pursuant to a management agreement.
Section 2.   CHECKS AND DRAFTS.   All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.
Section 3.   DEPOSITS.   All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the president, the chief financial officer, the treasurer or any other officer designated by the Board of Directors may determine.
ARTICLE VII
STOCK
Section 1.   CERTIFICATES.   Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, if and to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
Section 2.   TRANSFERS.   All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, if and to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.
The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.
Section 3.   REPLACEMENT CERTIFICATE.   Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4.   FIXING OF RECORD DATE.   The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.
When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.
Section 5.   STOCK LEDGER.   The Corporation shall maintain in writing or such electronic format as shall comply with the MGCL, a stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.
Section 6.   FRACTIONAL STOCK; ISSUANCE OF UNITS.   The Board of Directors may authorize the Corporation to issue fractional stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.
ARTICLE VIII
ACCOUNTING YEAR
The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.
ARTICLE IX
DISTRIBUTIONS
Section 1.   AUTHORIZATION.   Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.
Section 2.   CONTINGENCIES.   Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.
ARTICLE X
SEAL
Section 1.   SEAL.   The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.
Section 2.   AFFIXING SEAL.   Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
ARTICLE XI
INDEMNIFICATION AND ADVANCE OF EXPENSES
To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, manager, managing member or trustee, of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.
Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE XII
WAIVER OF NOTICE
Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE XIII
AMENDMENT OF BYLAWS
The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.
ARTICLE XIV
FORUM SELECTION
Unless the Corporation consents in writing to the selection of a different forum, to the fullest extent permitted by law, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of any duty owed by a director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation or asserting a claim of breach of any standard of conduct set forth in the MGCL, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the

MGCL, the charter of the Corporation or these bylaws, or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine. With respect to any proceeding described in the foregoing sentence that is in the Circuit Court for Baltimore City, Maryland, the Corporation and its stockholders consent to the assignment of the proceeding to the Business and Technology Case Management Program pursuant to Maryland Rule 16-308 or any successor thereof. Unless the Corporation consents in writing to the selection of a different forum, to the fullest extent permitted by law, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or holding any interest in the Corporation’s stock shall be deemed to have notice of and consented to this Article XIV.
As adopted February 10, 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers.
The Maryland General Corporation Law, or the “MGCL,” requires a corporation (unless its charter provides otherwise, which the charter of the Registrant does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the receipt by the corporation of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.
Article XI of FREIT Maryland’s Bylaws provides:
To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, manager, managing member or trustee, of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.
Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
The FREIT Maryland board of directors has approved the execution of indemnification agreements with each of its officers and directors upon the completion of the Reincorporation. Each indemnification agreement provides for indemnification by FREIT Maryland of certain expenses, judgements, liabilities, settlement amounts and costs and the advancement of certain expenses, each to the fullest extent not prohibited by applicable law, relating to claims, suits or proceedings arising from the diretor’s or officer’s service to FREIT Maryland.

The above discussion of our Bylaws and of the MGCL and the indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such by-laws, the Act and the indemnification agreements, the form of which is filed as an exhibit to this Registration Statement.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants as disclosed above, the registrants have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 21.   Exhibits and Financial Statement Schedules.
(a)
Exhibit Index

Number	Description
2.1	Agreement and Plan of Merger dated as of March 26, 2021 between First Real Estate Investment Trust of New Jersey and First Real Estate Investment Trust of New Jersey, Inc.
3.1(a)*	Articles of Incorporation of First Real Estate Investment Trust of New Jersey, Inc.
3.1(b)	Form of Articles of Amendment and Restatement of First Real Estate Investment Trust of New Jersey, Inc. (attached as Appendix A to the Proxy Statement/Prospectus)
3.2	Bylaws of First Real Estate Investment Trust of New Jersey, Inc. (attached as Appendix B to the Proxy Statement/Prospectus)
5.1	Legal Opinion of Miles & Stockbridge P.C.
10.1	Form of Indemnification Agreement
23.1	Consent of EisnerAmper LLP, Independent Registered Accounting Firm
99.1*	Form of Preliminary Proxy Card to be used by the Registrant

*
Previously filed

(b)
Financial Statement Schedules

See Index to Financial Statement Schedules in FREIT’s Annual Report on Form 10-K for the year ended October 31, 2020 and incorporated herein by reference.
Item 22.   Undertakings.
1.
The undersigned Registrant hereby undertakes:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant.

2.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

3.
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4.
The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.
The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

6.
The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, the State of New Jersey, on March 26, 2021.
FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.
By:
/s/ Robert S. Hekemian, Jr.

Name: Robert S. Hekemian, Jr.
Title:
Chief Executive Officer, President and Director (Principal Executive Officer)

By:
/s/ Allan Tubin

Name: Allan Tubin
Title:
Chief Financial Officer and Treasurer (Principal Financial/Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.
Name	Title	Date
/s/ Robert S. Hekemian, Jr. Robert S. Hekemian, Jr.	Chief Executive Officer, President and Director	March 26, 2021
/s/ John A. Aiello John A. Aiello	Executive Secretary, Secretary and Director	March 26, 2021